PROSPECTUS SUPPLEMENT

(To prospectus dated May 23, 2006)

Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust

Issuing Entity

Wachovia Mortgage Loan Trust, LLC	Wachovia Bank, National Association
Depositor	Seller and Sponsor
National City Mortgage Co. and Wells Fargo Bank, N.A.	U.S. Bank National Association
Servicers and Originators	Master Servicer and Certificate Administrator

$400,155,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-A

The Trust will issue—

•	Nine classes of Class A Certificates designated Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, and the Class 4-A-2 Certificates, which are offered hereby.
•	Six classes of Class B Certificates designated Class B-1, Class B-2 and Class B-3 Certificates, which are offered hereby, and Class B-4, Class B-5 and Class B-6 Certificates, which are not offered hereby. All of the Class B Certificates are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower numerical designation.

The classes of offered certificates are more fully described under the heading “Offered Certificates” in the table on page S-1.

The assets of the trust will include four loan groups of fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, all of which have original terms to stated maturity of approximately 30 years.

Credit enhancement for the offered certificates will be provided by additional classes of subordinated certificates which are not offered hereby and by cross-collateralization, to the extent described in this prospectus supplement. Distributions on the certificates will be on the 20th day of each month, or if that day is not a business day, on the next business day, beginning on June 20, 2006.

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and on page 12 of the accompanying prospectus.

The certificates will not be insured or guaranteed by any governmental agency or instrumentality.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates.

Neither these certificates nor the assets of the trust will be obligations of Wachovia Capital Markets, LLC, Wachovia Bank, National Association or any other bank and are not insured by the FDIC.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates (other than a de minimusportion of the Class 1-A-R Certificates) will be offered by Wachovia Capital Markets, LLC at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the offered certificates is May 25, 2006. Total proceeds to the depositor for the offered certificates will be approximately 98.765% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.

Wachovia Securities

May 23, 2006

Important Notice About Information Presented
in this Prospectus Supplement and the Prospectus

The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

This prospectus supplement uses defined terms. You can find a listing of defined terms in “Glossary of Terms” beginning on page S-100 of this prospectus supplement. Additionally, the “Glossary of Defined Terms” beginning on page 138 of the prospectus directs you to the locations of the definitions of capitalized terms used in this prospectus supplement that are not found in the “Glossary of Terms.” Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Wachovia Mortgage Loan Trust, LLC’s principal offices are located at 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) “Prospectus

S-ii

Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

S-iii

THE SERIES 2006-A CERTIFICATES	S-1
SUMMARY	S-3
The Certificates	S-5
Mortgage Pool	S-5
Servicing	S-9
Repurchases of Mortgage Loans	S-9
Optional Termination	S-10
Priority of Distributions	S-10
Interest Distributions	S-11
Principal Distributions	S-11
Credit Support	S-11
Prepayment and Yield Considerations	S-12
Federal Income Tax Consequences	S-12
Legal Investment	S-13
ERISA Considerations	S-13
Affiliations	S-13
RISK FACTORS	S-14
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	S-14
Subordination of Super Senior Support Certificates and Class B Certificates and Increased Risk of Loss	S-15
Limited Source of Payments — No Recourse to Depositor, Originators, Seller, Servicers, Master Servicer, Certificate Administrator or Trustee	S-16
Limited Liquidity	S-16
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	S-17
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-18
Tax Consequences of Residual Certificates	S-19
The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws	S-19
The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield	S-20
Mortgage Loans Paying Interest Only Until First Adjustment Date May Have Higher Risk of Default or Rates of Prepayment	S-21
Default Risk on High Balance Mortgage Loans	S-21
The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank or the Depositor Could Result In Delayed or Reduced Distributions on the Certificates	S-22
Regulatory Action With Respect to the Bank Could Result In Losses	S-24
Class B-1, Class B-2 and Class B-3 Certificates	S-25

(continued)

The Trustee May Not Have a Perfected Interest in Collections Commingled by the Master Servicer or a Servicer	S-25
FORWARD LOOKING STATEMENTS	S-26
THE MORTGAGE POOL	S-27
Static Pool Information	S-30
THE ISSUING ENTITY	S-30
THE SELLER AND SPONSOR	S-31
ORIGINATORS	S-31
Wells Fargo Bank, N.A	S-32
National City Mortgage Co	S-39
SERVICING OF THE MORTGAGE LOANS	S-42
General	S-42
The Master Servicer and Certificate Administrator	S-43
The Servicers	S-46
Servicing and Other Compensation and Payment of Expenses	S-51
AFFILIATIONS AMONG TRANSACTION PARTIES	S-52
LEGAL PROCEEDINGS	S-52
THE POOLING AND SERVICING AGREEMENT	S-53
Assignment of Mortgage Loans	S-53
Repurchases of Mortgage Loans	S-53
Payments on Mortgage Loans; Accounts	S-54
Compensating Interest	S-56
Advances	S-56
Optional Termination	S-57
Special Servicing Agreements	S-57
The Trustee	S-58
Reports to Certificateholders	S-59
Custodial Arrangements	S-59
Voting Rights	S-60
Amendment	S-60
DESCRIPTION OF THE CERTIFICATES	S-61
Denominations and Form	S-61
Book-Entry Certificates	S-61
Distributions	S-65
Pool Distribution Amount	S-66
Priority of Distributions	S-66
Interest	S-67
Principal	S-68
Cross-Collateralization	S-72
Allocation of Losses	S-72
Residual Interests	S-74
Restrictions on Transfer of the Class 1-A-R Certificates	S-74
PREPAYMENT AND YIELD CONSIDERATIONS	S-76
Prepayment Considerations and Risks	S-77
Assumed Final Distribution Date	S-79
Assumptions Relating to Tables	S-79
Weighted Average Lives of the Offered Certificates	S-84
Yield on the Class 1-A-R Certificates	S-92

S-v

(continued)

Yield on the Subordinate Certificates	S-92
Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates	S-93
USE OF PROCEEDS	S-95
FEDERAL INCOME TAX CONSEQUENCES	S-95
Regular Certificates	S-95
Residual Certificates	S-96
Backup Withholding and Reporting Requirements	S-97
Penalty Protection	S-97
STATE TAXES	S-97
ERISA CONSIDERATIONS	S-98
METHOD OF DISTRIBUTION	S-99
LEGAL MATTERS	S-100
CERTIFICATE RATINGS	S-100
GLOSSARY OF TERMS	S-100
ANNEX I	I-1
MORTGAGE POOL DATA	I-1
ANNEX II	II-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	II-1

S-vi

THE SERIES 2006-A CERTIFICATES

Class	Initial Class Balance (1)	Pass-Through Rate	Principal Types (2)	Interest Types (2)	Initial Rating (S&P/Fitch) (3)

Offered Certificates:

1-A-1	$30,363,000	(4)	Super Senior, Pass-Through	Variable Rate Net WAC	AAA/AAA

1-A-2	$1,144,000	(4)	Super Senior Support, Pass-Through	Variable Rate Net WAC	AAA/AAA

1-A-R	$100	(4)	Senior, Residual	Variable Rate Net WAC	AAA/AAA

2-A-1	$81,672,000	(5)	Super Senior, Pass-Through	Variable Rate Net WAC	AAA/AAA

2-A-2	$3,075,000	(5)	Super Senior Support, Pass-Through	Variable Rate Net WAC	AAA/AAA

3-A-1	$207,889,000	(6)	Super Senior, Pass-Through	Variable Rate Net WAC	AAA/AAA

3-A-2	$7,825,000	(6)	Super Senior Support, Pass-Through	Variable Rate Net WAC	AAA/AAA

4-A-1	$55,027,000	(7)	Super Senior, Pass-Through	Variable Rate Net WAC	AAA/AAA

4-A-2	$2,072,000	(7)	Super Senior Support, Pass-Through	Variable Rate Net WAC	AAA/AAA

B-1	$6,855,000	(8)	Subordinate	Variable Rate Net WAC	AA/AA

B-2	$2,419,000	(8)	Subordinate	Variable Rate Net WAC	A/A

B-3	$1,814,000	(8)	Subordinate	Variable Rate Net WAC	BBB/BBB

Non-Offered Certificates (9):

B-4	$1,209,000		Subordinate	Variable Rate Net WAC	BB/NR

B-5	$1,007,000		Subordinate	Variable Rate Net WAC	B/NR

B-6	$808,819.98		Subordinate	Variable Rate Net WAC	NR/NR

(1)	Approximate. The initial class balances of the offered certificates may vary by a total of plus or minus 5%.
(2)

See “Description of the Securities — Categories of Classes of Securities” in the prospectus for a description of these principal and interest types and see “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement for a description of the effects of subordination.

(3)	See “Certificate Ratings” in this prospectus supplement.
(4)

For each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 1 mortgage loans (based on the stated principal balances of the Group 1 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in June 2006, this rate is expected to be approximately 5.6413%.

(5)

For each distribution date, interest will accrue on the Class 2-A-1 and Class 2-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 2 mortgage loans (based on the stated principal balances of the Group 2 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in June 2006, this rate is expected to be approximately 5.6192%.

(6)

For each distribution date, interest will accrue on the Class 3-A-1 and the Class 3-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 3 mortgage loans (based on the stated principal balances of the Group 3 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in June 2006, this rate is expected to be approximately 5.2375%.

(7)

For each distribution date, interest will accrue on the Class 4-A-1 and the Class 4-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 4 mortgage loans (based on the stated principal balances of the Group 4 mortgage loans on the due date in the month preceding the month of such distribution date). For the distribution date in June 2006, this rate is expected to be approximately 5.8368%.

(8)

For each distribution date, interest will accrue on the Class B Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans in each loan group, weighted on the basis of the aggregate stated principal balances of the mortgage loans in each loan group on the due date in the month preceding the month of such distribution date minus the class balance of the related classes of Class A Certificates. For the distribution date in June 2006, this rate is expected to be approximately 5.4413%.

(9)

Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act.

SUMMARY

This summary does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series	Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2006-A.
Depositor	Wachovia Mortgage Loan Trust, LLC.
Issuing entity	Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust.
Seller and Sponsor	Wachovia Bank, National Association.
Originators and Servicers	National City Mortgage Co. and Wells Fargo Bank, N.A.
Trustee	HSBC Bank USA, National Association.
Master Servicer and Certificate Administrator	U.S. Bank National Association.
Closing Date	On or about May 25, 2006.
Cut-Off Date	May 1, 2006.
Distribution Date	The 20th day of each month, or, if that day is not a business day, the next business day, beginning on June 20, 2006.
Scheduled Final Distribution Date	May 20, 2036. The actual final distribution date for the certificates could be substantially earlier. See “Yield and Prepayment Considerations — Assumed Final Distribution Date” in this prospectus supplement.
Form of securities	Other than the Class 1-A-R Certificates, book-entry. The Class 1-A-R Certificates will be definitive certificates.
Minimum denominations	Other than the Class 1-A-R Certificates, $10,000 and integral multiples of $1 in excess of that amount. For the Class 1-A-R Certificates, other than the de minimus amount expected to be held by the seller, 20% of the percentage interest of the Class 1-A-R Certificates.

TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. The originators have sold the mortgage loans to Wachovia Bank, National Association. Wachovia Bank, National Association will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Wachovia Mortgage Loan Trust, LLC, the depositor. The depositor will then transfer the mortgage loans to the trustee.

For a description of the transfers of mortgage loans and the affiliations among various transaction parties, see “The Pooling and Servicing Agreement” and “Affiliations Among Transaction Parties” in this prospectus supplement.

Originators

Mortgage Loans

Seller and Sponsor

Mortgage Loans sold pursuant to

Mortgage Loan Purchase

Agreement

The Depositor

Mortgage Loans transferred pursuant to

the Pooling and Servicing Agreement

Trustee

The Certificates

The certificates will be issued pursuant to a pooling and servicing agreement, dated as of the closing date. A summary chart of the initial class balances, principal types, pass-through rates, interest types and initial ratings of the certificates is set forth on page S-1.

The certificates represent all of the beneficial ownership interest in the trust.

Classifications of Classes of Certificates
Offered Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1, 4-A-2, B-1, B-2 and B-3
Non-Offered Certificates:	B-4, B-5 and B-6
Senior Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1 and 4-A-2
Subordinate Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6
Super Senior Certificates:	1-A-1, 2-A-1, 3-A-1 and 4-A-1
Super Senior Support Certificates:	1-A-2, 2-A-2, 3-A-2 and 4-A-2
Class A Certificates:	1-A-1, 1-A-2, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 3-A-2, 4-A-1 and 4-A-2
Class B Certificates:	B-1, B-2, B-3, B-4, B-5 and B-6

Except to the extent of cross-collateralization payments described herein, the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates will represent interests solely in the Group 1 mortgage loans, the Class 2-A-1 and Class 2-A-2 Certificates will represent interests solely in the Group 2 mortgage loans, the Class 3-A-1 Certificates and Class 3-A-2 Certificates will represent interests solely in the Group 3 mortgage loans, and the Class 4-A-1 Certificates and Class 4-A-2 Certificates will represent interests solely in the Group 4 mortgage loans. The Class B Certificates will represent interests in the mortgage loans of all loan groups.

Only the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans.

Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

Mortgage Pool

The mortgage pool will consist of four loan groups of adjustable interest rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties, which include single-family detached properties, properties in planned unit developments, two-to-four family units, cooperatives, condominiums and townhouses. The Group 1, Group 2, Group 3 and Group 4 mortgage loans provide for a fixed interest rate during an initial period of approximately three, five, seven and ten years, respectively, from the date of origination of each mortgage loan and thereafter provide for adjustments to that interest rate on an annual basis (or, for one mortgage loan, on a semi-annual basis). The interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. For the mortgage loans in Group 1, Group 2 and Group 4, the index will be the arithmetic mean of the London interbank offered rate quotations for one-year (or, for one mortgage loan, six-months) U.S. Dollar-denominated deposits as published in The Wall Street Journal. For the mortgage loans in Group 3, the index will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the Federal Reserve Board in statistical Release No. H.15 (519).

All of the mortgage loans in Group 1, Group 2 and Group 4 were originated or acquired and are being serviced by National City, and all of the mortgage loans in Group 3 were originated or acquired and are being serviced by Wells Fargo.

Selected Aggregate Mortgage Loan Data as of May 1, 2006

		Weighted
	Range or total	Average

Number of Morgage Loans	739	--

Aggregate Unpaid Principal Balance	$403,179,919.98	--

Unpaid Principal Balance	$50,000.00 to $2,400,000.00	$545,574.99 (1)

Current Interest Rate	4.750% to 8.000%	5.704%

Gross Margin	2.250% to 2.750%	2.528%

Rate Ceiling	10.000% to 13.875%	10.785%

Months to First Adjustment Date	28 to 119 months	70 months

Administrative Fee Rate	--	0.2625%

Remaining Terms to Stated Maturity	323 to 359 months	350 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	1 to 37 months	10 months

Original Loan-to-Value Ratio	22.00% to 100.00%	69.72%

Credit Scores	626 to 826	738

Latest Maturity Date	April 1, 2036	--

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	53.97%

Virginia	6.02%

Maximum Single Zip Code Concentration	1.08%

(1)  The balance shown is the average unpaid principal balance of all of the mortgage loans.

Selected Aggregate Mortgage Loan Data as of May 1, 2006

		Weighted
	Range or total	Average

Number of Group 1 Mortgage Loans	63	--

Aggregate Unpaid Principal Balance	$32,650,365.86	--

Unpaid Principal Balance	$135,000.00 to $2,400,000.00	$518,259.78 (1)

Current Interest Rate	4.750% to 7.875%	5.904%

Gross Margin	2.250% to 2.250%	2.250%

Rate Ceiling	10.750% to 13.875%	11.904%

Months to First Adjustment Date	28 to 35 months	33 months

Administrative Fee Rate	--	0.2625%

Remaining Terms to Stated Maturity	352 to 359 months	357 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	1 to 8 months	3 months

Original Loan-to-Value Ratio	25.00% to 90.00%	69.28%

Credit Scores	635 to 811	726

Latest Maturity Date	April 1, 2036	--

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	53.97%

Arizona	10.06%

Maryland	9.06%

New York	7.35%

Florida	7.03%

Virginia	5.22%

Maximum Single Zip Code Concentration	7.35%	--

(1)  The balance shown is the average unpaid principal balance of the Group 1 mortgage loans.

Selected Group 2 Mortgage Loan Data as of May 1, 2006

		Weighted
	Range or total	Average

Number of Group 2 Mortgage Loans	155	--

Aggregate Unpaid Principal Balance	$87,821,121.92	--

Unpaid Principal Balance	$149,648.47 to $1,850,000.00	$566,587.88 (1)

Current Interest Rate	5.000% to 8.000%	5.882%

Gross Margin	2.250% to 2.250%	2.250%

Rate Ceiling	10.000% to 13.000%	10.882%

Months to First Adjustment Date	50 to 59 months	55 months

Administrative Fee Rate	--	0.2625%

Remaining Terms to Stated Maturity	350 to 359 months	355 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	1 to 10 months	5 months

Original Loan-to-Value Ratio	30.00% to 91.00%	71.50%

Credit Scores	626 to 797	721

Latest Maturity Date	April 1, 2036	--

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	64.34%

Maximum Single Zip Code Concentration	2.28%	--

(1)  The balance shown is the average unpaid principal balance of the Group 2 mortgage loans.

Selected Group 3 Mortgage Loan Data as of May 1, 2006

		Weighted
	Range or total	Average

Number of Group 3 Mortgage Loans	389	--

Aggregate Unpaid Principal Balance	$223,538,322.38	--

Unpaid Principal Balance	$104,414.00 to $1,988,953.64	$574,648.64 (1)

Current Interest Rate	5.500% to 5.500%	5.500%

Gross Margin	2.250% to 2.750%	2.750%

Rate Ceiling	10.500% to 10.625%	10.500%

Months to First Adjustment Date	47 to 81 months	70 months

Administrative Fee Rate	--	0.2625%

Remaining Terms to Stated Maturity	323 to 357 months	346 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	3 to 37 months	14 months

Original Loan-to-Value Ratio	22.00% to 100.00%	70.75%

Credit Scores	631 to 826	745

Latest Maturity Date	February 1, 2036	--

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	53.69%

Virginia	6.06%

New York	5.42%

Maximum Single Zip Code Concentration	1.05%	--

(1)  The balance shown is the average unpaid principal balance of the Group 3 mortgage loans.

Selected Group 4 Mortgage Loan Data as of May 1, 2006

		Weighted
	Range or total	Average

Number of Group 3 Mortgage Loans	132	--

Aggregate Unpaid Principal Balance	$59,170,109.82	--

Unpaid Principal Balance	$50,000.00 to $1,000,000.00	$448,258.41(1)

Current Interest Rate	5.375% to 6.875%	6.099%

Gross Margin	2.250% to 2.750%	2.258%

Rate Ceiling	10.375% to 11.875%	11.099%

Months to First Adjustment Date	107 to 119 months	116 months

Administrative Fee Rate	--	0.2625%

Remaining Terms to Stated Maturity	347 to 359 months	356 months

Original Term	360 to 360 months	360 months

Number of Months Since Origination	1 to 13 months	4 months

Original Loan-to-Value Ratio	23.00% to 80.00%	63.43%

Credit Scores	633 to 813	741

Latest Maturity Date	April 1, 2036	--

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	45.94%

Virginia	10.18%

Maryland	8.33%

Florida	6.72%

Georgia	5.01%
Maximum Single Zip Code Concentration	1.71%	--

(1)  The balance shown is the average unpaid principal balance of the Group 4 mortgage loans.

The characteristics of the mortgage pool and the loan groups may change because:

•	Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in the loan group prior to the closing date.
•	After the issuance of the certificates, mortgage loans in a loan group may be removed from the trust, and substitute mortgage loans may be added to the trust, as described below in “Repurchases of Mortgage Loans.”

These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

The certificates described on the table on page S-1 are the only securities backed by this mortgage pool that will be issued.

Additional information on the mortgage pool and each loan group appears under “The Mortgage Pool” and “Annex I – Mortgage Pool Data” in this prospectus supplement, and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust’s monthly distribution reports on Form 10-D. See “The Pooling and Servicing Agreement — Reports to Certificateholders” in this prospectus supplement.

Servicing

National City and Wells Fargo will service the mortgage loans, and U.S. Bank will act as master servicer for the mortgage loans and certificate administrator, as more fully described under “Servicing of the Mortgage Loans” in this prospectus supplement.

The certificate administration fees are payable out of the pool distribution amount, as described in “Description of the Certificates — Priority of Distributions” in this prospectus supplement. For each loan group, the monthly certificate administration fee equals the product of 0.0125% and the aggregate principal balance of the mortgage loans in that loan group. Additionally, the certificate administrator is entitled to receive all investment income earned on amounts on deposit in the certificate account, and the master servicer is entitled to receive all investment income earned on amounts on deposit in the collection account.

For each servicer, the servicing fees for each mortgage loan that it services are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be 0.25% per annum, in each case multiplied by the outstanding principal balance of the related mortgage loan. In addition to the servicing fees, each servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges relating to the mortgage loans it services, (ii) net income from investment of funds in the applicable servicer custodial account and (iii) any profits from the liquidation of mortgage loans. See “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement for more information about fees and expenses of the master servicer and the servicers.

Additionally, each of the master servicer, the servicers, the certificate administrator and the trustee is entitled to be reimbursed and indemnified by the trust for their expenses in connection with their respective responsibilities under the pooling agreement, as more specifically described in “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Repurchases of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan or (b) if the depositor cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, the trustee or any servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net mortgage interest rate, loan-to-value ratio and remaining term to maturity.

See “The Pooling and Servicing Agreement — Repurchases of Mortgage Loans” in this prospectus supplement.

Optional Termination

At its option, Wells Fargo, as a servicer, may purchase all remaining mortgage loans in the trust and effect early retirement of the certificates on any distribution date on which the aggregate scheduled principal balance of the mortgage pool is less than 5% of the initial aggregate scheduled principal balance of the mortgage pool.

See “The Pooling and Servicing Agreement — Optional Termination” in this prospectus supplement.

If Wells Fargo exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

See “Prepayment and Yield Considerations” in this prospectus supplement.

Priority of Distributions

Distributions on the Senior Certificates and the Class B Certificates will be made on each distribution date from the pool distribution amount for the related loan group, in the case of the Senior Certificates, or all loan groups, in the case of the Class B Certificates, in the following order of priority:

•	First, to the certificate administrator, its fees as the certificate administrator in respect of the related loan group for such distribution date;
•	Second, to the related classes of Class A Certificates, to pay interest;
•	Third, to the related classes of Class A Certificates, as described under “Description of the Certificates — Principal — Senior Principal Distribution Amount,” to pay principal;
•	Fourth, from the pool distribution amounts for all loan groups, to each class of subordinate certificates, subject to any payments described under “Description of the Certificates — Cross-Collateralization,” first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates as described under “Description of the Certificates — Principal — Subordinate Principal Distribution Amount”; and
•	Fifth, to the Class 1-A-R Certificates.

All of the distributions described above are subject to the limitations set forth in this prospectus supplement under “Description of the Certificates — Interest” and “— Principal.”

Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates may be made instead on the senior certificates of a group. See “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

Interest Distributions

The amount of interest that will accrue on your certificates during each interest accrual period is equal to:

•	one-twelfth of the pass-through rate for your class (as set forth or described in the table beginning on page S-1) multiplied by the class balance of your certificate on the distribution date, minus
•	the amount allocated to your class of certain interest shortfalls arising from the timing of prepayments on the mortgage loans, interest limitations applicable to certain military or similar personnel and interest losses allocated to your class, as described under “The Pooling and Servicing Agreement — Compensating Interest” and “Description of the Certificates — Interest” in this prospectus supplement.

See “Description of the Certificates — Distributions” and “— Interest” in this prospectus supplement.

Principal Distributions

On each distribution date, principal distributions to the certificates will be made in the order and priority described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement.

Credit Support

Credit support for the offered certificates is provided by subordination as follows:

Subordination of Class B Certificates(1)

Priority of Payment

Order of Loss Allocation

Senior Certificates (Credit Support 3.50%)

Class B-1 (Credit Support 1.80%)

Class B-2 (Credit Support 1.20%)

Class B-3 (Credit Support 0.75%)

Class B-4 (Credit Support 0.45%)

Class B-5 (Credit Support 0.20%)

Class B-6 (Credit Support 0.00%)

(1)

The credit support percentage set forth in this chart shows the initial balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate scheduled principal balance of the mortgage loans.

See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement.

After the Class B Certificates are no longer outstanding, any losses on the mortgage loans that are allocated to the super senior certificates will be borne by the super senior support certificates related to the same loan group, rather than the super senior certificates, for so long as the super senior support certificates are outstanding.

Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the Class B Certificates may be allocated to the unrelated group of senior certificates as discussed in “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of all principal prepayments on the mortgage loans in a loan group to the Class A Certificates of the related group, subject to certain exceptions, for the first seven years and the disproportionately greater allocation of prepayments to such Class A Certificates over the following four years. The disproportionate allocation of prepayments on the mortgage loans in a loan group will accelerate the amortization of those Class A Certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the Class A Certificates of a group should be maintained and may be increased during the first eleven years unless losses on mortgage loans offset that increase.

See “Description of the Certificates — Principal” in this prospectus supplement.

Prepayment and Yield Considerations

The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group (or any loan group in the case of the Class B Certificates). As a result, your yield may fluctuate significantly.

•	In general, if you purchased your offered certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.
•	Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because the super senior support certificates will bear losses allocated to their related super senior certificates, as well as their own share of losses, once the Class B Certificates are no longer outstanding, the yield to maturity of the super senior support certificates will be more sensitive to the amount and timing of losses on the related mortgage loans than their related super senior certificates.

The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total balance of the more junior classes of certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the trust as two separate REMICs.

•	The offered certificates (other than the Class 1-A-R Certificates) will constitute “regular interests” in one of the REMICs and will be treated as debt instruments for federal income tax purposes.
•	The Class 1-A-R Certificates will reprsent ownership of the sole class of “residual interests” in each REMIC.

Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holders of the Class 1-A-R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

•	The senior certificates and the Class B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.
•	The Class B-2 and Class B-3 Certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Section 406 of ERISA, Section 4975 of the Code or any federal, state or local law which is similar to Section 406 of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under Section 406 of ERISA, Section 4975 of the Code or any similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, it is expected that the offered certificates (other than the Class 1-A-R Certificates) may be purchased by plans. The Class 1-A-R Certificates may not be purchased by plans.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Affiliations

Wachovia Bank, National Association, which is the sponsor, is the direct parent of the depositor and an affiliate of Wachovia Capital Markets, LLC, the underwriter of the offered certificates. There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

RISK FACTORS

The offered certificates are not suitable investments for all investors.

The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

The rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on such mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty. The rate of principal payments on the mortgage loans mainly will be affected by the following:

• the amortization schedules of the mortgage loans;
• the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;
• liquidations of the properties that secure defaulted mortgage loans;
• repurchases of mortgage loans by the depositor or the seller, as applicable, as a result of defective documentation or breaches of representations or warranties; and
• the optional repurchase of all the mortgage loans by Wells Fargo as a servicer, to effect a termination of the trust.
For a more detailed discussion of these factors, see “Prepayment and Yield Considerations” in this prospectus supplement and “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements ¯ Assignment of Assets; Repurchases,” “Description of the Securities — Termination; Optional Purchase of Mortgage Loans and Contracts” and “Yield Considerations” in the prospectus.
The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:
• If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to refinancings.
• Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.
Mortgage originators make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.
If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.
If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.
See “Summary — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this prospectus supplement.
Subordination of Super Senior Support Certificates and Class B Certificates and Increased Risk of Loss	If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are holders of the Class A Certificates.

•  The rights of the holders of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a distribution date until the holders of the Class A Certificates and Class B-1 Certificates have received the amounts to which they are entitled on that date.

•  Losses that are realized on the mortgage loans will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates, until the class balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A Certificates that receive payments from the related loan group.

If you purchase super senior support certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in your related loan group that are allocated to the related super senior certificates will be borne by your super senior support certificates, rather than the related super senior certificates, for so long as your super senior support certificates are outstanding.
For a more detailed description of the subordination feature of the Class B Certificates, see “Description of the Certificates — Allocation of Losses” and “— Cross-Collateralization” in this prospectus supplement.
Limited Source of Payments – No Recourse to Depositor, Originators, Seller, Servicers, Master Servicer, Certificate Administrator or Trustee	Proceeds of the applicable mortgage loans will be the sole source of payments on the certificates. The certificates do not represent an interest in or obligation of the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of its representations and warranties, and limited obligations of the servicers and the master servicer with respect to their servicing and master servicing obligations.
Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates.
Limited Liquidity	The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the super senior support certificates and the Class B Certificates) will experience illiquidity.
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. You should note that approximately 42.55%, 64.34%, 53.69% and 45.94% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans, Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the state of California; approximately 10.06% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans are secured by mortgaged properties located in the state of Arizona; and approximately 10.18% (by aggregate principal balance as of the cut-off date) of the Group 4 mortgage loans are secured by mortgaged properties located in the commonwealth of Virginia. See the tables entitled “Geographic Distribution of the Mortgaged Properties” in “Annex I – Mortgage Pool Data” in this prospectus supplement for a listing of the locations and concentrations of mortgaged properties.
Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005, may have adversely affected mortgaged properties located in those states. You should note that approximately 4.12%, 0.00%, 1.77% and 3.64% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans, Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the federal emergency management agency (“FEMA”)-designated individual assistance zones. Additionally, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the number of mortgage loans secured by mortgaged properties located in those areas will not change. Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes. The seller will represent and warrant that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates. We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.
Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.
See “Annex I — Mortgage Pool Data” in this prospectus supplement for further information regarding the geographic concentration of the mortgage loans.
Rights of Beneficial Owners May Be Limited by Book-Entry System	All of the offered certificates (other than the Class 1-A-R Certificates) are book-entry certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in these types of certificates generally can be effected only through DTC, Clearstream, Euroclear and their participants. As a result:

•  your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

• under a book-entry format, you may experience delays in the receipt of payments because distributions will be made by the certificate administrator to the DTC, and not directly to you.
For a more detailed discussion of the book-entry certificates, see “Description of the Certificates — Book-Entry Certificates” in this prospectus supplement.

Tax Consequences of Residual Certificates	The Class 1-A-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC for federal income tax purposes.

•  The holders of the Class 1-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

•  Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•  Due to their tax consequences, the Class 1-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class 1-A-R Certificates may not be acquired by Plans.

See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R Certificates,” “Prepayment and Yield Considerations — Yield on the Class 1-A-R Certificates,” “ERISA Considerations” and “Federal Income Tax Consequences” in this prospectus supplement.
The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws	The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time.
Neither the servicers nor the master servicer are required to advance these shortfalls as delinquent payments.
Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.
The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.
The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of persons in active military duty, including those persons previously in reserve status. We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations. See “Certain Legal Aspects of the Mortgage Loans —Servicemembers Civil Relief Act and Similar Laws” in the prospectus. It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See “Description of the Certificates — Interest” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans —Servicemembers Civil Relief Act and Similar Laws” in the prospectus.
The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield	The mortgage interest rate on each Group 1, Group 2, Group 3 and Group 4 mortgage loan will be fixed for an initial period of approximately three, five, seven and ten years, respectively, from the date of origination of that mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis (or, in the case of one mortgage loan, on a semi-annual basis). The mortgage interest rate on each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage interest rate will be subject to an overall maximum mortgage interest rate. See “The Mortgage Pool” in this prospectus supplement.
The pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related certificates could be adversely affected. Further, because the pass-through rates on the Class A Certificates and Class B Certificates will be based on a weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on such certificates will affect the pass-through rates for such certificates for future periods and the yields on such certificates. See “The Mortgage Pool,” “Prepayment and Yield Considerations” and “Annex I - Mortgage Pool Data” in this prospectus supplement.

Mortgage Loans Paying Interest Only Until First Adjustment Date May Have Higher Risk of Default or Rates of Prepayment	Approximately 91.89% of the Group 1 mortgage loans,
approximately 91.75% of the Group 2 mortgage loans,
approximately 69.47% of the Group 3 mortgage loans,
approximately 96.07% of the Group 4 mortgage loans and
approximately 80.04% of all of the mortgage loans (by aggregate stated principal balance of the mortgage loans in the related loan group or loan groups as of the cut-off date) require only the payment of interest for a certain period of time after the applicable origination date. After that period, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan. In addition, because no amortization will occur during the interest-only period, the outstanding principal balance of such mortgage loan will be larger than if amortization did occur, and the amount of loss on any such mortgage loan that is in default may be larger.

The increase in the mortgagor's monthly payment attributable to principal will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. The combination of these two factors may significantly increase the risk of default under such mortgage loan.

In addition, the increase in the monthly payment made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

Default Risk on High Balance Mortgage Loans	The principal balances of approximately 11.94% of the Group 1 mortgage loans, approximately 17.27% of the Group 2 mortgage loans, approximately 11.45% of the Group 3 mortgage loans, approximately 5.07% of the Group 4 mortgage loans and approximately 11.82% of all of the mortgage loans were in excess of $950,000 as of the cut-off date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on each of the respective mortgage pools as a whole.

The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank or the Depositor Could Result In Delayed or Reduced Distributions on the Certificates	The bank is the seller of the mortgage loans to the depositor. The bank is also the provider of administrative services to the depositor. The bank is a national bank, and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If certain events occur relating to the bank's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.

The bank treats its transfer of the mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if:

• the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

• the financial institution received adequate consideration for the transfer;

• the parties intended that the transfer constitute a sale for accounting purposes; and

•  the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The bank's transfer of the mortgage loans is intended to satisfy all of these conditions.

If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank's transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the mortgage loans, distributions to holders of the certificates could be delayed or reduced if the bank entered conservatorship or receivership.

The FDIC may be able to obtain a stay of any action by the trustee or any holders of certificates to enforce any obligations of the bank under any transaction document or to collect any amount owing by the bank under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

If the bank entered receivership or conservatorship, the FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

• authorize the bank to stop providing administrative services to the depositor;

• prevent the appointment of an administrator for the depositor;

• alter the terms on which the bank continues to provide administrative services to the depositor, including the amount or the priority of the fees paid to the bank; or

• authorize the bank to refuse to perform its obligations under the transaction documents, including its obligations to make payments or to repurchase mortgage loans.

If any of these events were to occur, the trustee's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

The depositor is a wholly-owned indirect subsidiary of the bank. Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment.

Arguments also may be made that the FDIC's rights and powers extend to the depositor and the trust created under the pooling agreement and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.

In addition, no assurance can be given that the FDIC in the event of a receivership or conservatorship of the bank would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

Furthermore, if a conservator or receiver for the bank were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

There may be other possible effects of a receivership, conservatorship, or insolvency of the bank that could result in delays or reductions in distributions on the certificates.
The depositor and the trust will each be established so as to minimize the risk that it would become insolvent or enter bankruptcy. Nevertheless, the depositor and the trust may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced.

Regulatory Action With Respect to the Bank Could Result In Losses	The bank is regulated and supervised by the Office of the Comptroller of Currency, the FDIC, and the Board of Governors of the Federal Reserve System. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

Class B-1, Class B-2 and Class B-3 Certificates	In general, it is not expected that the Class B-1, Class B-2 or Class B-3 Certificates will receive any distributions of principal prepayments until the distribution date occurring in June 2013. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the Class A Certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the Class B Certificates. As a result, the weighted average lives of the Class B-1, Class B-2 and Class B-3 Certificates may be longer than would otherwise be the case. See “Description of the Certificates - Principal - Prepayment Percentages” in this prospectus supplement.

The Trustee May Not Have a Perfected Interest in Collections Commingled by the Master Servicer or a Servicer	Each of the master servicer and the servicers will be permitted to commingle collections on the mortgage loans with its own funds, and may use the commingled funds for its own benefit. See “The Pooling and Servicing Agreement - Payments on Mortgage Loans; Accounts” in this prospectus supplement. The trustee may not have a perfected interest in these amounts, and thus distributions on the certificates could be delayed or reduced if the master servicer or a servicer were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the pooling agreement.

FORWARD LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations” in this prospectus supplement and “Risk Factors” and “Yield Considerations” in the accompanying prospectus. Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

THE MORTGAGE POOL

         The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Groups as of the Cut-off Date. In the event mortgage loans are removed from or added to the Mortgage Pool after the date hereof prior to the Closing Date and any material pool characteristics of the actual Mortgage Pool differ by 5% or more from the description of the Mortgage Pool in this prospectus supplement, a current report on Form 8-K describing the final Mortgage Pool will be filed with the SEC within four business days of the Closing Date.

        The Trust will consist primarily of a Mortgage Pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into four Loan Groups consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, referred to as Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans.

                All of the Mortgage Loans require monthly payments to be made no later than the 1st day of each month, with a grace period of 15 days. The applicable Servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods.

                The Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, and the Group 4 Mortgage Loans will bear a fixed mortgage interest rate for approximately three, five, seven and ten years, respectively. Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually (or, in the case of one Mortgage Loan, semi-annually) thereafter. Approximately 91.89% of the Group 1 Mortgage Loans, approximately 91.75% of the Group 2 Mortgage Loans, approximately 69.47% of the Group 3 Mortgage Loans, approximately 96.07% of the Group 4 Mortgage Loans and approximately 80.04% of all of the Mortgage Loans require only payments of interest until the month following the first Adjustment Date.

        On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap. The initial rate caps on the Group 1 Mortgage Loans are 2% or 3% for the first Adjustment Date, with a weighted average initial cap of 2.74%, and the initial rate caps on the Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans are 5%, 5%, and 5%, respectively, for the first Adjustment Date. The Periodic Caps for the Mortgage Loans in all of the Loan Groups are generally 2% for every Adjustment Date thereafter. In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime Rate Ceiling. None of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate. Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that Mortgage Loan. On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

        The Index for the Mortgage Loans will be One-Year LIBOR or One-Year CMT. (For one Mortgage Loan, the Index will be Six-Month LIBOR.) In the event the applicable Index for any Mortgage Loan is no longer available, the related Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

        Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide a historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British Bankers’ Association.

One-Year LIBOR

Month	2006	2005	2004	2003	2002	2001	2000

January	4.85%	3.11%	1.48%	1.46%	2.40%	6.00%	6.50%
February	4.95	3.27	1.47	1.46	2.57	5.11	6.78
March	5.12	3.57	1.37	1.38	2.48	4.91	6.76
April	5.29	3.81	1.34	1.27	3.06	4.67	6.94
May	--	3.71	1.82	1.29	2.64	4.44	7.10
June	--	3.76	2.11	1.25	2.60	4.17	7.48
July	--	3.90	2.39	1.16	2.27	4.18	7.18
August	--	4.22	2.35	1.44	1.97	3.80	7.09
September	--	4.13	2.26	1.45	1.92	3.56	6.92
October	--	4.48	2.49	1.24	1.66	2.68	6.80
November	--	4.72	2.54	1.48	1.62	2.29	6.71
December	--	4.82	2.96	1.60	1.73	2.34	6.52

        Listed below are historical values of average yields which are related to One-Year CMT. The values shown are the average monthly yields on U.S. Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year, rather than the monthly average yields. The monthly averages shown are intended only to provide a historical summary of the movements in yields on U.S. Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The source of the values shown below is Federal Reserve Statistical Release H.15 (519).

One-Year CMT

Month	2006	2005	2004	2003	2002	2001	2000

January	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%	6.12%
February	4.68	3.03	1.24	1.30	2.23	4.68	6.22
March	4.77	3.30	1.19	1.24	2.57	4.30	6.22
April	4.90	3.32	1.43	1.27	2.48	3.98	6.15
May	--	3.33	1.78	1.18	2.35	3.78	6.38
June	--	3.36	2.12	1.01	2.20	3.58	6.17
July	--	3.64	2.10	1.12	1.96	3.62	6.08
August	--	3.87	2.02	1.31	1.76	3.47	6.18
September	--	3.85	2.01	1.24	1.72	2.82	6.13
October	--	4.18	2.23	1.25	1.65	2.33	6.01
November	--	4.33	2.50	1.34	1.49	2.18	6.09
December	--	4.35	2.67	1.31	1.45	2.22	5.60

        The Mortgage Pool consists of Mortgage Loans that were either (i) originated by National City or Wells Fargo, as Originators, or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards applicable to the Mortgage Loans, see “Originators” in this prospectus supplement. The Mortgage Loans were sold by the Originators to Wachovia Bank, as Seller, and will be sold by the Seller to the Depositor on the Closing Date pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor. The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage Loans and those remedies will be assigned by the Depositor to the Trustee in the Pooling Agreement. The Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

        As of the Cut-off Date, no Mortgage Loan was delinquent, and seven of the Mortgage Loans have been more than 30 days delinquent once during the preceding twelve months. The following table sets forth the percentage of Mortgage Loans that are or have been delinquent in the payment of principal or interest as of the Cut-off Date.

	Currently	Previously Delinquent	Previously Delinquent
	Delinquent	Once	More than Once
30 to 59 days	0.00%	0.96%	0.00%
60 to 89 days	0.00%	0.00%	0.00%
90 or more days	0.00%	0.00%	0.00%

A Mortgage Loan is considered to be “30 to 59 days,” “60 to 89 days” or “90 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

        As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 100.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables in Annex I to this prospectus supplement. The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

        The Mortgage Loans were selected for inclusion in the Mortgage Pool from among mortgage loans owned by Wachovia Bank based on Wachovia Bank’s assessment of investors preferences and rating agency criteria. Expenses incurred in connection with the selection and acquisition of the Mortgage Loans, including the purchase of the Mortgage Loans from the Seller for approximately $396,067,274.52, will be paid from offering proceeds owed to the Depositor.

        The tables included in Annex I set forth additional information with respect to the Mortgage Pool.

Static Pool Information

        Current static pool data with respect to the Originators’ adjustable interest rate mortgage loan originations is being provided by the filing of a periodic report on Form 8-K dated May 10, 2006 (the “Static Pool Data”). All Static Pool Data contained in such report for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the prospectus or the registration statement relating to the Offered Certificates.

        In the Static Pool Data, you will find summary information about the characteristics of the Originators’ previously originated mortgage loans and delinquency, loss and prepayment information about such mortgage loans in quarterly or yearly increments through December 2005. The characteristics of an Originator’s mortgage loans set forth in the Static Pool Data may differ from those of the other Originator, as well as from the Mortgage Loans to be included in the Mortgage Pool. In addition, the performance information relating to such mortgage loans may have been influenced by factors beyond the Originators’ control, such as housing prices and market interest rates. Therefore, the performance of these mortgage loans may not be indicative of the future performance of the Mortgage Loans to be included in the Trust. The Static Pool Data was prepared solely by the Originators.

        There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

THE ISSUING ENTITY

        Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust, referred to in this prospectus supplement as the issuing entity or the Trust, will be a common-law trust formed pursuant to the Pooling Agreement. On the Closing Date, the Depositor will transfer to the Trust the Mortgage Loans that in the aggregate will constitute the Mortgage Pool, secured by first liens on one- to four-family residential properties. The Trust will not have any additional equity, or any officers or directors. The Pooling Agreement authorizes the Trust to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Trust and making distributions to certificateholders.

        The fiscal year end of the Trust will be December 31. The Master Servicer will file with the SEC an annual report on Form 10-K on behalf of the Trust no later than 90 days after the end of its fiscal year.

        The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be a sale, the conveyance of the Mortgage Loans shall also be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans and related collateral.

THE SELLER AND SPONSOR

        Wachovia Bank, National Association (referred to in this prospectus supplement as Wachovia Bank) is the Sponsor and Seller of all of the Mortgage Loans. Wachovia Bank is a national banking association, an affiliate of the Depositor and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act. Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank’s headquarters and its executive offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

        Wachovia Bank, its predecessors and its affiliates have been participants in the residential loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions in that market since 1996. Wachovia Bank and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia Bank and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia Bank and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia Bank acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations. Wachovia Bank’s residential loan securitization program is not a material source of funding for its operations.

        The Depositor’s securitization program was initiated by Wachovia Bank to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated by third parties. In the future, the Depositor may securitize other types of mortgages loans described in the accompanying prospectus under “Description of the Trusts — Assets,” or mortgage loans originated by Wachovia Bank or its affiliates. The table below sets forth the number of trusts and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

2005

Number	4
Aggregate Principal
Balance	$2,556,327,200

        The Sponsor’s and Seller’s material obligations in the transaction are to purchase the Mortgage Loans from the Originators and sell them to the Depositor, and to repurchase or substitute defective Mortgage Loans in certain instances, as described in “The Pooling and Servicing Agreement — Assignment of Mortgage Loans” and “— Repurchases of Mortgage Loans” in this prospectus supplement.

        The Certificates do not represent an interest in or an obligation of the Seller or the Sponsor. The Seller’s and the Sponsor’s only obligations with respect to the Certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided in this prospectus supplement. The Sponsor has no obligations with respect to the Certificates.

ORIGINATORS

        Each of the Originators has provided the information in the following paragraphs with respect to its origination practices for mortgage loans.

Wells Fargo Bank, N.A.

        Wells Fargo Bank, N.A. (referred to in this prospectus supplement as Wells Fargo, an Originator or a Servicer) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank.

        Wells Fargo originates or acquires various types of residential mortgage loans, including the following:

a.    Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans”);

b.    Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans”);

c.    Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans”); and

d.    Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans”).

        From and including 1996 and through 2005, Wells Fargo and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table below:

		2003		2004		2005

Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans

Prime 30-Year Fixed-Rate Relocation Loans	1,812	$ 844,941,789	861	$ 405,719,632	1,250	$ 636,020,072

Prime 30-Year Fixed-Rate Non-Relocation Loans	111,425	40,134,188,567	24,267	9,865,227,462	44,978	21,686,693,836

Prime 15-Year Fixed-Rate Loans	29,622	10,106,128,064	5,394	2,560,373,384	4,536	2,430,641,359

Prime Adjustable-Rate Loans	142,930	56,515,937,239	125,454	54,089,704,631	113,744	53,072,900,484

        Wells Fargo conducts a significant portion of its mortgage loan originations through loan production offices (the “Loan Stores”) located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo also provides information and accepts applications through the internet.

        The following are Wells Fargo’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “— Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

        Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo or affiliates of Wells Fargo.

        Wells Fargo may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo’s targeted solicitations may be based on characteristics such as the borrower’s mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

        A majority of Wells Fargo’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo’s acquisition of mortgage loans from other originators. Also among Wells Fargo’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

        Acquisition of Mortgage Loans from Correspondents

        In order to qualify for participation in Wells Fargo’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo for consistency with Wells Fargo’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

        The contractual arrangements with Correspondents may involve the commitment by Wells Fargo to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent’s representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondent’s compliance with Wells Fargo’s underwriting standards. In all instances, however, acceptance by Wells Fargo is contingent upon the loans being found to satisfy Wells Fargo’s program standards or the standards of a pool insurer. Wells Fargo may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo’s underwriting standards.

        Wells Fargo Bank Underwriting

        The following is a summary of Wells Fargo’s “general” underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo’s “retention program.”

        General Standards. Wells Fargo’s underwriting standards are applied by or on behalf of Wells Fargo to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo generally in accordance with the standards and procedures described herein.

        Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

        The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

        The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

        With respect to all mortgage loans underwritten by Wells Fargo, Wells Fargo’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo to process loans on its behalf, or independent contractors hired by Wells Fargo to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo underwriting guidelines. Wells Fargo may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo although the mortgage loan file is reviewed by Wells Fargo to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “— Acquisition of Mortgage Loans from Correspondents” above.

        A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

        Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but Wells Fargo’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

        In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

        Secondary financing may be provided by Wells Fargo, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

        Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo and an unaffiliated third party.

        The appraisal of any mortgaged property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

        Wells Fargo originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

        Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

        Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo may be eligible for Wells Fargo’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

        Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo as well as a satisfactory FICO Score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

        Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

National City Mortgage Co.

        National City Mortgage Co. (referred to in this prospectus supplement as National City, an Originator or a Servicer) is a division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation. National City is a leading originator of residential mortgages throughout the United States and is headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is comprised of approximately 7,000 employees and operates 330 lending offices in 37 states from coast to coast.

        National City has over 50 years of experience in originating residential mortgage loans. The predecessor of National City, North Central Mortgage Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989. In 1989 the name was changed to National City Co. Since the acquisition by National City Corporation, National City has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

        National City originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending.

        National City “Retail” and “Wholesale” underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

        Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

        National City utilizes comprehensive, detailed policies and procedures available to all employees through the company’s intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company’s responsible lending policy.

        Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within National City Wholesale underwriting division to check for identity theft, flipping and property valuation issues. Target audits are conducted in National City Retail underwriting division in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

        The table below sets forth the number and aggregate principal balance of all mortgage loans which were originated by National City during the periods indicated:

	Twelve Months Ended December 31,

	2001	2002	2003	2004	2005

By Number	386,748	492,451	655,287	404,614	325,916
By Aggregate Principal Balance	$56,865,963,869	$79,478,299,994	$105,561,114,324	$65,664,278,140	$59,031,348,835

        National City Underwriting Standards

        National City’s underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

        With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

        Mortgage loans with principal balances exceeding $1,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence or second home. The loan-to-value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

        For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans sold to the Seller by National City meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

        In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. National City also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the lower middle score of all borrowers.

        Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

        Full/Alternative Documentation. Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

•   Verbal verification of employment

•   Less that 12 months employment verified

•   12-23 months employment verified

•   24 months or more employment verified

•   1 or 2 months bank statements

        Stated Documentation. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets may or may not be verified.

SERVICING OF THE MORTGAGE LOANS

General

        Primary servicing of the Mortgage Loans will be provided by National City and Wells Fargo in accordance with the terms of the Pooling Agreement and the Servicing Agreements, as defined below. Pursuant to the Pooling Agreement and a master purchase and servicing agreement, dated as of May 1, 2006 (as amended from time to time, the “National City Servicing Agreement”), National City will service the Mortgage Loans it will sell to the Depositor. Pursuant to the Pooling Agreement and a seller’s warranties and servicing agreement, dated as of April 1, 2006 (the “Wells Fargo Servicing Agreement” and collectively with the National City Servicing Agreement, the “Servicing Agreements”), Wells Fargo will service the Mortgage Loans it will sell to the Depositor.

        The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by U.S. Bank in accordance with the terms of the Pooling Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer under the Pooling Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and will either find a successor servicer or will assume the primary servicing obligations for the related Mortgage Loans itself. In the event of a default by U.S. Bank in its role as Master Servicer or Certificate Administrator, the Trustee will be required to enforce any remedies against the Master Servicer and will either find a successor Master Servicer and Certificate Administrator or assume the master servicing and certificate administration roles itself.

        Servicers are generally responsible for the following duties:

•     communicating with borrowers;

•     sending monthly remittance statements to borrowers;

•     collecting payments from borrowers;

•     recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•     accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Master Servicer, together with any other sums paid by borrowers that are required to be remitted;

•     accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•     paying escrows for borrowers, if applicable;

•     calculating and reporting payoffs and liquidations;

•     maintaining an individual file for each Mortgage Loan; and

•     maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

        The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by, the Master Servicer, the Servicers or any of their affiliates.

The Master Servicer and Certificate Administrator

    U.S. Bank National Association (referred to in this prospectus supplement as U.S. Bank, the Master Servicer or the Certificate Administrator) is a national banking association, with its master servicing offices located at 2121 Cliff Drive, #205, Eagan, MN 55122, and its certificate administration offices at 60 Livingston Ave., St. Paul, MN 55107. U.S. Bank is a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had approximately 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

    U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to approximately 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

        On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

        The Master Servicer has agreed to perform only those duties specifically set forth in the Pooling Agreement. These duties include the responsibility for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling Agreement, and will establish and maintain the Collection Account for the benefit of the certificateholders. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. The Master Servicer will receive all investment income earned on amounts on deposit in the Collection Account as compensation for performance of its duties under the Pooling Agreement. U.S. Bank has been engaged in the business of master servicing pools of residential mortgage loans since 1996, but it has not acted as master servicer for any securitization transactions. As of December 31, 2005, U.S. Bank was acting as master servicer for approximately 296 pools of residential mortgage loans with an aggregate outstanding principal balance of approximately $1,426,548,000.

        In addition to the termination of the Master Servicer due to an event of default as described above, the Depositor may terminate the Master Servicer without cause and appoint a successor Master Servicer. Any successor Master Servicer must be reasonably satisfactory to the Trustee, and its appointment as Master Servicer must not result in the lowering of the then-current ratings assigned to any class of Certificates. In the event that the Master Servicer is terminated without cause, the Depositor will pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer.

    U.S. Bank will be the Certificate Administrator under the Pooling Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Trust. Certificate transfer services are conducted at the Corporate Trust Office of the Certificate Administrator. U.S. Bank has been engaged in the business of certificate administration since 1987. As of December 31, 2005, U.S. Bank was acting as securities administrator with respect to more than $29,342,000,000 of outstanding residential mortgage-backed securities.

        The Certificate Administrator will receive the Certificate Administration Fee as compensation for performance of its duties under the Pooling Agreement. The Certificate Administrator has agreed to perform only those duties specifically set forth in the Pooling Agreement. Under the terms of the Pooling Agreement, the Certificate Administrator’s limited responsibilities include the following:

•     to deliver to certificateholders of record certain notices, reports and other documents received by the Certificate Administrator, as required under the Pooling Agreement;

•     to authenticate, deliver, cancel and otherwise administer the Certificates;

•    to periodically report on and notify certificateholders of certain matters relating to actions taken by the Certificate Administrator, property and funds that are possessed by the Certificate Administrator, and other similar matters;

•     to establish and maintain the Certificate Account and to maintain accurate records of activity in the Certificate Account;

•    to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•    to distribute and transfer funds in the Certificate Account pursuant to the report that it will prepare, which will include information provided to it by the Master Servicer and the Servicers, as applicable, in accordance with the terms of the Pooling Agreement;

•    to periodically report on and notify certificateholders of certain matters relating to actions taken by the Certificate Administrator, property and funds that are possessed by the Certificate Administrator, and other similar matters; and

•     to perform certain other administrative functions identified in the Pooling Agreement.

        The Certificate Administrator’s procedures for performing its calculation duties as required by the Pooling Agreement are set forth as follows:

•    A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.

•     Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

•    The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions. The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

•    On a monthly basis, an Analyst will obtain from the Master Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

•    To the extent the Certificate Administrator is required by the documents to re-compute any loan-data elements supplied by a Servicer, the Certificate Administrator will do so based on information received from the underwriter or a Servicer. The Certificate Administrator will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, the Certificate Administrator will deliver a discrepancy memorandum to the servicer.

•     The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

        In the past three years, the Certificate Administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates. However, the Certificate Administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Certificate Administrator acquired from State Street and Trust Company used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the Certificate Administrator use the procedures set forth above.

The Certificate Administrator is not liable for any errors of judgment as long as the errors are made in good faith and the Certificate Administrator was not negligent.

The Certificate Administrator may resign at any time by giving written notice to the Trustee, the Depositor and the certificateholders. The Certificate Administrator may be removed at any time by a majority of the certificateholders. The Depositor may also remove the Certificate Administrator if the Certificate Administrator is no longer eligible to act as Certificate Administrator under the Pooling Agreement, if the Certificate Administrator becomes insolvent, or if the Certificate Administrator is the Master Servicer and a successor Master Servicer is appointed. In all those circumstances, the Depositor must appoint a successor Certificate Administrator for the Certificates. Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until the successor Certificate Administrator accepts the appointment.

The successor Certificate Administrator must be (a) an institution the deposits of which are fully insured by the FDIC, (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor certificate administrator either an institution (i) the long-term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s or (ii) whose serving as Certificate Administrator would not result in the lowering of the ratings originally assigned to any class of Certificates. The Certificate Administrator or any successor to it may not be the Depositor or an affiliate of the Depositor, an Originator, the Master Servicer, a Servicer or a subservicer, unless the Certificate Administrator is an institutional trust department.

Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group’s allocable share of any amounts owed to the Certificate Administrator due to the Trust’s indemnification of the Certificate Administrator for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Certificate Administrator through the Certificate Administrator’s own willful misfeasance, bad faith or negligence.

The Servicers

Each of the Servicers has provided the information in the following paragraphs.

National City Mortgage Co.

Organization. National City, an Ohio corporation and a wholly-owned subsidiary of National City Corporation (“NCC”), is a leading servicer of prime residential mortgages throughout the United States and is headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2005, National City serviced more than 1.1 million mortgage loans totaling more than $168.9 billion. National City’s portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

The predecessor of National City, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, National City has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City Bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to National City in various areas of operations.

Effective January 1, 2005, National City reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

There are no material legal proceedings pending against National City.

Servicing. National City maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. National City utilizes Fidelity National Information Services’s (“Fidelity”) Mortgage Servicing Package (“MSP”) as its servicing system. National City provides customary servicing pursuant to servicing agreements between National City and the various investors.

There have been no material changes to the policies or procedures in the servicing function of National City in the past three years.

The following table summarizes the loan servicing portfolio experience, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood of future growth or declination of the servicing portfolio for the Mortgage Loans, and no assurances can be given that the past loan servicing portfolio experience presented in the following table will be indicative of the actual experience on the Mortgage Loans going forward:

TOTAL SERVICING	December 2001	December 2001	December 2002	December 2002	December 2003	December 2003
	Count	$(000)	Count	$(000)	Count	$(000)

Count/Balance	800,450	$88,386,490	964,741	$122,259,694	1,111,388	$155,274,844
Percentage Change From Prior Year	20.2%	40.3%	20.5%	38.3%	15.2%	27.0%

Percent Government	27%	24%	25%	21%	23%	19%

TOTAL SERVICING	December 2004	December 2004	December 2005	December 2005	March 2006	March 2006
	Count	$(000)	Count	$(000)	Count	$(000)

Count/Balance	1,135,033	$164,020,079	1,111,277	$168,946,723	1,102,525	$168,683,392

Percentage Change From Prior Year	2.1%	5.6%	-2.1%	3.0%	-0.8%	-0.2%

Percent Government	22%	17%	18%	14%	18%	13%

The National City investor reporting unit has implemented several technological applications to improve its reporting capabilities including an “Investor Information Database” used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

National City maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The “Payment Services Department”

processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for non-sufficient funds or stop payment, electronic funds transfer, and balancing cash deposited into the payment clearing accounts.

The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain National City’s lien position. National City monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

Loan setup employees validate 100% of the imaged loan documents to the company’s origination system to ensure accuracy. National City also uses Fidelity’s Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

National City’s mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

National City employs vendors to monitor and track hazard, flood and lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. National City implements lender placed flood insurance to cover any gap between the property value and insurance coverage.

National City utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

National City’s non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options.

Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

National City uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

For accounts that are delinquent, National City maintains an active website that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

National City’s bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

A “Support Group” provides assistance with clerical and cash management processing. “Foreclosure Specialists” focus on strict timeline management to minimize losses, closely managing and tracking loss severities. National City maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker’s price opinions and appraisals to determine property value and establish listing prices.

Wells Fargo Bank, N.A.

Servicing Experience. Wells Fargo is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005

		Aggregate		Aggregate		Aggregate
		Original		Original		Original
		Principal	No. of	Principal	No. of	Principal
	No of Loans	Balance of Loan	Loans	Balance of Loan	Loans	Balance of Loan
First Lien Non-
Conforming, Non-
Subprime Loans	472,694	$171,086,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo’s automated loan servicing system. Wells Fargo then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo’s automated servicing system. If timely payment is not received, Wells Fargo’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower’s expense.

Servicing and Other Compensation and Payment of Expenses

The Servicing Fee is payable out of the interest payments received on each Mortgage Loan serviced by the related Servicer, prior to any payments to the Master Servicer or the Certificate Administrator or any distributions to the certificateholders. For each Loan Group, the related Certificate Administration Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in “Description of the Certificates — Priority of Distributions” in this prospectus supplement. The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Certificate Administration Fee for such Loan Group, will accrue on the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the due date in the month preceding the month of the related Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Certificate Administration Fee Rate. The fees payable to the Trustee for its responsibilities under the Pooling Agreement will be paid by the Certificate Administrator.

The Certificate Administration Fee Rate and the applicable “Servicing Fee Rate” for each Mortgage Loan serviced by the related Servicer will be a per annum rate set forth in the table below:

Certificate Administration Fee Rate	National City Servicing Fee Rate	Wells Fargo Servicing Fee Rate
0.0125%	0.25%	0.25%

Each Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable Servicer out of its Servicing Fee. The amount of a Servicer’s Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan Groups it services, as described in “The Pooling and Servicing Agreement — Compensating Interest” in this prospectus supplement. Each Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the applicable Servicer Custodial Account, and any Excess Liquidation Proceeds with respect to Liquidated Mortgage Loans that it services.

The Master Servicer is entitled to receive all investment income earned on amounts on deposit in the Collection Account. The Certificate Administrator is entitled to receive all investment income earned on amounts on deposit in the Certificate Account.

Each of the Master Servicer, the Servicers, the Certificate Administrator, the Trustee and the Depositor is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Master Servicer, the Servicers, the Certificate Administrator, the Trustee or the Depositor, as applicable, in connection with their respective responsibilities under the Pooling Agreement.

AFFILIATIONS AMONG TRANSACTION PARTIES

The Seller and Sponsor, the Depositor and the underwriter are affiliates and wholly-owned subsidiaries of Wachovia Corporation. U.S. Bank will serve as the Master Servicer, the Certificate Administrator and the Custodian. There are no affiliations between the Seller and Sponsor, the Depositor, the underwriter or the Trust and any of the Master Servicer, the Servicers, the Certificate Administrator, the Trustee, the Custodian, or any significant obligor contemplated by Item 1112 of Regulation AB (17 C.F.R. § 229.1112). There are no affiliations among the Master Servicer, the Servicers, the Trustee, or any significant obligor contemplated by Item 1112 of Regulation AB. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Seller and Sponsor, the Depositor or the Trust and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to any investor’s understanding of the Certificates, or that relate to the Certificates or the Mortgage Loans. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL PROCEEDINGS

There are no material pending legal or other proceedings involving the Mortgage Loans or the Seller and Sponsor, the Master Servicer, the Certificate Administrator, the Trustee, the Servicers, the Depositor, the Custodian, the Trust, or other parties described in Item 1117 of Regulation AB (17 C.F.R. § 229.1117) that, individually or in the aggregate, are material to investors in the Certificates.

The Seller and Sponsor, the Master Servicer, the Servicers, the Trustee, the Originators, the Certificate Administrator and/or the Custodian are currently parties to various legal proceedings arising in the course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of each of these parties that the eventual outcome of any and all pending legal proceedings involving such party, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the Mortgage Loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on the Seller and Sponsor, the Master Servicer, the Servicers, the Trustee, the Originators, the Certificate Administrator and the Custodian. Any such unfavorable outcome could adversely affect the ability of any of these parties to perform its duties with respect to the Mortgage Loans or any material agreement relating to the Certificates described herein, and could potentially lead to the replacement of such party (other than the Seller and Sponsor) under any such agreement.

THE POOLING AND SERVICING AGREEMENT

The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See “Description of the Agreements” in the prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor will file a final copy of the Pooling Agreement with the SEC pursuant to a Current Report on Form 8-K within fifteen days after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or the Custodian on its behalf, among other things, the Mortgage File with respect to each Mortgage Loan. Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either Rating Agency to obtain the initial ratings on the Certificates described under “Certificate Ratings” in this prospectus supplement. With respect to any mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such mortgage will not be recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or the Custodian on its behalf, will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the required documents is missing.

Repurchases of Mortgage Loans

If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee, or the Custodian on its behalf, and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan breaches any of the representations made by the Seller in the Mortgage Loan Purchase Agreement in any material respect and the Depositor or the Seller, as applicable, does not cure such omission or defect within 90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a Deleted Mortgage Loan. In the case of the breach of the representation made by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such Eligible Substitute Mortgage Loan (after deduction of any monthly payments due in the month of substitution) is less than the unpaid principal balance of the related Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the Depositor, as applicable, and held for distribution to the certificateholders on the related Distribution Date.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish an account (referred to in this prospectus supplement as a Servicer Custodial Account). Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool Distribution Amount for each Mortgage Loan it services and will remit such funds to the Master Servicer for deposit in the Collection Account.

Additionally, each Servicer may from time to time make withdrawals from the related Servicer Custodial Account for the following purposes:

•	to pay itself the Servicing Fees described in “Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement;

•	to reimburse itself for any unreimbursed advances, as more specifically described below under "--Advances";

•	to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

•	to pay the purchaser of any repurchased Mortgage Loan any amounts received in respect of such Mortgage Loan after the date of repurchase;

•

to reimburse itself or the Depositor for any expenses incurred that are indemnified by the Trust, as described under “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Certain Matters Regarding Servicers, the Master Servicer and the Depositor” in the prospectus; and

•	to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer Custodial Account.

The Master Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this prospectus supplement as the Collection Account) into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer’s own funds (less the Master Servicer’s expenses, as provided in the Pooling Agreement). The Collection Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies. Funds credited to the Collection Account may be invested by and at the direction of the Master Servicer, for its own benefit and risk, in certain eligible investments, as described in the Pooling Agreement, or such funds may remain uninvested.

The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

•	to make the payments to the Certificate Account, as described below;

•	to pay itself any investment income earned on amounts on deposit in the Collection Account;

•	to reimburse itself for any unreimbursed advances, as more specifically described below under "--Advances";

•	to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

•	to reimburse itself, the Trustee or the Certificate Administrator for:

- any expenses incurred that are indemnified by the Trust, as described herein or below under “— The Trustee,” and under “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Certain Matters Regarding Servicers, the Master Servicer and the Depositor” in the prospectus;

- to reimburse the Trustee for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor master servicer or servicer; or

- to reimburse the Trustee or Certificate Administrator for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor trustee or certificate administrator pursuant to the request of the certificateholders; and

•	to withdraw any amount deposited to the Collection Account that was not required to be deposited in the Collection Account.

On or prior to each Distribution Date, the Master Servicer will withdraw funds from the Collection Account and deliver such funds to the Certificate Administrator for deposit into an account (referred to in this prospectus supplement as the Certificate Account) in the name of the Trustee, for the benefit of the certificateholders, which will be established and maintained by the Certificate Administrator. On each Distribution Date, the Certificate Administrator will withdraw such funds from the Certificate Account to make the payments described under “Description of the Certificates — Priority of Distributions” in this prospectus supplement. The Certificate Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Certificate Administrator in certain eligible investments, as described in the

Pooling Agreement, and the Certificate Administrator will pay itself any investment income earned on amounts on deposit in the Certificate Account.

So long as the Master Servicer maintains a long-term unsecured debt rating of at least “A” and a short-term rating of at least “F1” from Fitch, the Collection Account may contain, in addition to funds attributable to payments on the Mortgage Loans, funds attributable to payments on other mortgage loans that belong to one or more trust funds created for series of securities other than the Certificates. Similarly, so long as a Servicer maintains a long-term unsecured debt rating of at least “A” and a short-term rating of at least “F1” from Fitch, the related Servicer Custodial Account may contain, in addition to funds attributable to payments on the Mortgage Loans, funds attributable to payments on other mortgage loans that belong to one or more trust funds created for series of securities other than the Certificates. Notwithstanding this commingling of funds, each of the Servicers and the Master Servicer will maintain records tracking funds attributable to the Mortgage Loans that are on deposit in the related Servicer Custodial Account or the Collection Account, as applicable. See “Risk Factors — The Trustee May Not Have a Perfected Interest in Collections Commingled by the Master Servicer or a Servicer” in this prospectus supplement for a description of the risks associated with Servicers’ and the Master Servicer’s commingling of funds.

Compensating Interest

When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer. To the extent the Servicers fail to pay Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest in an amount not to exceed the compensation it earns under the Pooling Agreement. Any such failure is an event of default with respect to such Servicer. Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See “Description of the Certificates — Interest” in this prospectus supplement.

Advances

Subject to the following limitations, each Servicer will be required to make advances on or prior to the second Business Day preceding each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any amounts such Servicer has determined will be a non-recoverable Advance) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date. Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or mortgaged property relating to such Mortgage Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Recoverability is determined in the context of existing outstanding delinquencies, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Collection Account to the extent provided in the Pooling Agreement. Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in “Description of the Securities — Termination; Optional Purchase of Mortgage Loans” in the prospectus. In addition, Wells Fargo, as a Servicer, will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 5% of the initial balance of the Mortgage Pool. The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage Loans and the fair market value of any REO Properties held by the Trust, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month’s interest on the Stated Principal Balance of each Mortgage Loan.

Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under “Description of the Certificates — Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of 100% of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the Pooling Agreement.

The Trustee

HSBC Bank USA, National Association will act as Trustee under the Pooling Agreement. The Trustee is a national banking association. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or at such other address as the Trustee may designate from time to time. The Depositor, the Seller and Sponsor, the Master Servicer, the Servicers, the Originators and the Certificate Administrator may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. As of March 31, 2006, HSBC Bank is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

Under the terms of the Pooling Agreement, the Certificate Administrator has agreed to pay to the Trustee reasonable compensation for performance of its duties under the Pooling Agreement. The Trustee has agreed to perform only those duties specifically set forth in the Pooling Agreement. Many of the duties of the Trustee are described throughout this prospectus supplement. Under the terms of the Pooling Agreement, the Trustee’s limited responsibilities include delivering to certificateholders of record certain notices, reports and other documents received by the Trustee.

The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

If an event of default described in “Description of the Securities — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Events of Default under the Agreements” in the prospectus with respect to the Master Servicer occurs, in addition to the responsibilities described above, the Trustee will exercise its rights and powers under the Pooling Agreement to protect the interests of the certificateholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default with respect to the Master Servicer occurs and is continuing, and a responsible officer of the Trustee has actual knowledge of such event of default, the Trustee will be responsible for enforcing the Pooling Agreement and the rights of the certificateholders. See “Description of the Securities — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Rights Upon Event of Default under the Agreements” in the prospectus.

The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Servicers and the certificateholders. The Trustee may be removed at any time by a majority of the certificateholders. The Depositor may also remove the Trustee if the Trustee is no longer eligible to act as trustee under the Pooling Agreement, or if the Trustee becomes insolvent. In all those circumstances, the Depositor must appoint a successor Trustee for the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

The successor Trustee must be (a) an institution the deposits of which are fully insured by the FDIC, (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee either an institution (i) the long-term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s or (ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates. The Trustee may not be an affiliate of the Depositor, the Master Servicer or any Servicer.

Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group’s allocable share of (i) amounts owed to the Trustee in connection with the appointment of a successor master servicer (if not paid by the Master Servicer) and (ii) any amounts owed to the Trustee due to the Trust’s indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement. The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

The Certificate Administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the Mortgage Pool in accordance with Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of the Securities — Reports to Securityholders” in the prospectus. In addition, the Certificate Administrator and the Servicers will furnish to the Master Servicer, and the Master Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Servicing Agreements — Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Trust for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Certificate Administrator will make the statement described in the prospectus under “Description of the Securities — Reports to Securityholders” available to certificateholders and the other parties to the Pooling Agreement via the Master Servicer’s internet website. The Certificate Administrator will also make the periodic reports described in the prospectus under “Where You Can Find More Information” relating to the Trust available through its website on the same date they are filed with the SEC. The Certificate Administrator’s internet website will initially be located at “www.usbank.com/mbs.” Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the Certificate Administrator’s customer service desk.

For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locators, or URLs, are an inactive textual reference only. We have taken steps to ensure that these URLs were inactive at the time the electronic version of this prospectus supplement was created.

Custodial Arrangements

U.S. Bank will serve as Custodian of the Mortgage Loans. No initial Servicer will have custodial responsibility for the Mortgage Loans. The Custodian will maintain mortgage files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the Custodian’s premises in Minnesota. The mortgage files are tracked electronically to identify that they are held by U.S. Bank on behalf of the Trustee. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Loans. As of December 31, 2005, U.S. Bank held approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately 20 years.

Voting Rights

Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

•     99% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

•     1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificates.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests. The voting rights evidenced by any Certificate registered in the name of the Depositor, any Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the Pooling Agreement has been obtained.

Amendment

The Pooling Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee without the consent of any of the certificateholders (but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the Custodian)

•     to cure any ambiguity or mistake,

•     to correct or supplement any of its provisions which may be inconsistent with any other of its provisions, any amendment to the Pooling Agreement, the Certificates or this prospectus supplement,

•     to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust, provided that (a) the Trustee and the Certificate Administrator have received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any certificateholder,

•     to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates,

•     to comply with Regulation AB (17 C.F.R.ss.ss.229.1100-229.1123), and

•     to make any other provisions with respect to matters or questions arising under the Pooling Agreement which shall not be materially inconsistent with the provisions of the Pooling Agreement, provided that such amendment shall not be effective unless (a) an opinion of counsel to the effect that such amendment does not adversely affect in any material respect the interests of any Certificateholder is delivered or (b) letters from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates are obtained.

The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and the Trustee, with the consent of the certificateholders of each class of Certificates which is affected by such amendment, evidencing, as to each such class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the related certificateholder or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all of the certificateholders.

DESCRIPTION OF THE CERTIFICATES

The Certificates will consist of (i) the twelve classes of Offered Certificates listed in the table on page S-1 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

The Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.50% in Loan Group 1, the Class 2-A-1 and Class 2-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.50% in Loan Group 2, the Class 3-A-1 Certificates and the Class 3-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.50% in Loan Group 3 and the Class 4-A-1 Certificates and the Class 4-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 96.50% in Loan Group 4. The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as Book-Entry Certificates only. The Class 1-A-R Certificates will be issued as Definitive Certificates. The Offered Certificates (other than the Class 1-A-R Certificates) will be available in minimum denominations of $10,000 and integral multiples of $1 in excess of that amount. For the Class 1-A-R Certificates, other than the de minimus amount expected to be held by the seller, the minimum denomination is 20% of the Percentage Interest of the Class 1-A-R Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single Certificate of each class may be issued in an amount different than described above.

Book-Entry Certificates

Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or the Euroclear System (in Europe) if they are Participants or Indirect Participants of such systems. Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for Euroclear. Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $10,000. Except as described below, no person acquiring a Book-Entry Certificate (referred to in this prospectus supplement as a beneficial owner) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Certificate Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this prospectus supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Certificates” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex II to this prospectus supplement.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

Clearstream International, or “Clearstream,” a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries,

Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System, or “Euroclear,” was created in 1968 to hold securities for its participants, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (referred to herein collectively as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Certificate Administrator to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences — REMICs — Foreign Investors in REMIC Securities” in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Certificate Administrator that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such Definitive Certificates will be treated as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

Distributions on the Certificates will be made by the Certificate Administrator each Distribution Date, which is on the 20th day of each month (or, if not a business day, the next business day), commencing in June 2006, to the persons in whose names such Certificates are registered on the last day of the month preceding the month in which the Distribution Date occurs.

Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder’s address as it appears on the applicable certificate register. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Certificate Administrator. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under “— Book-Entry Certificates.”

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

    (i)        all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Loan Group;

    (ii)        all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(iii) all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

    (iv)        amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date), reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such Servicer and (iii) the allocable share for such Loan Group of any amounts reimbursable to the Depositor, such Servicer, the Master Servicer, the Certificate Administrator or the Trustee under the Pooling Agreement.

The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

As more fully described herein, distributions will be made on each Distribution Date from the Pool Distribution Amounts in the following order of priority (the “Pool Distribution Amount Allocation”):

(i) to the Certificate Administrator, the Certificate Administration Fee in respect of the related Loan Group for such Distribution Date;

(ii) to the related classes of Class A Certificates to pay interest;

    (iii)        to the related classes of Class A Certificates based on the applicable Senior Principal Distribution Amount, as described below under “— Principal — Senior Principal Distribution Amount,” to pay principal;

    (iv)        to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates as described under “— Principal — Subordinate Principal Distribution Amount;” and

(v) to the Class 1-A-R Certificates, any remaining amounts.

Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-1 of this prospectus supplement.

On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its Interest Distribution Amount with respect to the related Interest Accrual Period. The “Interest Distribution Amount” for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed. The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Allocations of the interest portions of Realized Losses on the Mortgage Loans in a Loan Group will be made first to the Subordinate Certificates in reverse numerical order. After the Senior Credit Support Depletion Date, the Super Senior Support Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group until their Class Balance has been reduced to zero. Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of Certificates applied in the order described above under “— Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Under certain circumstances, the unpaid interest amounts for the Senior Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the Subordinate Certificates. See “— Cross-Collateralization” below.

Interest will accrue on each class of Certificates during each “Interest Accrual Period,” which is the calendar month preceding the month in which each Distribution Date occurs. The initial Interest Accrual Period for each class of Certificates will be deemed to have commenced on May 1, 2006. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period. Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance with respect to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Principal

On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under “— Priority of Distributions” above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between the related Class A Certificates and the Subordinate Certificates, other than as described in “— Cross-Collateralization” below.

On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A Certificates in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

The “Principal Amount” for any Distribution Date and any Loan Group will equal the sum of:

(a)     all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

(b)     the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

(c)     any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group received with respect to that Distribution Date;

(d)     any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)     with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Excess Liquidation Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

(f)     with respect to any Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date; and

(g)     all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

Senior Principal Distribution Amount

With respect to the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 1 remaining after payment of the Certificate Administration Fee from the Pool Distribution Amount for Loan Group 1 and distributions of interest on the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates will be distributed as principal to the following classes of Certificates, sequentially, as follows:

•     first, to the Class 1-A-R Certificates until their Class Balance has been reduced to zero; and

•     second, concurrently, to the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

With respect to the Class 2-A-1 and 2-A-2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after payment of the Certificate Administration Fee from the Pool Distribution Amount for Loan Group 2 and distributions of interest on the Class 2-A-1 and the Class 2-A-2 Certificates will be distributed as principal to the Class 2-A-1 and the Class 2-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

With respect to the Class 3-A-1 and the Class 3-A-2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after payment of the Certificate Administration Fee from the Pool Distribution Amount for Loan Group 3 and distributions of interest on the Class 3-A-1 and the Class 3-A-2 Certificates will be distributed as principal to the Class 3-A-1 and the Class 3-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

With respect to the Class 4-A-1 and the Class 4-A-2 Certificates:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after payment of the Certificate Administration Fee from the Pool Distribution Amount for Loan Group 4 and distributions of interest on the Class 4-A-1 and the Class 4-A-2 Certificates will be distributed as principal to the Class 4-A-1 and the Class 4-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

Prepayment Percentages

The “Senior Prepayment Percentage” for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage

June 2006 through May 2013	100%;
June 2013 through May 2014	the applicable Senior Percentage plus 70% of the applicable Subordinate Percentage;
June 2014 through May 2015	the applicable Senior Percentage plus 60% of the applicable Subordinate Percentage;
June 2015 through May 2016	the applicable Senior Percentage plus 40% of the applicable Subordinate Percentage;
June 2016 through May 2017	the applicable Senior Percentage plus 20% of the applicable Subordinate Percentage;
June 2017 and thereafter	the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage exceeds such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for all Loan Groups for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the June 2009 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group and (iii) if on or after the June 2009 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the Subordinate Certificates as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In	Percentage of Original Subordinate Principal Balance

June 2006 through May 2009	20%
June 2009 through May 2014	30%
June 2014 through May 2015	35%
June 2015 through May 2016	40%
June 2016 through May 2017	45%
June 2017 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Balance to zero.

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates in respect of clause (a) of the Subordinate Principal Distribution Amounts and the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal Distribution Amounts, to the extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts.

Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

The “Fractional Interest” with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the Class Balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution Date. The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class	Fractional Interest
Class B-1	1.80%
Class B-2	1.20%
Class B-3	0.75%
Class B-4	0.45%
Class B-5	0.20%
Class B-6	0.00%

Class 1-A-R Certificates

The Class 1-A-R Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the Class Balances of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of Class A Certificates in accordance with the priorities set forth above for the applicable Group under “— Principal — Senior Principal Distribution Amount,” provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate Class Balance of the Subordinate Certificates is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

In addition, if on any Distribution Date the aggregate Class Balance of the Class A Certificates related to a Loan Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Balance of the related Loan Group (any such Loan Group, the “Undercollateralized Group” and any such excess, the “Undercollateralized Amount”), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth above under “— Principal — Senior Principal Distribution Amount,” until the aggregate Class Balance of the Class A Certificates of the Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii) and (iii) in the definition of “Pool Distribution Amount Allocation” prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A Certificates related to each such Group exceeds the Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

On each Distribution Date, any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Subordinate Certificates has been reduced to zero, and then to the related Class A Certificates.

Such allocation will be effected on each Distribution Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Balance for all Loan Groups for such Distribution Date.

The amount to be distributed as principal to any class of Certificates with respect to a Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date.

With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such Distribution Date exceeds (ii) the excess, if any, of (A) the Class Balance of that class or those classes of Certificates immediately prior to such Distribution Date over (B) the aggregate amount of Realized Losses to be allocated to that class or those classes of Certificates on such Distribution Date (such amount, the “Excess Subordinate Principal Amount”), shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the Class Balances of all classes of related Class A Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such Group pro rata based on their respective Class Balances.

Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans will be borne by the related class of Super Senior Support Certificates (in addition to other Realized Losses allocated to the Super Senior Support Certificates), rather than Super Senior Certificates, for so long as the Super Senior Support Certificates are outstanding. Therefore, the Class Balance of the Super Senior Support Certificates will be reduced by such Realized Losses rather than the Class Balance of the Super Senior Certificates. After the Class Balances of the Super Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior Certificates on a pro rata basis.

In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this prospectus supplement as a “Subsequent Recovery,” will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under “— Principal” above. Additionally, the Class Balance of any class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or Deficient Valuations. As used in this prospectus supplement, a

“Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this prospectus supplement. However, none of these events shall be considered a debt service reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled monthly payments are being advanced by the Servicer without giving effect to any debt service reduction. Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

Residual Interests

Holders of the Class 1-A-R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant. The Class 1-A-R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Trust with respect to the Mortgage Loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of the Class 1-A-R Certificates will not have a right to alter the structure of this transaction. A de minimus portion of the Class 1-A-R Certificates is expected to be held by the Seller.

Restrictions on Transfer of the Class 1-A-R Certificates

The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than a partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

•     the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•    the transferor states in writing to the Certificate Administrator and the Trustee that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class 1-A-R Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the residual interest;

(ii)       the present value of the expected future distributions on the residual interest; and

(iii)       the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

Additionally, the Internal Revenue Service issued Revenue Procedure 2001-12 (referred to in this prospectus supplement as the Revenue Procedure) dealing with the transfer of noneconomic residual interests such as the Class 1-A-R Certificates. The Revenue Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

The Pooling Agreement will not require that transfers of a Class 1-A-R Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the

Revenue Procedure. The holder of any Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

•     such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate Administrator with an effective Internal Revenue Service Form W-8ECI; or

•     the transferee delivers to each of the transferor, the Trustee and the Certificate Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities” in the prospectus.

The Class 1-A-R Certificates may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this prospectus supplement under “Description of the Certificates — Allocation of Losses.” As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

Unless as specified in the definition of Senior Prepayment Percentage, the Senior Certificates will receive 100% of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive 100% of the principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See “Description of the Certificates — Principal” in this prospectus supplement.

The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, or Mortgage Loans in all Loan Groups in the case of the Subordinate Certificates. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like) . Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Yield Considerations” in the prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•     In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•     Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

•     Approximately 91.89% of the Group 1 Mortgage Loans, approximately 91.75% of the Group 2 Mortgage Loans, approximately 69.47% of the Group 3 Mortgage Loans, approximately 96.07% of the Group 4 Mortgage Loans and approximately 80.04% of all of the Mortgage Loans require only payments of interest until the month after the first Adjustment Date. After such date, the payments on the loans will be recalculated annually (or, in the case of one Mortgage Loan, semi-annually) to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

The mortgage interest rates on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans will be fixed for approximately the first three, five, seven and ten years, respectively, after origination and thereafter will adjust annually (or, in the case of one Mortgage Loan, semi-annually) and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be based on the Index in effect either (i) on the related Adjustment Date, (ii) one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such Certificates.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional termination of the Trust by Wells Fargo, as a Servicer. See “The Pooling and Servicing Agreement — Optional Termination” in this prospectus supplement for a description of Wells Fargo’s option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than 5% of the initial balance of the Mortgage Pool. The Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, that Servicer will enforce “due-on-sale” clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Yield Considerations” in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

As described in this prospectus supplement under “Description of the Certificates — Principal,” the Senior Prepayment Percentage for a Loan Group of all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of “Senior Prepayment Percentage.”

Assumed Final Distribution Date

The assumed final Distribution Date is May 20, 2036, which is the Distribution Date immediately following the latest final maturity date for any Mortgage Loan. No event of default, change in the priorities of distribution among the various classes of Certificates or other provisions of the Pooling Agreement will arise or become applicable solely by reason of the failure to pay the entire Class Balance of any class of Certificates on or before the assumed final Distribution Date.

Assumptions Relating to Tables

The tables beginning on page S-86 (the “Decrement Tables”) have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a)     each Loan Group consists of the hypothetical mortgage loans presented in the tables starting on page S-81 having the characteristics shown therein;

(b)     the initial balances and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-1;

(c)     there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)     scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on June 1, 2006;

(e)     prepayments are received, together with 30 days’ interest thereon, on the last day of each month beginning in May 2006;

(f)     the Mortgage Loans prepay at the indicated percentages of CPR;

(g)     optional termination of the Trust does not occur;

(h)     no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)     the Certificates are issued on the Closing Date;

(j)     cash payments on the Certificates are received on the 20th day of each month beginning in June 2006 in accordance with the priorities and amounts described in this prospectus supplement under “Description of the Certificates”;

(k)     for the Mortgage Loans in Loan Group 1, the initial rate caps are either 2.00% or 3.00%, and the weighted average initial rate cap for each hypothetical mortgage loan in Loan Group 1 will be as stated in the Assumed Mortgage Loan Characteristics Tables set forth below; for the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4, the initial rate cap is 5.00%; the Periodic Caps are 2.00% for the Mortgage Loans in all Loan Groups;

(l)     the Mortgage Loans adjust annually except in the case of one Mortgage Loan that adjusts semi-annually on each anniversary of the first Adjustment Date;

(m)     for each of the hypothetical mortgage loans, the Administrative Fee Rate will be as stated in the Assumed Mortgage Loan Characteristics Tables set forth below; and

(n)     the Index for the Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 4 is One-Year LIBOR, which remains constant at 5.418125% per annum (except for one Mortgage Loan in Group 4 that is indexed to Six-Month LIBOR, which remains constant at 5.28125% per annum), and the Index for the Mortgage Loans in Loan Group 3 is One-Year CMT, which remains constant at 5.00% per annum.

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Group 1 Mortgage Loans

		Gross				Remaining	Months To
	Unpaid	Weighted		Remaining		Interest	First
Product	Principal	Average	Administrative	Term	Loan Age	Only Term	Adjustment	Gross	Initial Rate	Periodic Rate
Type	Balance	Coupon (%)	Fee Rate (%)	(Months)	(Months)	(Months)	Date	Margin (%)	Cap (%)	Cap (%)	Rate Ceiling (%)

3/1 Adjustable	$799,545.37	5.7500000000	0.2625000000	352	8	0	28	2.2500000000	2.0000000000	2.0000000000	11.7500000000
3/1 Adjustable	949,589.98	5.2500000000	0.2625000000	353	7	0	29	2.2500000000	2.0000000000	2.0000000000	11.2500000000
3/1 Adjustable	899,166.42	6.3750000000	0.2625000000	359	1	0	35	2.2500000000	2.0000000000	2.0000000000	12.3750000000
3/1 Adjustable IO 120	559,963.47	5.5000000000	0.2625000000	352	8	112	28	2.2500000000	3.0000000000	2.0000000000	11.5000000000
3/1 Adjustable IO 120	8,805,890.83	5.2779412798	0.2625000000	353	7	113	29	2.2500000000	3.0000000000	2.0000000000	11.2779412798
3/1 Adjustable IO 120	1,356,400.00	6.4502359186	0.2625000000	358	2	118	34	2.2500000000	2.3981126511	2.0000000000	12.4502359186
3/1 Adjustable IO 120	12,587,549.93	6.0713764822	0.2625000000	359	1	119	35	2.2500000000	2.8207794914	2.0000000000	12.0713764822
3/1 Adjustable IO 36	2,763,659.86	6.2221782097	0.2625000000	358	2	34	34	2.2500000000	2.0000000000	2.0000000000	12.2221782097
3/1 Adjustable IO 36	3,928,600.00	6.4961309372	0.2625000000	359	1	35	35	2.2500000000	3.0000000000	2.0000000000	12.4961309372

Group 2 Mortgage Loans

		Gross				Remaining	Months To
	Unpaid	Weighted		Remaining		Interest	First
Product	Principal	Average	Administrative	Term	Loan Age	Only Term	Adjustment	Gross	Initial Rate	Periodic Rate
Type	Balance	Coupon (%)	Fee Rate (%)	(Months)	(Months)	(Months)	Date	Margin (%)	Cap (%)	Cap (%)	Rate Ceiling (%)

5/1 Adjustable	$787,538.30	5.2500000000	0.2625000000	350	10	0	50	2.2500000000	5.0000000000	2.0000000000	10.2500000000
5/1 Adjustable	823,694.03	6.0934535455	0.2625000000	352	8	0	52	2.2500000000	5.0000000000	2.0000000000	11.0934535455
5/1 Adjustable	3,470,232.41	5.5717820078	0.2625000000	353	7	0	53	2.2500000000	5.0000000000	2.0000000000	10.5717820078
5/1 Adjustable	470,157.04	6.3750000000	0.2625000000	356	4	0	56	2.2500000000	5.0000000000	2.0000000000	11.3750000000
5/1 Adjustable	978,090.12	6.1250000000	0.2625000000	358	2	0	58	2.2500000000	5.0000000000	2.0000000000	11.1250000000
5/1 Adjustable	719,265.92	5.8750000000	0.2625000000	359	1	0	59	2.2500000000	5.0000000000	2.0000000000	10.8750000000
5/1 Adjustable IO 120	381,155.14	6.1250000000	0.2625000000	350	10	110	50	2.2500000000	5.0000000000	2.0000000000	11.1250000000
5/1 Adjustable IO 120	3,060,969.05	5.8805017797	0.2625000000	352	8	112	52	2.2500000000	5.0000000000	2.0000000000	10.8805017797
5/1 Adjustable IO 120	44,197,358.29	5.6694555027	0.2625000000	353	7	113	53	2.2500000000	5.0000000000	2.0000000000	10.6694555027
5/1 Adjustable IO 120	549,808.33	5.8750000000	0.2625000000	354	6	114	54	2.2500000000	5.0000000000	2.0000000000	10.8750000000
5/1 Adjustable IO 120	1,451,591.56	5.9524329764	0.2625000000	358	2	118	58	2.2500000000	5.0000000000	2.0000000000	10.9524329764
5/1 Adjustable IO 120	26,166,149.37	6.2171846758	0.2625000000	359	1	119	59	2.2500000000	5.0000000000	2.0000000000	11.2171846758
5/1 Adjustable IO 60	410,000.00	5.8750000000	0.2625000000	350	10	50	50	2.2500000000	5.0000000000	2.0000000000	10.8750000000
5/1 Adjustable IO 60	1,566,633.19	6.2168915798	0.2625000000	352	8	52	52	2.2500000000	5.0000000000	2.0000000000	11.2168915798
5/1 Adjustable IO 60	455,000.00	5.7500000000	0.2625000000	357	3	57	57	2.2500000000	5.0000000000	2.0000000000	10.7500000000
5/1 Adjustable IO 60	2,333,479.17	6.2625349308	0.2625000000	358	2	58	58	2.2500000000	5.0000000000	2.0000000000	11.2625349308

Group 3 Mortgage Loans

		Gross				Remaining	Months To
	Unpaid	Weighted		Remaining		Interest	First
Product	Principal	Average	Administrative	Term	Loan Age	Only Term	Adjustment	Gross	Initial Rate	Periodic Rate
Type	Balance	Coupon (%)	Fee Rate (%)	(Months)	(Months)	(Months)	Date	Margin (%)	Cap (%)	Cap (%)	Rate Ceiling (%)

7/1 Adjustable	$2,212,468.46	5.5000000000	0.2625000000	328	32	0	52	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	5,677,481.28	5.5000000000	0.2625000000	329	31	0	53	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	6,681,678.71	5.5000000000	0.2625000000	330	30	0	54	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	5,063,981.02	5.5000000000	0.2625000000	331	29	0	55	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	1,156,410.55	5.5000000000	0.2625000000	332	28	0	56	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	5,205,655.92	5.5000000000	0.2625000000	339	21	0	63	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	5,489,613.48	5.5000000000	0.2625000000	340	20	0	64	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	423,210.70	5.5000000000	0.2625000000	345	15	0	69	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	3,516,827.61	5.5000000000	0.2625000000	346	14	0	70	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	634,831.37	5.5000000000	0.2625000000	347	13	0	71	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	3,804,746.83	5.5000000000	0.2625000000	348	12	0	72	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	7,633,950.60	5.5000000000	0.2625000000	349	11	0	73	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	1,465,573.74	5.5000000000	0.2625000000	350	10	0	74	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	3,631,442.09	5.5000000000	0.2625000000	351	9	0	75	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	1,944,774.58	5.5000000000	0.2625000000	352	8	0	76	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	3,769,377.11	5.5000000000	0.2625000000	353	7	0	77	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	5,076,019.60	5.5000000000	0.2625000000	354	6	0	78	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	2,457,077.89	5.5000000000	0.2625000000	355	5	0	79	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	1,680,438.30	5.5000000000	0.2625000000	356	4	0	80	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable	730,996.58	5.5000000000	0.2625000000	357	3	0	81	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	411,913.65	5.5000000000	0.2625000000	348	12	108	72	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	799,600.00	5.5000000000	0.2625000000	350	10	110	74	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	3,823,441.02	5.5000000000	0.2625000000	351	9	111	75	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	2,222,711.16	5.5000000000	0.2625000000	352	8	112	76	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	3,343,646.02	5.5000000000	0.2625000000	353	7	113	77	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	622,000.00	5.5000000000	0.2625000000	354	6	114	78	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	2,321,375.29	5.5000000000	0.2625000000	355	5	115	79	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 120	1,584,089.00	5.5000000000	0.2625000000	356	4	116	80	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	180,000.00	5.5000000000	0.2625000000	323	37	47	47	2.2500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	535,753.22	5.5000000000	0.2625000000	324	36	48	48	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	524,307.02	5.5000000000	0.2625000000	327	33	51	51	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	3,263,649.29	5.5000000000	0.2625000000	328	32	52	52	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	2,773,179.49	5.5000000000	0.2625000000	329	31	53	53	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	2,200,031.60	5.5000000000	0.2625000000	330	30	54	54	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	2,312,694.64	5.5000000000	0.2625000000	331	29	55	55	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	584,587.65	5.5000000000	0.2625000000	338	22	62	62	2.7500000000	5.0000000000	2.0000000000	10.5000000000

Group 3 Mortgage Loans (Continued)

		Gross				Remaining	Months To
	Unpaid	Weighted		Remaining		Interest	First
Product	Principal	Average	Administrative	Term	Loan Age	Only Term	Adjustment	Gross	Initial Rate	Periodic Rate
Type	Balance	Coupon (%)	Fee Rate (%)	(Months)	(Months)	(Months)	Date	Margin (%)	Cap (%)	Cap (%)	Rate Ceiling (%)

7/1 Adjustable IO 84	6,623,438.00	5.5000000000	0.2625000000	340	20	64	64	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	3,897,998.00	5.5000000000	0.2625000000	345	15	69	69	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	15,598,011.36	5.5000000000	0.2625000000	346	14	70	70	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	16,464,981.01	5.5000000000	0.2625000000	347	13	71	71	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	17,221,260.36	5.5000000000	0.2625000000	348	12	72	72	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	29,223,548.02	5.5000000000	0.2625000000	349	11	73	73	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	12,127,946.65	5.5000000000	0.2625000000	350	10	74	74	2.7500000000	5.0000000000	2.0000000000	10.5050335813
7/1 Adjustable IO 84	3,987,119.02	5.5000000000	0.2625000000	351	9	75	75	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	5,765,660.34	5.5000000000	0.2625000000	352	8	76	76	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	8,875,610.61	5.5000000000	0.2625000000	353	7	77	77	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	4,216,034.49	5.5000000000	0.2625000000	354	6	78	78	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	522,750.00	5.5000000000	0.2625000000	355	5	79	79	2.7500000000	5.0000000000	2.0000000000	10.5000000000
7/1 Adjustable IO 84	589,937.88	5.5000000000	0.2625000000	356	4	80	80	2.7500000000	5.0000000000	2.0000000000	10.5000000000

Group 4 Mortgage Loans

		Gross				Remaining	Months To
	Unpaid	Weighted		Remaining		Interest	First
Product	Principal	Average	Administrative	Term	Loan Age	Only Term	Adjustment	Gross	Initial Rate	Periodic Rate
Type	Balance	Coupon (%)	Fee Rate (%)	(Months)	(Months)	(Months)	Date	Margin (%)	Cap (%)	Cap (%)	Rate Ceiling (%)

10/1 Adjustable	$552,039.65	5.8750000000	0.2625000000	352	8	0	112	2.2500000000	5.0000000000	2.0000000000	10.8750000000
10/1 Adjustable	708,237.11	5.7102695964	0.2625000000	353	7	0	113	2.2500000000	5.0000000000	2.0000000000	10.7102695964
10/1 Adjustable	1,066,802.49	5.8333301134	0.2625000000	359	1	0	119	2.2500000000	5.0000000000	2.0000000000	10.8333301134
10Yr/6Mo Adjustable IO 120	87,200.00	6.7500000000	0.2625000000	359	1	119	119	2.7500000000	5.0000000000	1.0000000000	11.7500000000
10/1 Adjustable IO 120	300,000.00	5.5000000000	0.2625000000	347	13	107	107	2.2500000000	5.0000000000	2.0000000000	10.5000000000
10/1 Adjustable IO 120	309,985.63	5.7500000000	0.2625000000	351	9	111	111	2.2500000000	5.0000000000	2.0000000000	10.7500000000
10/1 Adjustable IO 120	3,144,694.86	6.0376242757	0.2625000000	352	8	112	112	2.2500000000	5.0000000000	2.0000000000	11.0376242757
10/1 Adjustable IO 120	21,899,292.70	5.9393834472	0.2625000000	353	7	113	113	2.2500000000	5.0000000000	2.0000000000	10.9393834472
10/1 Adjustable IO 120	2,072,000.00	6.2229729730	0.2625000000	358	2	118	118	2.2500000000	5.0000000000	2.0000000000	11.2229729730
10/1 Adjustable IO 120	29,029,857.38	6.2492326312	0.2625000000	359	1	119	119	2.2648812305	5.0000000000	2.0000000000	11.2492326312

Weighted Average Lives of the Offered Certificates

The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group, or all Loan Groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth below.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the “Constant Prepayment Rate,” or CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 15% CPR assumes constant prepayment rates of 15% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under “— Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances outstanding and the weighted average lives of the Offered Certificates set forth in the Decrement Tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the

Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the Class Balances than indicated in the Decrement Tables at the various percentages of CPR specified.

Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial Class Balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class 1-A-1 and Class 1-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	90	84	79	74	69	58	48
May 20, 2008	80	71	63	55	47	34	23
May 20, 2009	72	60	49	40	32	20	11
May 20, 2010	64	50	39	30	23	12	6
May 20, 2011	57	42	31	22	16	7	3
May 20, 2012	51	36	25	17	11	4	1
May 20, 2013	45	30	20	13	8	3	1
May 20, 2014	41	26	16	9	5	2	*
May 20, 2015	36	22	13	7	4	1	*
May 20, 2016	32	18	10	5	3	1	*
May 20, 2017	28	15	8	4	2	*	*
May 20, 2018	25	13	6	3	1	*	*
May 20, 2019	22	10	5	2	1	*	*
May 20, 2020	19	9	4	1	1	*	*
May 20, 2021	17	7	3	1	*	*	*
May 20, 2022	14	6	2	1	*	*	*
May 20, 2023	12	5	2	1	*	*	*
May 20, 2024	11	4	1	*	*	*	*
May 20, 2025	9	3	1	*	*	*	*
May 20, 2026	8	2	1	*	*	*	*
May 20, 2027	6	2	1	*	*	*	*
May 20, 2028	5	1	*	*	*	*	*
May 20, 2029	4	1	*	*	*	*	*
May 20, 2030	3	1	*	*	*	*	*
May 20, 2031	3	1	*	*	*	*	*
May 20, 2032	2	*	*	*	*	*	*
May 20, 2033	1	*	*	*	*	*	*
May 20, 2034	1	*	*	*	*	*	*
May 20, 2035	*	*	*	*	*	*	0
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	8.09	5.70	4.27	3.35	2.71	1.89	1.39

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class 1-A-R

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	0	0	0	0	0	0	0
May 20, 2008	0	0	0	0	0	0	0
May 20, 2009	0	0	0	0	0	0	0
May 20, 2010	0	0	0	0	0	0	0
May 20, 2011	0	0	0	0	0	0	0
May 20, 2012	0	0	0	0	0	0	0
May 20, 2013	0	0	0	0	0	0	0
May 20, 2014	0	0	0	0	0	0	0
May 20, 2015	0	0	0	0	0	0	0
May 20, 2016	0	0	0	0	0	0	0
May 20, 2017	0	0	0	0	0	0	0
May 20, 2018	0	0	0	0	0	0	0
May 20, 2019	0	0	0	0	0	0	0
May 20, 2020	0	0	0	0	0	0	0
May 20, 2021	0	0	0	0	0	0	0
May 20, 2022	0	0	0	0	0	0	0
May 20, 2023	0	0	0	0	0	0	0
May 20, 2024	0	0	0	0	0	0	0
May 20, 2025	0	0	0	0	0	0	0
May 20, 2026	0	0	0	0	0	0	0
May 20, 2027	0	0	0	0	0	0	0
May 20, 2028	0	0	0	0	0	0	0
May 20, 2029	0	0	0	0	0	0	0
May 20, 2030	0	0	0	0	0	0	0
May 20, 2031	0	0	0	0	0	0	0
May 20, 2032	0	0	0	0	0	0	0
May 20, 2033	0	0	0	0	0	0	0
May 20, 2034	0	0	0	0	0	0	0
May 20, 2035	0	0	0	0	0	0	0
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	0.06	0.06	0.06	0.06	0.06	0.06	0.06

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class 2-A-1 and Class 2-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	90	84	79	74	69	58	48
May 20, 2008	80	71	63	55	47	34	23
May 20, 2009	72	60	49	40	32	20	11
May 20, 2010	64	50	39	30	23	12	6
May 20, 2011	57	42	31	23	16	7	3
May 20, 2012	51	36	25	17	11	4	1
May 20, 2013	46	31	20	13	8	3	1
May 20, 2014	41	26	16	9	5	2	*
May 20, 2015	37	22	13	7	4	1	*
May 20, 2016	33	18	10	5	3	1	*
May 20, 2017	29	15	8	4	2	*	*
May 20, 2018	25	13	6	3	1	*	*
May 20, 2019	22	11	5	2	1	*	*
May 20, 2020	19	9	4	1	1	*	*
May 20, 2021	17	7	3	1	*	*	*
May 20, 2022	14	6	2	1	*	*	*
May 20, 2023	12	5	2	1	*	*	*
May 20, 2024	11	4	1	*	*	*	*
May 20, 2025	9	3	1	*	*	*	*
May 20, 2026	8	2	1	*	*	*	*
May 20, 2027	6	2	1	*	*	*	*
May 20, 2028	5	1	*	*	*	*	*
May 20, 2029	4	1	*	*	*	*	*
May 20, 2030	3	1	*	*	*	*	*
May 20, 2031	3	1	*	*	*	*	*
May 20, 2032	2	*	*	*	*	*	*
May 20, 2033	1	*	*	*	*	*	*
May 20, 2034	1	*	*	*	*	*	*
May 20, 2035	*	*	*	*	*	*	*
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	8.13	5.72	4.29	3.36	2.71	1.89	1.39

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class 3-A-1 and Class 3-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	89	84	79	74	69	58	48
May 20, 2008	80	71	62	54	47	34	23
May 20, 2009	71	59	49	40	32	20	11
May 20, 2010	63	49	39	30	22	12	5
May 20, 2011	56	42	31	22	16	7	3
May 20, 2012	50	35	24	16	11	4	1
May 20, 2013	44	29	19	12	7	2	1
May 20, 2014	39	25	15	9	5	1	*
May 20, 2015	34	20	12	7	4	1	*
May 20, 2016	30	17	9	5	2	1	*
May 20, 2017	27	14	7	4	2	*	*
May 20, 2018	23	12	6	3	1	*	*
May 20, 2019	20	10	4	2	1	*	*
May 20, 2020	18	8	3	1	1	*	*
May 20, 2021	15	6	3	1	*	*	*
May 20, 2022	13	5	2	1	*	*	*
May 20, 2023	11	4	2	1	*	*	*
May 20, 2024	10	3	1	*	*	*	*
May 20, 2025	8	3	1	*	*	*	*
May 20, 2026	7	2	1	*	*	*	*
May 20, 2027	6	2	*	*	*	*	*
May 20, 2028	5	1	*	*	*	*	*
May 20, 2029	4	1	*	*	*	*	*
May 20, 2030	3	1	*	*	*	*	*
May 20, 2031	2	*	*	*	*	*	*
May 20, 2032	1	*	*	*	*	*	*
May 20, 2033	1	*	*	*	*	*	*
May 20, 2034	*	*	*	*	*	*	*
May 20, 2035	*	*	*	*	*	*	0
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	7.80	5.55	4.19	3.30	2.68	1.88	1.38

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class 4-A-1 and Class 4-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	90	84	79	74	69	59	48
May 20, 2008	80	71	63	55	47	34	23
May 20, 2009	72	60	49	40	32	20	11
May 20, 2010	64	50	39	30	23	12	6
May 20, 2011	57	43	31	23	16	7	3
May 20, 2012	51	36	25	17	11	4	1
May 20, 2013	46	31	20	13	8	3	1
May 20, 2014	41	26	16	10	5	2	*
May 20, 2015	37	22	13	7	4	1	*
May 20, 2016	33	19	10	5	3	1	*
May 20, 2017	29	16	8	4	2	*	*
May 20, 2018	26	13	6	3	1	*	*
May 20, 2019	22	11	5	2	1	*	*
May 20, 2020	20	9	4	2	1	*	*
May 20, 2021	17	7	3	1	*	*	*
May 20, 2022	15	6	2	1	*	*	*
May 20, 2023	13	5	2	1	*	*	*
May 20, 2024	11	4	1	*	*	*	*
May 20, 2025	9	3	1	*	*	*	*
May 20, 2026	8	2	1	*	*	*	*
May 20, 2027	6	2	1	*	*	*	*
May 20, 2028	5	2	*	*	*	*	*
May 20, 2029	4	1	*	*	*	*	*
May 20, 2030	3	1	*	*	*	*	*
May 20, 2031	3	1	*	*	*	*	*
May 20, 2032	2	*	*	*	*	*	*
May 20, 2033	1	*	*	*	*	*	*
May 20, 2034	1	*	*	*	*	*	*
May 20, 2035	*	*	*	*	*	*	0
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	8.18	5.75	4.30	3.37	2.72	1.89	1.39

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*     Less than 0.5%, but greater than zero.

Percentage of Initial Class Balance Outstanding at the Respective Percentages of CPR Set Forth Below:

Class B-1, Class B-2 and Class 2-A-2

Distribution Date	10%	15%	20%	25%	30%	40%	50%

Initial Percentage	100	100	100	100	100	100	100
May 20, 2007	100	100	100	100	100	100	100
May 20, 2008	99	99	99	99	99	86	71
May 20, 2009	99	99	99	91	83	66	50
May 20, 2010	99	99	82	68	58	40	25
May 20, 2011	98	88	65	51	40	24	12
May 20, 2012	98	75	52	38	28	14	6
May 20, 2013	93	63	41	28	20	8	3
May 20, 2014	83	53	33	21	14	5	2
May 20, 2015	74	44	26	16	9	3	1
May 20, 2016	65	37	20	11	6	2	*
May 20, 2017	57	31	16	8	4	1	*
May 20, 2018	50	26	12	6	3	1	*
May 20, 2019	44	21	10	4	2	*	*
May 20, 2020	38	17	7	3	1	*	*
May 20, 2021	33	14	6	2	1	*	*
May 20, 2022	29	12	4	2	1	*	*
May 20, 2023	25	9	3	1	*	*	*
May 20, 2024	21	8	3	1	*	*	*
May 20, 2025	18	6	2	1	*	*	*
May 20, 2026	15	5	1	*	*	*	*
May 20, 2027	12	4	1	*	*	*	*
May 20, 2028	10	3	1	*	*	*	*
May 20, 2029	8	2	1	*	*	*	*
May 20, 2030	6	2	*	*	*	*	*
May 20, 2031	5	1	*	*	*	*	*
May 20, 2032	3	1	*	*	*	*	*
May 20, 2033	2	*	*	*	*	*	*
May 20, 2034	1	*	*	*	*	*	0
May 20, 2035	*	*	*	*	*	*	0
May 20, 2036	0	0	0	0	0	0	0
Weighted Average
Life (in years) (1)	13.37	9.71	7.36	6.04	5.20	4.01	3.17

(1)   The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

Yield on the Class 1-A-R Certificates

The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on a Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under “Description of the Certificates — Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of

Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, or SDA, represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, as indicated in the tables below (referred to in this prospectus supplement as a loss severity percentage), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 96.125% and 94.46875%, in each case, of their initial Class Balance plus accrued interest from May 1, 2006 to (but not including) the Closing Date.

It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the loss severity percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and

Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from May 1, 2006 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 or Class B-3 Certificates when reinvestment rates are considered.

Sensivity of Pre-Tax Yields to Maturity of the
Class B-2 Certificates to Prepayments and Realized Losses

	Loss	Percentage of CPR
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%
0%	0%	6.86%	6.74%	6.68%	6.67%	6.67%	6.75%	6.93%
50%	25%	6.88%	6.75%	6.68%	6.66%	6.67%	6.76%	6.91%
50%	50%	6.89%	6.76%	6.68%	6.66%	6.67%	6.76%	6.91%
75%	25%	6.89%	6.75%	6.68%	6.66%	6.67%	6.76%	6.91%
75%	50%	6.90%	6.78%	6.68%	6.66%	6.66%	6.75%	6.91%
100%	25%	6.89%	6.76%	6.68%	6.66%	6.67%	6.76%	6.91%
100%	50%	6.21%	6.79%	6.69%	6.66%	6.66%	6.75%	6.91%
150%	25%	6.90%	6.77%	6.68%	6.66%	6.67%	6.76%	6.91%
150%	50%	(28.82)%	0.81%	5.55%	6.66%	6.66%	6.74%	6.92%

Sensivity of Pre-Tax Yields to Maturity of the
Class B-3 Certificates to Prepayments and Realized Losses

	Loss	Percentage of CPR
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%
0%	0%	7.07%	7.00%	7.00%	7.03%	7.08%	7.27%	7.56%
50%	25%	7.08%	7.00%	6.99%	7.03%	7.09%	7.27%	7.53%
50%	50%	7.09%	7.00%	6.98%	7.02%	7.08%	7.28%	7.53%
75%	25%	7.08%	7.00%	6.99%	7.02%	7.08%	7.28%	7.53%
75%	50%	3.41%	6.36%	6.98%	7.02%	7.08%	7.26%	7.54%
100%	25%	7.09%	7.00%	6.99%	7.03%	7.08%	7.28%	7.54%
100%	50%	(30.39)%	(0.08)%	3.99%	7.01%	7.07%	7.26%	7.54%
150%	25%	3.63%	6.49%	6.98%	7.02%	7.08%	7.28%	7.54%
150%	50%	(63.69)%	(54.66)%	(41.72)%	(5.10)%	0.55%	7.26%	7.55%

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

AggregateRealized Losses

	Loss	Percentage of CPR
Percentage	Severity
of SDA	Percentage	10%	15%	20%	25%	30%	40%	50%
50%	25%	0.32%	0.26%	0.22%	0.18%	0.15%	0.11%	0.08%
50%	50%	0.64%	0.52%	0.43%	0.36%	0.30%	0.21%	0.15%
75%	25%	0.48%	0.39%	0.32%	0.27%	0.23%	0.16%	0.11%
75%	50%	0.95%	0.78%	0.65%	0.54%	0.45%	0.32%	0.23%
100%	25%	0.63%	0.52%	0.43%	0.36%	0.30%	0.21%	0.15%
100%	50%	1.26%	1.04%	0.86%	0.72%	0.60%	0.43%	0.31%
150%	25%	0.94%	0.77%	0.64%	0.54%	0.45%	0.32%	0.23%
150%	50%	1.88%	1.55%	1.28%	1.07%	0.90%	0.64%	0.46%

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See “Method of Distribution” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the Trust as two separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code.

•    The Certificates (other than the Class 1-A-R Certificates) will be designated as “regular interests” in a REMIC. All the Certificates (other than the Class 1-A-R Certificates) are “Regular Certificates” for purposes of the following discussion.

•    The Class 1-A-R Certificates will represent ownership of the sole class of “residual interests” in each REMIC.

See “Federal Income Tax Consequences — REMICS” in the prospectus.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Regular Securities — Original Issue Discount” in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences — REMICs — Taxation of Owners Regular Securities — Premium” in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

•    the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•    the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

•    interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

See “Federal Income Tax Consequences — REMICs — Classification of REMICs” in the prospectus.

Residual Certificates

If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations,” “— Foreign Investors in REMIC Certificates” and “— Mark to Market Rules” in the prospectus. Additionally, for information regarding prohibited transactions, see “Federal Income Tax Consequences — REMICs —

Taxation of Owners of Residual Securities — Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus.

Backup Withholding and Reporting Requirements

Solely with respect to Definitive Certificates, certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences — REMICs ¯ Taxation of Certain Foreign Investors — Backup Withholding” in the prospectus.

Solely with respect to Definitive Certificates, the Certificate Administrator will be required to report annually to the Internal Revenue Service, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents) . As long as the only “certificateholder” of record of the Offered Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the Internal Revenue Service will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Certificate Administrator. The Certificate Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete such reports. See “Federal Income Tax Consequences — REMICs ¯ Foreign Investors in REMIC Certificates” and “— Reporting and Other Administrative Matters” in the prospectus.

Penalty Protection

If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law) which is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or Similar Law. See “ERISA Considerations” in the prospectus.

On April 3, 1996, the U.S. Department of Labor (the “DOL”) extended to Wachovia Capital Markets, LLC (formerly First Union Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia Corporation, an administrative exemption (most recently amended and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The underwriter believes that the purchase or holding of the Offered Certificates (other than the Class 1-A-R Certificates) by or on behalf of, or with “plan assets” of, Plans subject to Title I of ERISA or Section 4975 of the Code may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations — Prohibited Transaction Exemptions” in the prospectus if such Offered Certificates are rated at least “BBB-” (or its equivalent) by S&P, Moody’s, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

The Class 1-A-R Certificates may not be purchased or held by Plans.

Each beneficial owner of an Offered Certificate (or any interest therein) (other than Class 1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate (or interest therein), that either (i) it is not acquiring such Offered Certificate with “plan assets” of a Plan, (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Offered Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch and (2) it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such Offered Certificate (or interest therein) is an “insurance company general account” (as defined in DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, any subservicer, the Master Servicer, the Certificate Administrator, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1, described under “ERISA Considerations” in the prospectus, and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement among the Depositor and Wachovia Capital Markets, LLC, as underwriter, the Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase the Offered Certificates, except that a 0.01% Percentage Interest in the Class 1-A-R Certificates is expected to be held by the Seller. Proceeds to the Depositor from the sale of the Offered Certificates to the Underwriter are expected to be approximately 98.765% (excluding accrued interest) of the initial principal amount of such classes, before deducting expenses estimated to be approximately $500,000 payable by the Depositor.

Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriter is an affiliate of the Depositor and the Sponsor and Seller and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the table on page S-1 of this prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement. S&P’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

The Depositor has not requested a rating of any class of Offered Certificates by any Rating Agency other than S&P and Fitch. However, there can be no assurance as to whether any other Rating Agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other Rating Agency. The rating assigned by any such other Rating Agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch. The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GLOSSARY OF TERMS

Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Pooling Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

“Adjusted Pool Balance” means, with respect to any Distribution Date and Loan Group, the Pool Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to certificateholders on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

“Adjustment Date” means, for any Mortgage Loan, the end of the initial fixed-rate period and annually (or, in the case of one Mortgage Loan, semi-annually) thereafter.

“Administrative Fee Rate” means, with respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Certificate Administration Fee Rate.

“Administrative Fees” mean, with respect to a Loan Group, the sum of (a) the Servicing Fee payable to the applicable Servicer and (b) the Certificate Administration Fee paid to the Certificate Administrator.

“Advance” means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such Mortgage Loans.

“Aggregate Subordinate Percentage” means the percentage equivalent of a fraction, the numerator of which is the aggregate Class Balance of the Subordinate Certificates, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

“Book-Entry Certificate” means a Certificate issued in book-entry form.

“Certificate Account” means the account established and maintained with the Certificate Administrator on behalf of certificateholders, as described in “The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts” in this prospectus supplement.

“Certificate Administration Fee” means, with respect to each Loan Group, a fee in an amount equal to the product of the Certificate Administration Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

“Certificate Administration Fee Rate” means 0.0125% per annum.

“Certificate Administrator” means U.S. Bank National Association.

“Certificate Owner” means a person that has acquired a beneficial ownership interest in a Book-Entry Certificate.

“Certificates” means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Class Balance” of a class of Certificates at any time means its initial Class Balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under “Description of the Certificates — Allocation of Losses” in this prospectus supplement, plus any Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

“Closing Date” means May 25, 2006.

“Collection Account” means the account established and maintained with the Master Servicer on behalf of certificateholders, as described in “The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts” in this term sheet supplement.

“Compensating Interest” means, with respect to a Servicer for any month, an amount equal to the lesser of (i) one-twelfth of 0.25% of the balance of the Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

“Corporate Trust Office” means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is 60 Livingston Ave., St. Paul, MN 55107-2292, Attention: Bond Drop Window, and whose address for all other purposes is 60 Livingston Ave., EP-MN-WS3D, St. Paul, MN 55107-2292, Attention: WMLT Series 2006-A, and whose telephone number is (800) 934-6802.

“Custodian” means U.S. Bank National Association.

“Cut-off Date” means May 1, 2006.

“Decrement Tables” has the meaning described in “Prepayment and Yield Considerations — Assumptions Relating to Tables” in this prospectus supplement.

“Deficient Valuation” has the meaning described in “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

“Definitive Certificates” means Certificates issued in definitive, fully-registered form.

“Deleted Mortgage Loan” means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible Substitute Mortgage Loan, as described in “The Pooling and Servicing Agreement — Repurchases of Mortgage Loans” in this prospectus supplement.

“Determination Date” means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

“Distribution Date” means the 20th day in each month, or if such day is not a business day, the next succeeding business day, commencing in the month of June, 2006.

"DTC" means The Depository Trust Company.

“Eligible Substitute Mortgage Loan” means, with respect to a Deleted Mortgage Loan, a Mortgage Loan that generally will:

•    have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

•    have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

•    have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

•    have a Gross Margin equal to that of the Deleted Mortgage Loan;

•    have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

•    have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

•    have a remaining term to maturity not greater than (and not more than one year less than)that of the Deleted Mortgage Loan; and

•    comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

“Excess Liquidation Proceeds” means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related mortgage interest rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

“Excess Subordinate Principal Amount” has the meaning described in “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

“Exemption” has the meaning described in “ERISA Considerations” in this prospectus supplement.

“Financial Intermediary” means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner’s account for the purpose of recording such beneficial owner’s ownership of a Book-Entry Certificate.

“Fractional Interest” has the meaning described in “Description of the Certificates — Principal — Subordinate Principal Distribution Amount” in this prospectus supplement.

“Gross Margin” means the percentage specified in the applicable mortgage note.

“Group 1 Mortgage Loans” means the Mortgage Loans in Loan Group 1.

“Group 2 Mortgage Loans” means the Mortgage Loans in Loan Group 2.

“Group 3 Mortgage Loans” means the Mortgage Loans in Loan Group 3.

“Group 4 Mortgage Loans” means the Mortgage Loans in Loan Group 4.

“Index” means One-Year LIBOR, Six-Month LIBOR or One-Year CMT, as applicable.

“Indirect Participant” means an organization that holds an ownership interest in a Certificate through a Participant.

“Insurance Proceeds” means all proceeds from any insurance policies maintained in respect of a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the related mortgage property or released in accordance with the servicing procedures of the related Servicer).

“Interest Accrual Period” means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

“Interest Distribution Amount” has the meaning described in “Description of the Certificates — Interest” in this prospectus supplement.

“Liquidated Mortgage Loan” means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

“Liquidation Proceeds” means amounts received and retained in connection with the liquidation of Mortgage Loans.

“Loan Group” means each loan group in the mortgage pool, consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Loan-to-Value Ratio” of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property.

“MERS” means Mortgage Electronic Registration Systems, Inc. or its designee

“Modeling Assumptions” has the meaning described in “Prepayment and Yield Considerations — Assumptions Relating to Tables” in this prospectus supplement.

“Mortgage File” means, with respect to a Mortgage Loan:

•    the original promissory note evidencing the Mortgage Loan endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original promissory note evidencing the Mortgage Loan has been lost;

•    the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

•    an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

•    if applicable, any riders or modifications to such promissory note and mortgage.

“Mortgage Loan” means each mortgage loan sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement among the Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

“Mortgage Pool” means the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans.

“Net Interest Shortfall” means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

“Net Mortgage Interest Rate” of a Mortgage Loan means the excess of its mortgage interest rate over the applicable Administrative Fee Rate.

“Non-Supported Interest Shortfall” means, with respect to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

“Offered Certificates” means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

“One-Year CMT” means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the Federal Reserve Board in statistical Release No. H.15 (519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the Adjustment Date or on the Adjustment Date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

“One-Year LIBOR” means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar- denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

“Original Subordinate Principal Balance” has the meaning described in “Description of the Certificates — Principal — Prepayment Percentages” in this prospectus supplement.

“Originators” means each of National City and Wells Fargo, in such capacity.

“Participant” means a participant in DTC, Clearstream or Euroclear, as applicable.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

“Percentage Interest” of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

“Periodic Cap” means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related promissory note evidencing the Mortgage Loan.

“Plan” has the meaning described in “ERISA Considerations” in this prospectus supplement.

“Pool Distribution Amount” has the meaning described in “Description of the Certificates — Pool Distribution Amount” in this prospectus supplement.

“Pool Distribution Amount Allocation” has the meaning described in “Description of the Certificates — Priority of Distributions” in this prospectus supplement.

“Pool Principal Balance” means, for a Loan Group for any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

“Pooling Agreement” means the Pooling and Servicing Agreement among the Depositor, the Master Servicer and Certificate Administrator, the Servicers and the Trustee, pursuant to which the Certificates are issued.

“Prepayment Interest Shortfall” means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month’s interest at the related Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

“Principal Amount” has the meaning described in “Description of the Certificates — Principal” in this prospectus supplement.

“Purchase Price” means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and (iii) any costs and damages incurred by the Trust in connection with any breach of a representation by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

“Rate Ceiling” means the maximum mortgage interest rate for a Mortgage Loan.

“Rating Agency” means each of S&P and Fitch.

“Realized Loss” has the meaning described in “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

“Relief Act Reduction” means a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. See “Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

“Scheduled Principal Payments” means the amounts described in clauses (a) through (d) of the definition of Principal Amount in “Description of the Certificates — Principal” in this prospectus supplement.

"Seller" means Wachovia Bank, National Association.

“Senior Credit Support Depletion Date” means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

“Senior Percentage” means, for a Loan Group for any Distribution Date, an amount equal to (i) the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the related Loan Group for such date. As of the Cut-off Date, the Senior Percentage is expected to be approximately 96.50% for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Senior Prepayment Percentage” has the meaning described in “Description of the Certificates — Principal — Prepayment Percentages” in this prospectus supplement.

“Senior Principal Distribution Amount” means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

(a)    the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

(b)    the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution Date.

“Servicer” means National City or Wells Fargo, in such capacity.

“Servicer Custodial Account” means the separate trust account established by a Servicer for the benefit of certificateholders, as described in “The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts” in this prospectus supplement.

“Servicing Fee” means, with respect to a Servicer, servicing compensation payable to such Servicer in respect of its servicing activities.

“Servicing Fee Rate” means, with respect to the Mortgage Loans serviced by National City, 0.25% per annum, and with respect to the Mortgage Loans serviced by Wells Fargo, 0.25% per annum.

“Similar Law” has the meaning described in “ERISA Considerations” in this prospectus supplement.

“Six-Month LIBOR” means the arithmetic mean of the London interbank offered rate quotations for six month U.S. Dollar- denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

"Sponsor" means Wachovia Bank, National Association.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such Mortgage Loan.

“Subordinate Percentage” means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior Percentage for such Loan Group for such date. As of the Cut-off Date, the Subordinate Percentage is expected to be approximately 3.50% for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

“Subordinate Prepayment Percentage” means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior Prepayment Percentage for such Loan Group for such date.

“Subordinate Principal Distribution Amount” means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

(a)    the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

(a)    the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such Distribution Date.

“Subsequent Recovery” has the meaning described in “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

“Substitution Adjustment Amount” means, with respect to an Eligible Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage Loan, after deduction of all monthly payments due in the month of substitution, and the Stated Principal Balance of the related Deleted Mortgage Loan.

“Total Senior Percentage” means the percentage equivalent of a fraction, the numerator of which is the sum of the Class Balances of the Class A Certificates of all Groups, and the denominator of which is the aggregate Pool Principal Balance for all Loan Groups.

“Trust” means the Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust.

“Trustee” means HSBC Bank USA, National Association.

“Undercollateralized Amount” has the meaning described in “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

“Undercollateralized Group” has the meaning described in “Description of the Certificates — Cross-Collateralization” in this prospectus supplement.

“Unscheduled Principal Payments” means the amounts described in clauses (e), (f) and (g) of the definition of Principal Amount in “Description of the Certificates — Principal” in this prospectus supplement.

ANNEX I

MORTGAGE POOL DATA

        This Annex I is a part of the prospectus with respect to the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2006-A.

Collateral Summary of the Aggregate Mortgage Loans
	Group 1	Group 2	Group 3	Group 4	Total
Product Type	3/1 ARMs	5/1 ARMs	7/1 ARMs	10/1ARMs
Servicer and Originator	NatCity	NatCity	WellsFargo	NatCity
Number of MortgageLoans	63	155	389	132	739
Total Principal Balance	$32,650,365.86	$87,821,121.92	$223,538,322.38	$59,170,109.82	$403,179,919.98
Average Principal Balance	$518,259.78	$566,587.88	$574,648.64	$448,258.41	$545,574.99
WAMonthstoFirstRateAdjustment	33	55	70	116	70
WA Age (months)	3	5	14	4	10
WA Original Term (months)	360	360	360	360	360
WA Remaining Term (months)	357	355	346	356	350
WA Gross Coupon	5.904%	5.882%	5.500%	6.099%	5.704%
WA Administrative Fee Rate	0.2625%	0.2625%	0.2625%	0.2625%	0.2625%
WA Net Coupon	5.641%	5.619%	5.238%	5.837%	5.441%
WA Initial Cap	2.740%	5.000%	5.000%	5.000%	4.817%
WA Periodic Ca	2.000%	2.000%	2.000%	1.999%	2.000%
WA Life Cap	6.000%	5.000%	5.000%	5.000%	5.081%
Minimum Coupon	4.750%	5.000%	5.500%	5.375%	4.750%
Maximum Coupon	7.875%	8.000%	5.500%	6.875%	8.000%
WAMaximumLifetimeInterestRate	11.904%	10.882%	10.500%	11.099%	10.785%
WA Gross Margin	2.250%	2.250%	2.750%	2.258%	2.528%
WA Net Margin	1.988%	1.988%	2.487%	1.996%	2.266%
1-Year LIBOR Index Percentage	100.00%	100.00%	N/A	99.85%	44.53%
1-Year CMT Index Percentage	N/A	N/A	100.00%	N/A	55.44%
WA Original FICO	726	721	745	741	738
WA Original LTV Ratio	69.28%	71.50%	70.75%	63.43%	69.72%
WA Current LTV Ratio	68.86%	71.17%	69.48%	62.89%	68.83%
Interest Only Percentage	91.89%	91.75%	69.47%	96.07%	80.04%
CaliforniaConcentrationPercentage	42.55%	64.34%	53.69%	45.94%	53.97%
Maximum ZIP Code Percentage	7.35%	2.28%	1.05%	1.71%	1.08%
Maximum ZIP Code	10128	94568	92009	20147	94553

Collateral Summary of the Aggregate Mortgage Loans
NumberofMortgageLoans	739
TotalPrincipalBalance	$403,179,919.98
ProductType	3/1,5/1,7/1,10/1ARMs
ServicerandOriginator	NatCity, Wells Fargo
InterestOnlyPercentage	80.04%
CaliforniaConcentrationPercentage	53.97%
MaximumZipCodePercentage	1.08%
MaximumZipCode	94553

	Weighted
	Average	Minimum	Maximum
CurrentPrincipalBalance	$545,574.99(1)	$50,000.00	$2,400,000.00
MonthstoFirstRateAdjustment(months)	70	28	119
Age(months)	10	1	37
Original Term (months)	360	360	360
Remaining Term (months)	350	323	359
Gross Coupon	5.704%	4.750%	8.000%
Administrative Fee Rate	0.2625%	0.2625%	0.2625%
Net Coupon	5.441%	4.488%	7.738%
Initial Cap	4.817%	5.000%	7.738%
Periodic Cap	2.000%	1.000%	2.000%
Lifetime Cap	5.081%	5.000%	6.000%
Maximum Lifetime Interest Rate	10.785%	10.000%	13.875%
Gross Margin	2.528%	2.250%	2.750%
Net Margin	2.266%	1.988%	2.488%
Original FICO	738	626	826
Original LTV Ratio	69.72%	22.00%	100.00%
Current LTV Ratio	68.83%	3.94%	100.00%

(1)     The current principal balance is calculated as an average not a weighted average.

Product Type of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

ARM 3YR	3	$2,648,301.77	0.66%	$882,767.26	5.783%	355	740	67.36%
ARM 3YR IO 120	51	23,309,804.23	5.78	457,054.98	5.780	357	726	71.00
ARM 3YR IO 36	9	6,692,259.86	1.66	743,584.43	6.383	359	717	63.23
ARM 5YR	12	7,248,977.82	1.80	604,081.49	5.753	354	716	66.62
ARM 5YR IO 120	134	75,807,031.74	18.80	565,724.12	5.876	355	722	72.23
ARM 5YR IO 60	9	4,765,112.36	1.18	529,456.93	6.165	355	716	67.36
ARM 7YR	125	68,256,556.42	16.93	546,052.45	5.500	343	743	69.33
ARM 7YR IO 120	25	15,128,776.14	3.75	605,151.05	5.500	353	746	76.84
ARM 7YR IO 84	239	140,152,989.82	34.76	586,414.18	5.500	347	746	70.78
ARM 10YR	5	2,327,079.25	0.58	465,415.85	5.806	356	752	59.44
ARM 10YR 6MoL IO 120	1	87,200.00	0.02	87,200.00	6.750	359	759	80.00
ARM 10YR IO 120	126	56,755,830.57	14.08	450,443.10	6.110	356	741	63.57

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Index Type of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year CMT	389	$223,538,322.38	55.44%	$574,648.64	5.500%	346	745	70.75%
1 Year LIBOR	349	179,554,397.60	44.53	514,482.51	5.957	356	729	68.43
6 Month LIBOR	1	87,200.00	0.02	87,200.00	6.750	359	759	80.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Interest Only of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	145	$80,480,915.26	19.96%	$555,040.79	5.541%	344	740	68.80%
Yes	594	322,699,004.72	80.04	543,264.32	5.744	352	737	69.95

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Current Principal Balances of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

0.01 to 50,000.00	1	$50,000.00	0.01%	$50,000.00	6.125%	353	813	27.00%
50,000.01 to 100,000.00	5	415,080.97	0.10	83,016.19	6.188	354	764	51.38
100,000.01 to 150,000.00	4	533,342.47	0.13	133,335.62	5.876	357	748	61.28
150,000.01 to 200,000.00	11	1,924,335.74	0.48	174,939.61	5.918	352	723	62.63
200,000.01 to 250,000.00	29	6,580,989.04	1.63	226,930.66	6.161	357	731	66.58
250,000.01 to 300,000.00	23	6,383,786.66	1.58	277,555.94	6.069	353	746	66.11
300,000.01 to 350,000.00	28	9,323,428.03	2.31	332,979.57	6.121	355	728	66.43
350,000.01 to 400,000.00	33	12,433,905.11	3.08	376,785.00	5.830	354	732	71.18
400,000.01 to 450,000.00	112	48,031,134.83	11.91	428,849.42	5.623	348	743	71.80
450,000.01 to 500,000.00	116	55,714,392.12	13.82	480,296.48	5.597	347	743	71.79
500,000.01 to 550,000.00	88	46,211,643.53	11.46	525,132.31	5.728	350	735	72.73
550,000.01 to 600,000.00	76	43,812,589.88	10.87	576,481.45	5.679	350	737	70.58
600,000.01 to 650,000.00	63	39,716,270.41	9.85	630,416.99	5.749	352	742	71.44
650,000.01 to 700,000.00	26	17,621,481.20	4.37	677,749.28	5.627	351	749	73.36
700,000.01 to 750,000.00	25	18,241,491.69	4.52	729,659.67	5.629	352	741	74.19
750,000.01 to 800,000.00	19	14,885,315.77	3.69	783,437.67	5.690	351	718	63.76
800,000.01 to 850,000.00	19	15,807,904.91	3.92	831,995.00	5.720	350	723	73.74
850,000.01 to 900,000.00	15	13,162,432.83	3.26	877,495.52	5.588	352	756	67.11
900,000.01 to 950,000.00	5	4,672,733.52	1.16	934,546.70	5.599	350	719	71.47
950,000.01 to 1,000,000.00	29	28,658,920.19	7.11	988,238.63	5.685	350	732	59.44
1,000,000.01 to 1,050,000.00	2	2,081,249.99	0.52	1,040,625.00	5.689	356	785	72.48
1,250,000.01 to 1,300,000.00	1	1,292,737.45	0.32	1,292,737.45	5.500	351	764	70.00
1,300,000.01 to 1,350,000.00	1	1,350,000.00	0.33	1,350,000.00	5.875	353	724	75.00
1,400,000.01 to 1,450,000.00	1	1,404,000.00	0.35	1,404,000.00	6.250	359	720	65.00
1,450,000.01 to 1,500,000.00	2	3,000,000.00	0.74	1,500,000.00	5.438	351	775	62.00
1,750,000.01 to 1,800,000.00	1	1,800,000.00	0.45	1,800,000.00	5.875	353	742	60.00
1,800,000.01 to 1,850,000.00	2	3,681,800.00	0.91	1,840,900.00	5.626	356	734	60.00
1,950,000.01 to 2,000,000.00	1	1,988,953.64	0.49	1,988,953.64	5.500	354	676	50.00
2,350,000.01 to 2,400,000.00	1	2,400,000.00	0.60	2,400,000.00	6.625	359	678	42.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Current Gross Loan Rates of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Gross Loan Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

4.501 to 4.750	1	$854,826.60	0.21%	$854,826.60	4.750%	353	803	66.00%
4.751 to 5.000	4	2,448,492.81	0.61	612,123.20	4.962	353	715	77.91
5.001 to 5.250	13	8,997,437.23	2.23	692,110.56	5.214	353	725	69.90
5.251 to 5.500	424	242,365,596.19	60.11	571,616.97	5.495	346	744	70.61
5.501 to 5.750	58	31,424,382.49	7.79	541,799.70	5.704	354	730	71.52
5.751 to 6.000	104	50,061,885.00	12.42	481,364.28	5.920	355	735	66.65
6.001 to 6.250	63	32,415,590.56	8.04	514,533.18	6.205	357	728	66.52
6.251 to 6.500	40	19,102,549.11	4.74	477,563.73	6.421	358	710	70.90
6.501 to 6.750	21	10,540,709.99	2.61	501,938.57	6.647	359	721	62.62
6.751 to 7.000	8	3,917,450.00	0.97	489,681.25	6.916	359	728	74.34
7.001 to 7.250	1	312,000.00	0.08	312,000.00	7.125	358	678	80.00
7.751 to 8.000	2	739,000.00	0.18	369,500.00	7.957	359	738	66.37

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Gross Margins of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.001 to 2.250	348	$178,870,397.60	44.36%	$513,995.40	5.954%	356	728	68.41%
2.501 to 2.750	391	224,309,522.38	55.64	573,681.64	5.504	346	745	70.76

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Initial Loan Rate Caps of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	16	$8,484,308.73	2.10%	$530,269.30	6.099%	357	735	74.56%
3.000	47	24,166,057.13	5.99	514,171.43	5.835	357	723	67.42
5.000	676	370,529,554.12	91.90	548,120.64	5.686	350	739	69.76

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Periodic Loan Rate Caps of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Periodic Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1.000	1	$87,200.00	0.02%	$87,200.00	6.750%	359	759	80.00%
2.000	738	403,092,719.98	99.98	546,196.10	5.704	350	738	69.72

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Loan Life Caps of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Life Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	675	$370,041,178.08	91.78%	$548,209.15	5.686%	350	739	69.75%
5.125	1	488,376.04	0.12	488,376.04	5.500	350	715	75.00
6.000	63	32,650,365.86	8.10	518,259.78	5.904	357	726	69.28

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Rate Ceilings of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Maximum Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

9.751 to 10.000	1	$849,998.66	0.21%	$849,998.66	5.000%	353	763	77.00%
10.001 to 10.250	7	5,379,258.56	1.33	768,465.51	5.214	353	730	69.39
10.251 to 10.500	416	238,064,100.30	59.05	572,269.47	5.497	346	745	70.64
10.501 to 10.750	53	29,332,164.80	7.28	553,437.07	5.668	354	733	70.90
10.751 to 11.000	91	45,262,719.31	11.23	497,392.52	5.880	355	734	67.13
11.001 to 11.250	58	30,862,269.23	7.65	532,108.09	6.097	356	728	65.79
11.251 to 11.500	41	19,761,502.54	4.90	481,987.87	6.226	357	711	69.78
11.501 to 11.750	26	11,216,130.32	2.78	431,389.63	6.378	358	729	70.88
11.751 to 12.000	22	9,035,109.84	2.24	410,686.81	6.235	358	723	68.20
12.001 to 12.250	11	5,171,500.00	1.28	470,136.36	6.154	359	722	73.75
12.251 to 12.500	6	3,154,166.42	0.78	525,694.40	6.418	359	734	74.80
12.501 to 12.750	2	2,760,000.00	0.68	1,380,000.00	6.625	359	692	45.65
12.751 to 13.000	3	1,764,000.00	0.44	588,000.00	7.228	359	748	76.47
13.001 to 13.250	1	312,000.00	0.08	312,000.00	7.125	358	678	80.00
13.751 to 14.000	1	255,000.00	0.06	255,000.00	7.875	359	811	50.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

First Adjustment Date of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
First Adjustment Dates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2008 September	3	$1,359,508.84	0.34%	$453,169.61	5.647%	352	672	74.71%
2008 October	15	9,755,480.81	2.42	650,365.39	5.275	353	726	68.95
2009 March	7	4,120,059.86	1.02	588,579.98	6.297	358	739	77.79
2009 April	38	17,415,316.35	4.32	458,297.80	6.183	359	726	67.02
2010 April	1	180,000.00	0.04	180,000.00	5.500	323	693	80.00
2010 May	1	535,753.22	0.13	535,753.22	5.500	324	738	80.00
2010 July	3	1,578,693.44	0.39	526,231.15	5.624	350	666	72.93
2010 August	1	524,307.02	0.13	524,307.02	5.500	327	762	70.00
2010 September	22	10,927,414.02	2.71	496,700.64	5.754	340	708	68.40
2010 October	95	56,118,251.47	13.92	590,718.44	5.638	349	729	72.46
2010 November	19	9,431,518.64	2.34	496,395.72	5.522	331	743	66.67
2010 December	14	7,376,675.66	1.83	526,905.40	5.500	331	745	70.06
2011 January	3	1,626,567.59	0.40	542,189.20	5.753	339	750	67.69
2011 February	1	455,000.00	0.11	455,000.00	5.750	357	794	76.00
2011 March	8	4,763,160.85	1.18	595,395.11	6.140	358	723	59.98
2011 April	51	26,885,415.29	6.67	527,165.01	6.208	359	721	70.77
2011 July	1	584,587.65	0.14	584,587.65	5.500	338	757	69.00
2011 August	16	7,870,147.09	1.95	491,884.19	5.500	339	740	74.81
2011 September	20	12,113,051.48	3.00	605,652.57	5.500	340	734	68.14
2012 February	6	4,321,208.70	1.07	720,201.45	5.500	345	754	52.56
2012 March	33	19,114,838.97	4.74	579,237.54	5.500	346	749	69.48
2012 April	29	17,099,812.38	4.24	589,648.70	5.500	347	741	65.33
2012 May	40	21,437,920.84	5.32	535,948.02	5.500	348	748	74.35
2012 June	59	36,218,299.64	8.98	613,869.49	5.500	349	758	72.35
2012 July	26	15,032,319.37	3.73	578,166.13	5.500	350	752	72.52
2012 August	20	11,442,002.13	2.84	572,100.11	5.500	351	752	70.68
2012 September	15	9,933,146.08	2.46	662,209.74	5.500	352	706	73.43
2012 October	29	15,988,633.74	3.97	551,332.20	5.500	353	754	77.40
2012 November	15	9,914,054.09	2.46	660,936.94	5.500	354	717	65.75
2012 December	8	5,301,203.18	1.31	662,650.40	5.500	355	753	75.14
2013 January	7	3,854,465.18	0.96	550,637.88	5.500	356	762	71.97
2013 February	1	730,996.58	0.18	730,996.58	5.500	357	713	80.00
2015 April	1	300,000.00	0.07	300,000.00	5.500	347	757	25.00
2015 August	1	309,985.63	0.08	309,985.63	5.750	351	773	60.00
2015 September	15	3,696,734.51	0.92	246,448.97	6.013	352	744	55.93
2015 October	50	22,607,529.81	5.61	452,150.60	5.932	353	747	61.53
2016 March	3	2,072,000.00	0.51	690,666.67	6.223	358	755	53.06
2016 April	62	30,183,859.87	7.49	486,836.45	6.236	359	735	66.90

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Original Loan-to-Value Ratios of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	15	$8,799,430.98	2.18%	$586,628.73	5.781%	349	752	26.86%
30.001 to 40.000	16	7,042,192.17	1.75	440,137.01	5.731	350	746	35.87
40.001 to 50.000	35	20,729,221.48	5.14	592,263.47	5.865	352	737	46.24
50.001 to 60.000	88	48,440,676.75	12.01	550,462.24	5.694	350	735	56.03
60.001 to 70.000	146	87,980,198.82	21.82	602,604.10	5.720	350	740	67.17
70.001 to 80.000	431	226,215,676.33	56.11	524,862.36	5.683	350	737	78.11
80.001 to 90.000	4	1,874,444.15	0.46	468,611.04	5.397	351	726	89.79
90.001 to 100.000	4	2,098,079.30	0.52	524,519.83	5.733	350	735	96.01

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Current Loan-to-Value Ratios of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

0.001 to 10.000	1	$104,414.00	0.03%	$104,414.00	5.500%	347	738	49.00%
10.001 to 20.000	1	518,171.06	0.13	518,171.06	5.500	329	707	22.00
20.001 to 30.000	16	8,883,341.66	2.20	555,208.85	5.787	350	756	29.95
30.001 to 40.000	18	7,937,122.96	1.97	440,951.28	5.705	348	746	37.24
40.001 to 50.000	40	22,978,620.51	5.70	574,465.51	5.829	350	743	48.38
50.001 to 60.000	89	49,890,778.91	12.37	560,570.55	5.690	350	736	56.80
60.001 to 70.000	144	86,931,090.15	21.56	603,688.13	5.724	350	738	67.49
70.001 to 80.000	422	221,963,857.28	55.05	525,980.70	5.686	350	737	78.16
80.001 to 90.000	4	1,874,444.15	0.46	468,611.04	5.397	351	726	89.79
90.001 to 100.000	4	2,098,079.30	0.52	524,519.83	5.733	350	735	96.01

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Remaining Term of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Remaining Term (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

321 to 330	48	$24,048,549.07	5.96%	$501,011.44	5.500%	329	740	67.89%
331 to 340	53	29,100,872.43	7.22	549,073.06	5.500	337	741	70.23
341 to 350	197	115,103,093.34	28.55	584,279.66	5.502	348	750	70.37
351 to 360	441	234,927,405.14	58.27	532,715.20	5.849	355	732	69.53

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

FICO Scores of the Aggregate Mortgage Loans as of the Date of Origination

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original FICO Scores	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

621 to 640	11	$5,174,321.64	1.28%	$470,392.88	6.033%	354	634	72.40%
641 to 660	17	9,020,770.07	2.24	530,633.53	5.771	352	653	75.84
661 to 680	52	31,375,346.96	7.78	603,372.06	5.821	351	673	66.14
681 to 700	87	46,122,181.90	11.44	530,140.02	5.785	351	690	70.56
701 to 720	75	44,652,676.19	11.08	595,369.02	5.670	350	711	68.90
721 to 740	104	54,088,065.62	13.42	520,077.55	5.756	351	730	70.90
741 to 760	122	66,617,503.80	16.52	546,045.11	5.685	350	750	71.06
761 to 780	132	71,865,241.47	17.82	544,433.65	5.646	349	770	69.56
781 to 800	114	62,311,654.32	15.46	546,593.46	5.628	350	789	68.44
801 to 820	24	11,466,786.92	2.84	477,782.79	5.630	349	808	67.54
821 to 840	1	485,371.09	0.12	485,371.09	5.500	330	826	80.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Documentation Type of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Documentation Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Full	406	$224,152,191.96	55.60%	$552,098.99	5.669%	350	736	71.07%
Income Verified/Stated Assets	7	3,906,274.72	0.97	558,039.25	5.500	347	747	60.92
Stated Income/Assets Verified	286	155,836,996.29	38.65	544,884.60	5.783	351	738	67.86
Stated Income/Stated Assets	40	19,284,457.01	4.78	482,111.43	5.511	350	764	70.87

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Loan Purpose of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Loan Purpose	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Cash Out (Refinance)	216	$109,603,492.47	27.18%	$507,423.58	5.805%	352	730	64.88%
Purchase	400	226,628,668.06	56.21	566,571.67	5.633	349	742	73.88
Rate/Term Refinance	123	66,947,759.45	16.60	544,290.73	5.778	350	738	63.54

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Occupancy Type of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
Occupancy Type	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
(as indicated by Borrower)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Investment	4	$1,169,847.59	0.29%	$292,461.90	5.926%	353	738	72.24%
Primary	695	382,621,066.24	94.90	550,533.91	5.698	350	738	69.63
Second Home	40	19,389,006.15	4.81	484,725.15	5.797	352	744	71.32

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Property Type of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2-4 Family	6	$4,076,106.20	1.01%	$679,351.03	5.525%	349	760	70.14%
Condominium	102	52,346,684.31	12.98	513,202.79	5.714	351	745	72.20
Cooperative	8	3,295,612.34	0.82	411,951.54	5.670	352	756	65.05
PUD	103	56,318,256.39	13.97	546,779.19	5.953	356	729	68.65
Single Family	519	286,827,290.43	71.14	552,653.74	5.656	349	738	69.51
Townhome	1	315,970.31	0.08	315,970.31	5.500	352	659	80.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Lien Position of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Age of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	203	$106,715,496.62	26.47%	$525,692.10	6.078%	358	730	68.45%
7 to 12	366	202,479,141.81	50.22	553,221.70	5.601	351	740	71.36
13 to 18	69	40,835,860.05	10.13	591,824.06	5.500	346	747	65.63
19 to 24	37	20,567,786.22	5.10	555,886.11	5.500	340	737	70.72
25 to 30	34	17,414,796.52	4.32	512,199.90	5.500	331	749	67.58
31 to 36	29	14,986,838.76	3.72	516,787.54	5.500	328	735	68.78
37 to 42	1	180,000.00	0.04	180,000.00	5.500	323	693	80.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Geographic Distribution of the Aggregate Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Alabama	1	$563,000.00	0.14%	$563,000.00	5.500%	348	781	80.00%
Arizona	23	10,936,271.54	2.71	475,490.07	5.921	353	720	65.78
California	393	217,603,269.17	53.97	553,697.89	5.667	350	740	70.35
Colorado	20	11,201,050.90	2.78	560,052.55	5.786	348	738	76.33
Connecticut	7	4,854,799.33	1.20	693,542.76	5.541	348	763	67.50
Delaware	2	1,380,000.00	0.34	690,000.00	5.875	359	755	53.99
District of Columbia	11	6,066,645.58	1.50	551,513.23	5.805	351	727	72.94
Florida	25	13,270,850.17	3.29	530,834.01	5.792	351	750	69.95
Georgia	17	8,911,537.76	2.21	524,208.10	5.803	349	720	72.08
Hawaii	3	1,392,391.56	0.35	464,130.52	6.290	359	691	67.07
Idaho	6	3,141,945.06	0.78	523,657.51	5.815	347	715	55.02
Illinois	16	8,845,005.01	2.19	552,812.81	5.792	351	731	67.38
Indiana	1	670,000.00	0.17	670,000.00	6.250	359	755	78.00
Iowa	1	168,800.00	0.04	168,800.00	6.125	359	739	80.00
Kansas	1	525,000.00	0.13	525,000.00	5.500	349	763	100.00
Kentucky	1	409,110.97	0.10	409,110.97	5.500	329	661	79.00
Maryland	31	18,098,276.60	4.49	583,815.37	5.783	352	740	65.65
Massachusetts	9	5,642,216.16	1.40	626,912.91	5.539	352	725	65.57
Michigan	5	1,962,132.44	0.49	392,426.49	6.870	358	724	70.73
Minnesota	12	6,405,015.59	1.59	533,751.30	5.573	347	738	62.65
Missouri	1	291,150.00	0.07	291,150.00	6.625	353	682	42.00
Nevada	5	2,821,934.63	0.70	564,386.93	5.710	355	716	73.38
New Jersey	24	11,704,596.99	2.90	487,691.54	5.557	350	736	74.20
New York	21	15,110,892.61	3.75	719,566.31	5.719	347	726	62.10
North Carolina	5	2,289,396.97	0.57	457,879.39	6.028	354	750	68.50
Ohio	7	1,947,198.02	0.48	278,171.15	6.007	356	733	73.42
Oregon	6	2,778,988.67	0.69	463,164.78	5.978	353	742	67.83
Pennsylvania	5	3,291,572.12	0.82	658,314.42	5.500	346	742	69.07
Rhode Island	1	1,031,250.00	0.26	1,031,250.00	5.500	353	786	75.00
South Carolina	2	1,273,572.98	0.32	636,786.49	5.583	353	746	76.69
Tennessee	1	419,832.49	0.10	419,832.49	5.500	348	734	80.00
Texas	9	4,371,691.35	1.08	485,743.48	5.689	352	763	68.47
Virginia	47	24,256,399.84	6.02	516,093.61	5.657	350	731	71.82
Washington	15	7,821,690.90	1.94	521,446.06	5.712	350	749	70.98
West Virginia	2	627,969.10	0.16	313,984.55	5.557	337	741	74.61
Wisconsin	2	459,634.10	0.11	229,817.05	5.953	354	759	66.51
Wyoming	1	634,831.37	0.16	634,831.37	5.500	347	775	50.00

Total:	739	$403,179,919.98	100.00%	$545,574.99	5.704%	350	738	69.72%

Collateral Summary of the Group 1 Mortgage Loans
Number of Mortgage Loans	63
Total Principal Balance	$32,650,365.86
Product Type	3/1 ARMs
Servicer and Originator	NatCity
Interest Only Percentage	91.89%
California Concentration Percentage	42.55%
Maximum Zip Code Percentage	7.35%
Maximum Zip Code	10128

	Weighted Average	Minimum	Maximum
Current Principal Balance	$518,259.78 (1)	$135,000.00	$2,400,000.00
Months to First Adjustment (months)	33	28	35
Age (months)	3	1	8
Original Term (months)	360	360	360
Remaining Term (months)	357	352	359
Gross Coupon	5.904%	4.750%	7.875%
Administrative Fee Rate	0.2625%	0.2625%	0.2625%
Net Coupon	5.641%	4.488%	7.613%
Initial Cap	2.740%	2.000%	3.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	6.000%	6.000%	6.000%
Maximum Lifetime Interest Rate	11.904%	10.750%	13.875%
Gross Margin	2.250%	2.250%	2.250%
Net Margin	1.988%	1.988%	1.988%
Original FICO	726	635	811
Original LTV Ratio	69.28%	25.00%	90.00%
Current LTV Ratio	68.86%	24.52%	89.99%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

ARM 3YR	3	$2,648,301.77	8.11%	$882,767.26	5.783%	355	740	69.36%
ARM 3YR IO 120	51	23,309,804.23	71.39	457,054.98	5.780	357	726	71.00
ARM 3YR IO 36	9	6,692,259.86	20.50	743,584.43	6.383	359	717	63.23

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Index Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year LIBOR	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Interest Only of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	3	$2,648,301.77	8.11%	$882,767.26	5.783%	355	740	69.36%
Yes	60	30,002,064.09	91.89	500,034.40	5.914	357	724	69.27

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Current Principal Balances of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

100,000.01 to 150,000.00	2	$279,280.00	0.86%	$139,640.00	5.750%	359	761	55.83%
150,000.01 to 200,000.00	2	365,800.00	1.12	182,900.00	6.192	359	716	68.69
200,000.01 to 250,000.00	4	888,993.15	2.72	222,248.29	5.928	357	692	73.77
250,000.01 to 300,000.00	6	1,617,100.00	4.95	269,516.67	6.421	359	750	73.18
300,000.01 to 350,000.00	7	2,316,517.42	7.09	330,931.06	5.887	358	714	75.06
350,000.01 to 400,000.00	5	1,922,494.15	5.89	384,498.83	5.865	357	716	68.04
400,000.01 to 450,000.00	7	2,999,786.42	9.19	428,540.92	5.924	358	735	70.96
450,000.01 to 500,000.00	4	1,916,343.87	5.87	479,085.97	5.403	354	760	76.19
500,000.01 to 550,000.00	6	3,208,350.00	9.83	534,725.00	5.941	357	698	74.63
550,000.01 to 600,000.00	4	2,356,944.82	7.22	589,236.21	5.786	357	706	71.94
600,000.01 to 650,000.00	3	1,885,000.00	5.77	628,333.33	6.395	357	739	69.32
650,000.01 to 700,000.00	1	655,772.84	2.01	655,772.84	5.375	359	757	80.00
700,000.01 to 750,000.00	2	1,484,250.00	4.55	742,125.00	5.500	356	699	75.00
750,000.01 to 800,000.00	2	1,591,540.33	4.87	795,770.17	5.750	352	717	75.48
800,000.01 to 850,000.00	2	1,666,400.00	5.10	833,200.00	6.309	359	710	76.94
850,000.01 to 900,000.00	3	2,646,202.88	8.10	882,067.63	5.724	357	790	65.32
900,000.01 to 950,000.00	1	949,589.98	2.91	949,589.98	5.250	353	736	74.00
1,450,000.01 to 1,500,000.00	1	1,500,000.00	4.59	1,500,000.00	5.375	353	750	52.00
2,350,000.01 to 2,400,000.00	1	2,400,000.00	7.35	2,400,000.00	6.625	359	678	42.00

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Current Gross Loan Rates of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Gross Loan Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

4.501 to 4.750	1	$854,826.60	2.62%	$854,826.60	4.750%	353	803	66.00%
4.751 to 5.000	3	1,598,494.15	4.90	532,831.38	4.942	353	689	78.40
5.001 to 5.250	6	3,618,178.67	11.08	603,029.78	5.213	353	718	70.65
5.251 to 5.500	7	3,813,119.85	11.68	544,731.41	5.404	355	735	68.32
5.501 to 5.750	7	3,435,420.33	10.52	490,774.33	5.750	356	724	75.94
5.751 to 6.000	16	6,397,659.84	19.59	399,853.74	5.958	358	728	66.20
6.001 to 6.250	11	5,171,500.00	15.84	470,136.36	6.154	359	722	73.75
6.251 to 6.500	6	3,154,166.42	9.66	525,694.40	6.418	359	734	74.80
6.501 to 6.750	2	2,760,000.00	8.45	1,380,000.00	6.625	359	692	45.65
6.751 to 7.000	2	1,280,000.00	3.92	640,000.00	6.937	358	766	77.03
7.001 to 7.250	1	312,000.00	0.96	312,000.00	7.125	358	678	80.00
7.751 to 8.000	1	255,000.00	0.78	255,000.00	7.875	359	811	50.00

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Gross Margins of the Group 1 Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Initial Loan Rate Caps of the Group 1 Mortgage Loans

Initial Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	16	$8,484,308.73	25.99%	$530,269.30	6.099%	357	735	74.56%
3.000	47	24,166,057.13	74.01	514,171.43	5.835	357	723	67.42

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Periodic Loan Rate Caps of the Group 1 Mortgage Loans

Periodic Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.000	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Loan Life Caps of the Group 1 Mortgage Loans

Life Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

6.000	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Rate Ceilings of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Maximum Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

10.501 to 10.750	1	$854,826.60	2.62%	$854,826.60	4.750%	353	803	66.00%
10.751 to 11.000	3	1,598,494.15	4.90	532,831.38	4.942	353	689	78.40
11.001 to 11.250	6	3,618,178.67	11.08	603,029.78	5.213	353	718	70.65
11.251 to 11.500	7	3,813,119.85	11.68	544,731.41	5.404	355	735	68.32
11.501 to 11.750	7	3,435,420.33	10.52	490,774.33	5.750	356	724	75.94
11.751 to 12.000	16	6,397,659.84	19.59	399,853.74	5.958	358	728	66.20
12.001 to 12.250	11	5,171,500.00	15.84	470,136.36	6.154	359	722	73.75
12.251 to 12.500	6	3,154,166.42	9.66	525,694.40	6.418	359	734	74.80
12.501 to 12.750	2	2,760,000.00	8.45	1,380,000.00	6.625	359	692	45.65
12.751 to 13.000	2	1,280,000.00	3.92	640,000.00	6.937	358	766	77.03
13.001 to 13.250	1	312,000.00	0.96	312,000.00	7.125	358	678	80.00
13.751 to 14.000	1	255,000.00	0.78	255,000.00	7.875	359	811	50.00

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

First Adjustment Date of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
First Adjustment Dates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2008 September	3	$1,359,508.84	4.16%	$453,169.61	5.647%	352	672	74.71%
2008 October	15	9,755,480.81	29.88	650,365.39	5.275	353	726	68.95
2009 March	7	4,120,059.86	12.62	588,579.98	6.297	358	739	77.79
2009 April	38	17,415,316.35	53.34	458,297.80	6.183	359	726	67.02

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	2	$515,000.00	1.58%	$257,500.00	5.842%	359	742	26.31%
30.001 to 40.000	1	418,000.00	1.28	418,000.00	6.000	359	733	36.00
40.001 to 50.000	2	2,655,000.00	8.13	1,327,500.00	6.745	359	691	42.77
50.001 to 60.000	6	3,802,000.00	11.64	633,666.67	5.655	355	704	54.93
60.001 to 70.000	8	4,668,833.18	14.30	583,604.15	5.657	356	766	66.84
70.001 to 80.000	42	19,890,088.53	60.92	473,573.54	5.921	357	727	77.23
80.001 to 90.000	2	701,444.15	2.15	350,722.08	5.223	355	665	89.45

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Current Loan-to-Value Ratios of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	2	$515,000.00	1.58%	$257,500.00	5.842%	359	742	26.31%
30.001 to 40.000	1	418,000.00	1.28	418,000.00	6.000	359	733	36.00
40.001 to 50.000	2	2,655,000.00	8.13	1,327,500.00	6.745	359	691	42.77
50.001 to 60.000	6	3,802,000.00	11.64	633,666.67	5.655	355	704	54.93
60.001 to 70.000	9	5,468,378.55	16.75	607,597.62	5.670	355	754	67.45
70.001 to 80.000	41	19,090,543.16	58.47	465,623.00	5.928	357	728	77.49
80.001 to 90.000	2	701,444.15	2.15	350,722.08	5.223	355	665	89.45

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Remaining Term of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Remaining Term (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

351 to 360	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

FICO Scores of the Group 1 Mortgage Loans as of the Date of Origination

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original FICO Scores	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

621 to 640	2	$793,993.16	2.43%	$396,996.58	5.846%	353	636	64.76%
641 to 660	2	703,964.46	2.16	351,982.23	5.224	353	652	84.96
661 to 680	7	4,607,549.99	14.11	658,221.43	6.369	358	675	58.48
681 to 700	11	5,502,745.37	16.85	500,249.58	5.779	356	689	69.60
701 to 720	4	2,323,444.82	7.12	580,861.21	5.809	358	706	75.39
721 to 740	12	5,929,733.85	18.16	494,144.49	5.784	357	731	71.18
741 to 760	10	5,609,484.22	17.18	560,948.42	5.642	356	751	70.34
761 to 780	7	3,073,709.86	9.41	439,101.41	6.391	358	771	70.53
781 to 800	4	2,078,113.53	6.36	519,528.38	5.995	358	788	70.75
801 to 820	4	2,027,626.60	6.21	506,906.65	5.794	356	804	70.32

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Documentation Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Documentation Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Full	41	$21,398,953.15	65.54%	$521,925.69	5.859%	356	719	70.25%
Stated Income/Assets Verified	22	11,251,412.71	34.46	511,427.85	5.989	357	739	67.44

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Loan Purpose of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Loan Purpose	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Cash Out (Refinance)	25	$10,941,735.80	33.51%	$437,669.43	5.831%	356	718	64.66%
Purchase	25	14,322,148.24	43.87	572,885.93	5.917	357	723	71.07
Rate/Term Refinance	13	7,386,481.82	22.62	568,190.91	5.986	357	742	72.63

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Occupancy Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
Occupancy Type	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
(as indicated by Borrower)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Primary	55	$28,632,724.48	87.69%	$520,594.99	5.926%	357	724	69.36%
Second Home	8	4,017,641.38	12.31	502,205.17	5.744	356	736	68.67

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Property Type of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Condominium	9	$6,666,906.40	20.42%	$740,767.38	6.027%	357	718	59.67%
Cooperative	1	209,999.99	0.64	209,999.99	5.875	359	671	76.00
PUD	20	10,699,809.30	32.77	534,990.47	5.939	357	748	70.44
Single Family	32	14,757,679.86	45.20	461,177.50	5.832	356	715	72.45
Townhome	1	315,970.31	0.97	315,970.31	5.500	352	659	80.00

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Lien Position of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Age of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	45	$21,535,376.21	65.96%	$478,563.92	6.205%	359	729	69.08%
7 to 12	18	11,114,989.65	34.04	617,499.43	5.321	353	720	69.65

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Geographic Distribution of the Group 1 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Arizona	6	$3,285,676.60	10.06%	$547,612.77	5.832%	357	737	75.07%
California	27	13,892,413.64	42.55	514,533.84	5.705	356	718	69.94
Colorado	1	892,209.86	2.73	892,209.86	6.000	358	776	67.00
Connecticut	1	225,000.00	0.69	225,000.00	6.375	359	691	75.00
Delaware	1	380,000.00	1.16	380,000.00	5.875	359	733	25.00
District of Columbia	1	338,947.11	1.04	338,947.11	5.375	359	787	79.00
Florida	3	2,294,556.40	7.03	764,852.13	5.861	357	771	70.86
Georgia	1	420,000.00	1.29	420,000.00	5.750	359	714	80.00
Illinois	1	550,000.00	1.68	550,000.00	6.000	353	635	58.00
Iowa	1	168,800.00	0.52	168,800.00	6.125	359	739	80.00
Maryland	7	2,958,272.83	9.06	422,610.40	5.827	359	743	70.11
Massachusetts	1	256,000.00	0.78	256,000.00	6.000	359	727	80.00
Michigan	1	650,000.00	1.99	650,000.00	6.875	358	769	79.00
Nevada	1	348,650.00	1.07	348,650.00	6.000	359	745	72.00
New York	1	2,400,000.00	7.35	2,400,000.00	6.625	359	678	42.00
North Carolina	1	540,000.00	1.65	540,000.00	6.375	358	740	80.00
Ohio	1	257,600.00	0.79	257,600.00	6.500	359	673	80.00
Virginia	4	1,705,959.42	5.22	426,489.86	5.564	354	711	79.95
Washington	2	942,000.00	2.89	471,000.00	7.041	359	735	76.66
West Virginia	1	144,280.00	0.44	144,280.00	5.750	359	753	80.00

Total:	63	$32,650,365.86	100.00%	$518,259.78	5.904%	357	726	69.28%

Collateral Summary of the Group 2 Mortgage Loans
Number of Mortgage Loans	155
Total Principal Balance	$87,821,121.92
Product Type	5/1 ARMs
Servicer and Originator	NatCity
Interest Only Percentage	91.75%
California Concentration Percentage	64.34%
Maximum Zip Code Percentage	2.28%
Maximum Zip Code	94568

	Weighted Average	Minimum	Maximum
Current Principal Balance	$566,587.88(1)	$149,648.47	$1,850,000.00
Months to First Rate Adjustment (months)	55	50	59
Age (months)	5	1	10
Original Term (months)	360	360	360
Remaining Term (months)	355	350	359
Gross Coupon	5.882%	5.000%	8.000%
Administrative Fee Rate	0.2625%	0.2625%	0.2625%
Net Coupon	5.619%	4.738%	7.738%
Initial Cap	5.000%	5.000%	5.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	5.000%	5.000%	5.000%
Maximum Lifetime Interest Rate	10.882%	10.000%	13.000%
Gross Margin	2.250%	2.250%	2.250%
Net Margin	1.988%	1.988%	1.988%
Original FICO	721	626	797
Original LTV Ratio	71.50%	30.00%	91.00%
Current LTV Ratio	71.17%	26.65%	90.63%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

ARM 5YR	12	$7,248,977.82	8.25%	$604,081.49	5.753%	354	716	66.62%
ARM 5YR IO 120	134	75,807,031.74	86.32	565,724.12	5.876	355	722	72.23
ARM 5YR IO 60	9	4,765,112.36	5.43	529,456.93	6.165	355	716	67.36

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Index Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year LIBOR	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Interest Only of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	12	$7,248,977.82	8.25%	$604,081.49	5.753%	354	716	66.62%
Yes	143	80,572,144.10	91.75	563,441.57	5.893	355	722	71.94

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Current Principal Balances of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Current Principal Balances (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

100,000.01 to 150,000.00	1	$149,648.47	0.17%	$149,648.47	6.375%	359	731	80.00%
150,000.01 to 200,000.00	2	370,674.32	0.42	185,337.16	5.684	352	654	76.70
200,000.01 to 250,000.00	8	1,824,339.37	2.08	228,042.42	6.096	358	718	67.26
250,000.01 to 300,000.00	3	802,700.00	0.91	267,566.67	6.398	356	689	77.39
300,000.01 to 350,000.00	9	2,931,608.51	3.34	325,734.28	6.490	358	705	69.11
350,000.01 to 400,000.00	16	6,113,851.60	6.96	382,115.73	5.794	355	715	73.11
400,000.01 to 450,000.00	17	7,260,411.43	8.27	427,083.03	5.864	355	708	76.76
450,000.01 to 500,000.00	20	9,590,907.97	10.92	479,545.40	5.931	354	722	73.57
500,000.01 to 550,000.00	12	6,312,327.04	7.19	526,027.25	5.981	355	710	73.47
550,000.01 to 600,000.00	18	10,440,204.73	11.89	580,011.37	5.889	354	719	75.40
600,000.01 to 650,000.00	17	10,729,105.39	12.22	631,123.85	5.847	355	732	75.64
650,000.01 to 700,000.00	3	2,044,650.00	2.33	681,550.00	5.716	355	726	74.60
700,000.01 to 750,000.00	3	2,174,800.00	2.48	724,933.33	5.709	357	730	70.30
750,000.01 to 800,000.00	4	3,186,017.47	3.63	796,504.37	5.815	355	695	57.20
800,000.01 to 850,000.00	4	3,385,073.54	3.85	846,268.39	5.593	353	729	76.49
850,000.01 to 900,000.00	4	3,461,394.56	3.94	865,348.64	5.532	355	726	66.73
900,000.01 to 950,000.00	2	1,878,325.71	2.14	939,162.86	5.440	352	729	75.06
950,000.01 to 1,000,000.00	6	5,879,281.82	6.69	979,880.30	6.167	357	726	62.19
1,000,000.01 to 1,050,000.00	1	1,049,999.99	1.20	1,049,999.99	5.875	359	784	70.00
1,300,000.01 to 1,350,000.00	1	1,350,000.00	1.54	1,350,000.00	5.875	353	724	75.00
1,400,000.01 to 1,450,000.00	1	1,404,000.00	1.60	1,404,000.00	6.250	359	720	65.00
1,750,000.01 to 1,800,000.00	1	1,800,000.00	2.05	1,800,000.00	5.875	353	742	60.00
1,800,000.01 to 1,850,000.00	2	3,681,800.00	4.19	1,840,900.00	5.626	356	734	60.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Current Gross Loan Rates of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaining	Original	Original
Current Gross Loan Rates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

4.751 to 5.000	1	$849,998.66	0.97%	$849,998.66	5.000%	353	763	77.00%
5.001 to 5.250	7	5,379,258.56	6.13	768,465.51	5.214	353	730	69.39
5.251 to 5.500	22	12,853,196.37	14.64	584,236.20	5.447	354	735	73.03
5.501 to 5.750	33	20,619,735.81	23.48	624,840.48	5.701	354	724	73.10
5.751 to 6.000	46	24,025,311.62	27.36	522,289.38	5.906	355	719	71.93
6.001 to 6.250	19	11,278,916.06	12.84	593,627.16	6.207	356	714	66.20
6.251 to 6.500	14	6,208,304.84	7.07	443,450.35	6.418	358	697	73.16
6.501 to 6.750	8	4,636,200.00	5.28	579,525.00	6.634	359	726	69.67
6.751 to 7.000	4	1,486,200.00	1.69	371,550.00	6.930	359	684	71.52
7.751 to 8.000	1	484,000.00	0.55	484,000.00	8.000	359	700	75.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Gross Margins of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.001 to 2.250	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Initial Loan Rate Caps of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Periodic Loan Rate Caps of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Periodic Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Loan Life Caps of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Life Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Rate Ceilings of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Maximum Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

9.751 to 10.000	1	$849,998.66	0.97%	$849,998.66	5.000%	353	763	77.00%
10.001 to 10.250	7	5,379,258.56	6.13	768,465.51	5.214	353	730	69.39
10.251 to 10.500	22	12,853,196.37	14.64	584,236.20	5.447	354	735	73.03
10.501 to 10.750	33	20,619,735.81	23.48	624,840.48	5.701	354	724	73.10
10.751 to 11.000	46	24,025,311.62	27.36	522,289.38	5.906	355	719	71.93
11.001 to 11.250	19	11,278,916.06	12.84	593,627.16	6.207	356	714	66.20
11.251 to 11.500	14	6,208,304.84	7.07	443,450.35	6.418	358	697	73.16
11.501 to 11.750	8	4,636,200.00	5.28	579,525.00	6.634	359	726	69.67
11.751 to 12.000	4	1,486,200.00	1.69	371,550.00	6.930	359	684	71.52
12.751 to 13.000	1	484,000.00	0.55	484,000.00	8.000	359	700	75.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

First Adjustment Date of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
First Adjustment Dates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2010 July	3	$1,578,693.44	1.80%	$526,231.15	5.624%	350	666	72.93%
2010 September	12	5,451,296.27	6.21	454,274.69	6.009	352	687	74.77
2010 October	78	47,667,590.70	54.28	611,122.96	5.662	353	727	72.48
2010 November	1	549,808.33	0.63	549,808.33	5.875	354	665	75.00
2011 January	1	470,157.04	0.54	470,157.04	6.375	356	683	80.00
2011 February	1	455,000.00	0.52	455,000.00	5.750	357	794	76.00
2011 March	8	4,763,160.85	5.42	595,395.11	6.140	358	723	59.98
2011 April	51	26,885,415.29	30.61	527,165.01	6.208	359	721	70.77

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	1	$799,479.17	0.91%	$799,479.17	6.250%	358	696	30.00%
40.001 to 50.000	5	2,670,408.51	3.04	534,081.70	6.431	357	735	45.35
50.001 to 60.000	11	9,297,546.88	10.59	845,231.53	5.799	356	721	57.65
60.001 to 70.000	34	22,777,588.72	25.94	669,929.08	5.861	355	723	68.09
70.001 to 80.000	103	51,841,098.64	59.03	503,311.64	5.866	355	721	77.31
90.001 to 100.000	1	435,000.00	0.50	435,000.00	6.625	359	636	91.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Current Loan-to-Value Ratios of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	1	$799,479.17	0.91%	$799,479.17	6.250%	358	696	30.00%
40.001 to 50.000	5	2,670,408.51	3.04	534,081.70	6.431	357	735	45.35
50.001 to 60.000	11	9,297,546.88	10.59	845,231.53	5.799	356	721	57.65
60.001 to 70.000	34	22,777,588.72	25.94	669,929.08	5.861	355	723	68.09
70.001 to 80.000	103	51,841,098.64	59.03	503,311.64	5.866	355	721	77.31
90.001 to 100.000	1	435,000.00	0.50	435,000.00	6.625	359	636	91.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Remaining Term of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Remaining Term (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

341 to 350	3	$1,578,693.44	1.80%	$526,231.15	5.624%	350	666	72.93%
351 to 360	152	86,242,428.48	98.20	567,384.40	5.886	355	722	71.48

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

FICO Scores of the Group 2 Mortgage Loans as of the Date of Origination

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original FICO Scores	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

621 to 640	5	$2,021,674.32	2.30%	$404,334.86	6.311%	356	632	74.15%
641 to 660	8	3,601,941.24	4.10	450,242.66	5.764	353	655	74.60
661 to 680	14	6,642,419.34	7.56	474,458.52	6.087	355	671	66.09
681 to 700	36	18,023,463.91	20.52	500,651.78	6.038	355	690	72.66
701 to 720	17	12,788,540.13	14.56	752,267.07	5.776	356	711	69.87
721 to 740	25	14,419,219.60	16.42	576,768.78	5.880	356	729	72.22
741 to 760	20	12,412,555.04	14.13	620,627.75	5.813	355	747	73.15
761 to 780	13	9,252,069.23	10.54	711,697.63	5.628	354	768	71.08
781 to 800	17	8,659,239.11	9.86	509,367.01	5.876	356	789	70.64

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Documentation Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Documentation Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Full	55	$32,145,740.85	36.60%	$584,468.02	5.770%	355	718	73.42%
Stated Income/Assets Verified	99	55,108,155.48	62.75	556,648.04	5.947	355	722	70.30
Stated Income/Stated Assets	1	567,225.59	0.65	567,225.59	5.875	353	764	80.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Loan Purpose of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Loan Purpose	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Cash Out (Refinance)	62	$33,251,527.17	37.86%	$536,314.95	5.913%	355	715	69.40%
Purchase	64	38,089,733.80	43.37	595,152.09	5.843	355	723	74.40
Rate/Term Refinance	29	16,479,860.95	18.77	568,271.07	5.908	356	729	69.05

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Occupancy Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
Occupancy Type	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
(as indicated by Borrower)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Investment	1	$395,000.00	0.45%	$395,000.00	5.875%	353	674	75.00%
Primary	145	83,767,428.11	95.38	577,706.40	5.872	355	722	71.24
Second Home	9	3,658,693.81	4.17	406,521.53	6.104	356	715	77.03

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Property Type of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2-4 Family	3	$2,004,596.63	2.28%	$668,198.88	5.355%	353	771	71.72%
Condominium	23	11,511,940.18	13.11	500,519.14	5.978	356	714	76.40
PUD	40	23,512,984.92	26.77	587,824.62	5.927	355	717	70.34
Single Family	89	50,791,600.19	57.84	570,692.14	5.860	355	723	70.92

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Lien Position of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Age of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	62	$33,123,541.51	37.72%	$534,250.67	6.189%	359	721	69.49%
7 to 12	93	54,697,580.41	62.28	588,146.03	5.696	353	721	72.72

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Geographic Distribution of the Group 2 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Arizona	7	$3,875,424.17	4.41%	$553,632.02	6.114%	355	692	59.40%
California	104	56,503,546.86	64.34	543,303.34	5.815	355	727	72.85
Colorado	6	3,790,344.93	4.32	631,724.16	6.084	354	723	76.77
District of Columbia	2	2,160,000.00	2.46	1,080,000.00	5.896	354	735	62.67
Florida	1	628,000.00	0.72	628,000.00	6.375	359	732	79.00
Georgia	2	802,250.00	0.91	401,125.00	5.875	356	683	62.73
Hawaii	3	1,392,391.56	1.59	464,130.52	6.290	359	691	67.07
Idaho	2	737,885.52	0.84	368,942.76	5.962	354	702	66.61
Illinois	1	980,000.00	1.12	980,000.00	6.625	359	670	70.00
Maryland	3	3,063,240.91	3.49	1,021,080.30	5.827	353	744	67.92
Massachusetts	2	2,081,545.11	2.37	1,040,772.56	5.545	359	709	59.64
Michigan	2	834,000.00	0.95	417,000.00	7.580	359	685	61.99
Nevada	3	1,858,084.63	2.12	619,361.54	5.725	357	712	71.44
New Jersey	4	2,623,955.89	2.99	655,988.97	5.653	354	692	77.00
New York	1	435,000.00	0.50	435,000.00	6.625	359	636	91.00
North Carolina	1	600,000.00	0.68	600,000.00	6.625	359	741	80.00
Oregon	3	1,473,290.12	1.68	491,096.71	6.298	358	709	58.71
South Carolina	1	843,750.00	0.96	843,750.00	5.625	353	714	75.00
Virginia	6	2,988,763.75	3.40	498,127.29	5.719	354	716	76.16
Wisconsin	1	149,648.47	0.17	149,648.47	6.375	359	731	80.00

Total:	155	$87,821,121.92	100.00%	$566,587.88	5.882%	355	721	71.50%

Collateral Summary of the Group 3 Mortgage Loans
Number of Mortgage Loans	389
Total Principal Balance	$223,538,322.38
Product Type	7/1 ARMs
Servicer and Originator	Wells Fargo
Interest Only Percentage	69.47%
California Concentration Percentage	53.69%
Maximum Zip Code Percentage	1.05%
Maximum Zip Code	92009

	Weighted Average	Minimum	Maximum
Current Principal Balance	$574,648.64 (1)	$104,414.00	$1,988,953.64
Months to First Rate Adjustment (months)	70	47	81
Age (months)	14	3	37
Original Term (months)	360	360	360
Remaining Term (months)	346	323	357
Gross Coupon	5.500%	5.500%	5.500%
Administrative Fee Rate	0.2625%	0.2625%	0.2625%
Net Coupon	5.238%	5.238%	5.238%
Initial Cap	5.000%	5.000%	5.000%
Periodic Cap	2.000%	2.000%	2.000%
Lifetime Cap	5.000%	5.000%	5.125%
Maximum Lifetime Interest Rate	10.500%	10.500%	10.625%
Gross Margin	2.750%	2.250%	2.750%
Net Margin	2.487%	1.988%	2.488%
Original FICO	745	631	826
Original LTV Ratio	70.75%	22.00%	100.00%
Current LTV Ratio	69.48%	3.94%	100.00%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Product Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

ARM 7YR	125	$68,256,556.42	30.53%	$546,052.45	5.500%	343	743	69.33%
ARM 7YR IO 120	25	15,128,776.14	6.77	605,151.05	5.500	353	746	76.84
ARM 7YR IO 84	239	140,152,989.82	62.70	586,414.18	5.500	347	746	70.78

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Index Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Index Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 Year CMT	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Interest Only of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Interest Only	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

No	125	$68,256,556.42	30.53%	$546,052.45	5.500%	343	743	69.33%
Yes	264	155,281,765.96	69.47	588,188.51	5.500	347	746	71.37

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Current Principal Balances of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Principal Balances ($)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

100,000.01 to 150,000.00	1	$104,414.00	0.05%	$104,414.00	5.500%	347	738	49.00%
150,000.01 to 200,000.00	1	180,000.00	0.08	180,000.00	5.500	323	693	80.00
250,000.01 to 300,000.00	4	1,150,499.54	0.51	287,624.89	5.500	341	784	72.84
300,000.01 to 350,000.00	1	345,329.51	0.15	345,329.51	5.500	328	757	80.00
350,000.01 to 400,000.00	2	723,161.85	0.32	361,580.93	5.500	339	785	69.01
400,000.01 to 450,000.00	80	34,320,207.28	15.35	429,002.59	5.500	344	750	71.52
450,000.01 to 500,000.00	85	40,842,365.86	18.27	480,498.42	5.500	344	749	72.39
500,000.01 to 550,000.00	53	27,803,425.93	12.44	524,592.94	5.500	345	745	73.61
550,000.01 to 600,000.00	45	25,838,279.46	11.56	574,183.99	5.500	346	742	72.08
600,000.01 to 650,000.00	31	19,467,811.68	8.71	627,993.93	5.500	348	747	72.56
650,000.01 to 700,000.00	18	12,175,058.36	5.45	676,392.13	5.500	348	755	72.56
700,000.01 to 750,000.00	15	10,970,620.44	4.91	731,374.70	5.500	349	747	76.30
750,000.01 to 800,000.00	10	7,813,209.17	3.50	781,320.92	5.500	348	731	63.21
800,000.01 to 850,000.00	11	9,138,181.37	4.09	830,743.76	5.500	345	721	72.35
850,000.01 to 900,000.00	7	6,155,860.64	2.75	879,408.66	5.500	348	760	67.96
900,000.01 to 950,000.00	1	917,317.83	0.41	917,317.83	5.500	331	758	63.00
950,000.01 to 1,000,000.00	20	19,779,638.37	8.85	988,981.92	5.500	346	733	59.40
1,000,000.01 to 1,050,000.00	1	1,031,250.00	0.46	1,031,250.00	5.500	353	786	75.00
1,250,000.01 to 1,300,000.00	1	1,292,737.45	0.58	1,292,737.45	5.500	351	764	70.00
1,450,000.01 to 1,500,000.00	1	1,500,000.00	0.67	1,500,000.00	5.500	349	799	72.00
1,950,000.01 to 2,000,000.00	1	1,988,953.64	0.89	1,988,953.64	5.500	354	676	50.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Current Gross Loan Rates of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Gross Loan Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.251 to 5.500	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Gross Margins of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Gross Margins (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.001 to 2.250	1	$180,000.00	0.08%	$180,000.00	5.500%	323	693	80.00%
2.501 to 2.750	388	223,358,322.38	99.92	575,665.78	5.500	346	745	70.74

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Initial Loan Rate Caps of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Periodic Loan Rate Caps of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Initial Loan Rate Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2.000	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Loan Life Caps of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Life Caps (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

5.000	388	$223,049,946.34	99.78%	$574,871.00	5.500%	346	745	70.74%
5.125	1	488,376.04	0.22	488,376.04	5.500	350	715	75.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Rate Ceilings of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Maximum Rates (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

10.251 to 10.500	388	$223,049,946.34	99.78%	$574,871.00	5.500%	346	745	70.74%
5.125	1	488,376.04	0.22	488,376.04	5.500	350	715	75.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

First Adjustment Date of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
First Adjustment Dates	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2010 April	1	$180,000.00	0.08%	$180,000.00	5.500%	323	693	80.00%
2010 May	1	535,753.22	0.24	535,753.22	5.500	324	738	80.00
2010 August	1	524,307.02	0.23	524,307.02	5.500	327	762	70.00
2010 September	10	5,476,117.75	2.45	547,611.78	5.500	328	729	62.07
2010 October	17	8,450,660.77	3.78	497,097.69	5.500	329	738	72.35
2010 November	18	8,881,710.31	3.97	493,428.35	5.500	330	748	66.15
2010 December	14	7,376,675.66	3.30	526,905.40	5.500	331	745	70.06
2011 January	2	1,156,410.55	0.52	578,205.28	5.500	332	777	62.68
2011 July	1	584,587.65	0.26	584,587.65	5.500	338	757	69.00
2011 August	16	7,870,147.09	3.52	491,884.19	5.500	339	740	74.81
2011 September	20	12,113,051.48	5.42	605,652.57	5.500	340	734	68.14
2012 February	6	4,321,208.70	1.93	720,201.45	5.500	345	754	52.56
2012 March	33	19,114,838.97	8.55	579,237.54	5.500	346	749	69.48
2012 April	29	17,099,812.38	7.65	589,648.70	5.500	347	741	65.33
2012 May	40	21,437,920.84	9.59	535,948.02	5.500	348	748	74.35
2012 June	59	36,218,299.64	16.20	613,869.49	5.500	349	758	72.35
2012 July	26	15,032,319.37	6.72	578,166.13	5.500	350	752	72.52
2012 August	20	11,442,002.13	5.12	572,100.11	5.500	351	752	70.68
2012 September	15	9,933,146.08	4.44	662,209.74	5.500	352	706	73.43
2012 October	29	15,988,633.74	7.15	551,332.20	5.500	353	754	77.40
2012 November	15	9,914,054.09	4.44	660,936.94	5.500	354	717	65.75
2012 December	8	5,301,203.18	2.37	662,650.40	5.500	355	753	75.14
2013 January	7	3,854,465.18	1.72	550,637.88	5.500	356	762	71.97
2013 February	1	730,996.58	0.33	730,996.58	5.500	357	713	80.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

20.001 to 30.000	6	$4,517,082.07	2.02%	$752,847.01	5.500%	341	754	26.85%
30.001 to 40.000	6	3,283,279.26	1.47	547,213.21	5.500%	343	737	36.53
40.001 to 50.000	15	11,193,947.92	5.01	746,263.19	5.500%	348	745	47.32
50.001 to 60.000	44	24,389,271.30	10.91	554,301.62	5.500%	344	737	55.38
60.001 to 70.000	70	42,864,568.47	19.18	612,350.98	5.500%	344	753	66.65
70.001 to 80.000	243	134,454,094.06	60.15	553,309.03	5.500%	346	744	78.61
80.001 to 90.000	2	1,173,000.00	0.52	586,500.00	5.500%	349	763	90.00
90.001 to 100.000	3	1,663,079.30	0.74	554,359.77	5.500%	348	761	97.33

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Current Loan-to-Value Ratios of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Current Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

0.001 to 10.000	1	$104,414.00	0.05%	$104,414.00	5.500%	347	738	49.00%
10.001 to 20.000	1	518,171.06	0.23	518,171.06	5.500%	329	707	22.00
20.001 to 30.000	6	4,291,007.12	1.92	715,167.85	5.500%	343	760	30.85
30.001 to 40.000	8	4,178,210.05	1.87	522,276.26	5.500%	341	739	39.00
40.001 to 50.000	20	13,443,346.95	6.01	672,167.35	5.500%	346	753	50.80
50.001 to 60.000	45	25,983,609.09	11.62	577,413.54	5.500%	345	740	56.92
60.001 to 70.000	68	41,181,664.43	18.42	605,612.71	5.500%	345	751	67.21
70.001 to 80.000	235	131,001,820.38	58.60	557,454.55	5.500%	347	743	78.68
80.001 to 90.000	2	1,173,000.00	0.52	586,500.00	5.500%	349	763	90.00
90.001 to 100.000	3	1,663,079.30	0.74	554,359.77	5.500%	348	761	97.33

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Remaining Term of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Remaining Term (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

321 to 330	48	$24,048,549.07	10.76%	$501,011.44	5.500%	329	740	67.89%
331 to 340	53	29,100,872.43	13.02	549,073.06	5.500	337	741	70.23
341 to 350	193	113,224,399.90	50.65	586,654.92	5.500	348	751	70.45
351 to 360	95	57,164,500.98	25.57	601,731.59	5.500	353	739	72.80

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

FICO Scores of the Group 3 Mortgage Loans as of the Date of Origination

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Original FICO Scores	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

621 to 640	2	$1,292,654.16	0.58%	$646,327.08	5.500%	349	634	80.00%
641 to 660	4	2,586,364.37	1.16	646,591.09	5.500	344	656	78.49
661 to 680	24	16,423,067.22	7.35	684,294.47	5.500	346	674	68.80
681 to 700	33	19,624,412.62	8.78	594,679.17	5.500	346	690	70.06
701 to 720	42	24,241,673.31	10.84	577,182.70	5.500	345	712	67.85
721 to 740	46	24,149,634.14	10.80	524,992.05	5.500	345	731	73.63
741 to 760	66	37,088,689.65	16.59	561,949.84	5.500	345	751	71.18
761 to 780	85	47,926,728.62	21.44	563,843.87	5.500	345	770	70.80
781 to 800	72	42,120,352.57	18.84	585,004.90	5.500	348	789	70.60
801 to 820	14	7,599,374.63	3.40	542,812.47	5.500	346	810	70.44
821 to 840	1	485,371.09	0.22	485,371.09	5.500	330	826	80.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Documentation Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Documentation Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Full	220	$129,970,341.07	58.14%	$590,774.28	5.500%	345	741	72.78%
Income Verified/Stated Assets	7	3,906,274.72	1.75	558,039.25	5.500	347	747	60.92
Stated Income/Assets Verified	123	70,944,475.17	31.74	576,784.35	5.500	346	748	67.61
Stated Income/Stated Assets	39	18,717,231.42	8.37	479,929.01	5.500	349	764	70.59

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Loan Purpose of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Loan Purpose	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Cash Out (Refinance)	73	$40,609,559.91	18.17%	$556,295.34	5.500%	347	745	63.09%
Purchase	265	153,213,186.90	68.54	578,162.97	5.500	346	747	74.34
Rate/Term Refinance	51	29,715,575.57	13.29	582,658.34	5.500	342	736	62.69

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Occupancy Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
Occupancy Type	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
(as indicated by Borrower)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Investment	1	$473,647.59	0.21%	$473,647.59	5.500%	349	772	65.00%
Primary	374	215,468,939.51	96.39	576,120.16	5.500	346	745	70.74
Second Home	14	7,595,735.28	3.40	542,552.52	5.500	344	750	71.28

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Property Type of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Property Type	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

2-4 Family	2	$1,546,509.58	0.69%	$773,254.79	5.500%	341	741	72.89%
Condominium	56	30,035,513.62	13.44	536,348.46	5.500	347	759	74.42
Cooperative	4	2,430,966.47	1.09	607,741.62	5.500	350	759	62.72
PUD	5	2,867,305.71	1.28	573,461.14	5.500	350	745	73.27
Single Family	322	186,658,027.00	83.50	579,683.31	5.500	346	743	70.21

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Lien Position of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Lien Position	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

First	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Age of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Age (months)	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

1 to 6	31	$19,800,719.03	8.86%	$638,732.87	5.500%	355	735	70.00%
7 to 12	189	110,052,321.80	49.23	582,287.42	5.500	350	749	73.42
13 to 18	68	40,535,860.05	18.13	596,115.59	5.500	346	746	65.93
19 to 24	37	20,567,786.22	9.20	555,886.11	5.500	340	737	70.72
25 to 30	34	17,414,796.52	7.79	512,199.90	5.500	331	749	67.58
31 to 36	29	14,986,838.76	6.70	516,787.54	5.500	328	735	68.78
37 to 42	1	180,000.00	0.08	180,000.00	5.500	323	693	80.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Geographic Distribution of the Group 3 Mortgage Loans

			Percentage of		Weighted
			Loans by		Average	Weighted	Weighted	Weighted
	Number of	Aggregate	Aggregate	Average	Gross	Average	Average	Average
	Mortgage	Principal	Principal	Principal	Mortgage	Remaning	Original	Original
Geographic Distribution	Loans	Balance	Balance	Balance	Rate	Term	FICO	LTV

Alabama	1	$563,000.00	0.25%	$563,000.00	5.500%	348	781	80.00%
Arizona	4	1,960,438.33	0.88	490,109.58	5.500	340	759	65.84
California	204	120,025,034.48	53.69	588,358.01	5.500	346	747	70.46
Colorado	12	5,898,996.11	2.64	491,583.01	5.500	342	745	78.13
Connecticut	6	4,629,799.33	2.07	771,633.22	5.500	348	767	67.13
District of Columbia	5	2,481,698.48	1.11	496,339.70	5.500	343	721	80.00
Florida	11	6,369,616.43	2.85	579,056.04	5.500	344	740	71.27
Georgia	9	4,724,287.76	2.11	524,920.86	5.500	343	727	76.56
Idaho	3	1,754,059.54	0.78	584,686.51	5.500	340	703	43.48
Illinois	10	5,638,495.01	2.52	563,849.50	5.500	347	743	75.21
Kansas	1	525,000.00	0.23	525,000.00	5.500	349	763	100.00
Kentucky	1	409,110.97	0.18	409,110.97	5.500	329	661	79.00
Maryland	13	7,148,142.02	3.20	549,857.08	5.500	345	744	68.59
Massachusetts	6	3,304,671.05	1.48	550,778.51	5.500	346	735	68.19
Michigan	1	418,148.44	0.19	418,148.44	5.500	355	728	80.00
Minnesota	10	5,632,815.59	2.52	563,281.56	5.500	346	741	62.96
Nevada	1	615,200.00	0.28	615,200.00	5.500	347	713	80.00
New Jersey	17	8,134,812.79	3.64	478,518.40	5.500	348	746	73.56
New York	18	12,110,142.61	5.42	672,785.70	5.500	344	738	65.06
North Carolina	1	750,000.00	0.34	750,000.00	5.500	350	760	71.00
Ohio	1	544,000.00	0.24	544,000.00	5.500	352	686	80.00
Oregon	2	1,100,698.55	0.49	550,349.28	5.500	345	776	80.00
Pennsylvania	5	3,291,572.12	1.47	658,314.42	5.500	346	742	69.07
Rhode Island	1	1,031,250.00	0.46	1,031,250.00	5.500	353	786	75.00
South Carolina	1	429,822.98	0.19	429,822.98	5.500	353	809	80.00
Tennessee	1	419,832.49	0.19	419,832.49	5.500	348	734	80.00
Texas	6	2,643,717.17	1.18	440,619.53	5.500	347	763	77.02
Virginia	24	13,537,788.41	6.06	564,074.52	5.500	347	742	73.29
Washington	12	6,327,651.25	2.83	527,304.27	5.500	348	749	71.79
West Virginia	1	483,689.10	0.22	483,689.10	5.500	331	737	73.00
Wyoming	1	634,831.37	0.28	634,831.37	5.500	347	775	50.00

Total:	389	$223,538,322.38	100.00%	$574,648.64	5.500%	346	745	70.75%

Collateral Summary of the Group 4 Mortgage Loans
Number of Mortgage Loans	132
Total Principal Balance	$59,170,109.82
Product Type	10/1 ARMs
Servicer and Originator	NatCity
Interest Only Percentage	96.07%
California Concentration Percentage	45.94%
Maximum Zip Code Percentage	1.71%
Maximum Zip Code	20147

	Weighted Average	Minimum	Maximum
Current Principal Balance	$448,258.41 (1)	$50,000.00	$1,000,000.00
Months to First Adjustment (months)	116	107	119
Age (months)	4	1	13
Original Term (months)	360	360	360
Remaining Term (months)	356	347	359
Gross Coupon	6.099%	5.375%	6.875%
Administrative Fee Rate	0.2625%	0.2625%	0.2625%
Net Coupon	5.837%	5.113%	6.613%
Initial Cap	5.000%	5.000%	5.000%
Periodic Cap	1.999%	1.000%	2.000%
Lifetime Cap	5.000%	5.000%	5.000%
Maximum Lifetime Interest Rate	11.099%	10.375%	11.875%
Gross Margin	2.258%	2.250%	2.750%
Net Margin	1.996%	1.988%	2.488%
Original FICO	741	633	813
Original LTV Ratio	63.43%	23.00%	80.00%
Current LTV Ratio	62.89%	22.22%	80.00%

(1) The current principal balance is calculated as an average not a weighted average.

Product Type of the Group 4 Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

ARM 10YR	5	$2,327,079.25	3.93%	$465,415.85	5.806%	356	752	59.44%
ARM 10YR 6MoL IO 120	1	87,200.00	0.15	87,200.00	6.750	359	759	80.00
ARM 10YR IO 120	126	56,755,830.57	95.92	450,443.10	6.110	356	741	63.57

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Index Type of the Group 4 Mortgage Loans

Index Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 Year LIBOR	131	$59,082,909.82	99.85%	$451,014.58	6.098%	356	741	63.40%
6 Month LIBOR	1	87,200.00	0.15	87,200.00	6.750	359	759	80.00

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Interest Only of the Group 4 Mortgage Loans

Interest Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

No	5	$2,327,079.25	3.93%	$465,415.85	5.806%	356	752	59.44%
Yes	127	56,843,030.57	96.07	447,582.92	6.111	356	741	63.59

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Current Principal Balances of the Group 4 Mortgage Loans

Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

0.01 to 50,000.00	1	$50,000.00	0.08%	$50,000.00	6.125%	353	813	27.00%
50,000.01 to 100,000.00	5	415,080.97	0.70	83,016.19	6.188	354	764	51.38
150,000.01 to 200,000.00	6	1,007,861.42	1.70	167,976.90	5.979	354	756	52.15
200,000.01 to 250,000.00	17	3,867,656.52	6.54	227,509.21	6.246	356	746	64.60
250,000.01 to 300,000.00	10	2,813,487.12	4.75	281,348.71	6.004	354	744	56.09
300,000.01 to 350,000.00	11	3,729,972.59	6.30	339,088.42	6.032	354	752	57.70
350,000.01 to 400,000.00	10	3,674,397.51	6.21	367,439.75	5.939	354	756	70.04
400,000.01 to 450,000.00	8	3,450,729.70	5.83	431,341.21	6.078	356	753	64.90
450,000.01 to 500,000.00	7	3,364,774.42	5.69	480,682.06	5.928	356	726	56.90
500,000.01 to 550,000.00	17	8,887,540.56	15.02	522,796.50	6.187	358	738	68.77
550,000.01 to 600,000.00	9	5,177,160.87	8.75	575,240.10	6.096	357	756	52.69
600,000.01 to 650,000.00	12	7,634,353.34	12.90	636,196.11	6.084	356	744	63.20
650,000.01 to 700,000.00	4	2,746,000.00	4.64	686,500.00	6.186	357	735	74.41
700,000.01 to 750,000.00	5	3,611,821.25	6.10	722,364.25	6.025	357	747	69.80
750,000.01 to 800,000.00	3	2,294,548.80	3.88	764,849.60	6.125	355	707	66.61
800,000.01 to 850,000.00	2	1,618,250.00	2.73	809,125.00	6.624	358	732	72.49
850,000.01 to 900,000.00	1	898,974.75	1.52	898,974.75	6.000	353	743	68.00
900,000.01 to 950,000.00	1	927,500.00	1.57	927,500.00	6.375	359	641	70.00
950,000.01 to 1,000,000.00	3	3,000,000.00	5.07	1,000,000.00	5.958	357	736	54.33

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Current Gross Loan Rates of the Group 4 Mortgage Loans

Current Gross Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.251 to 5.500	6	$2,160,957.59	3.65%	$360,159.60	5.442%	354	737	45.70%
5.501 to 5.750	18	7,369,226.35	12.45	409,401.46	5.692	354	751	65.05
5.751 to 6.000	42	19,638,913.54	33.19	467,593.18	5.925	355	755	60.34
6.001 to 6.250	33	15,965,174.50	26.98	483,793.17	6.220	357	740	64.40
6.251 to 6.500	20	9,740,077.85	16.46	487,003.89	6.425	354	710	68.20
6.501 to 6.750	11	3,144,509.99	5.31	285,864.54	6.687	358	740	67.13
6.751 to 7.000	2	1,151,250.00	1.95	575,625.00	6.875	359	744	75.00

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Gross Margins of the Group 4 Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2.001 to 2.250	129	$58,218,909.82	98.39%	$451,309.38	6.092%	356	741	63.24%
2.501 to 2.750	3	951,200.00	1.61	317,066.67	6.551	359	763	75.22

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Initial Loan Rate Caps of the Group 4 Mortgage Loans

Initial Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Periodic Loan Rate Caps of the Group 4 Mortgage Loans

Periodic Loan Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1.000	1	$87,200.00	0.15%	$87,200.00	6.750%	359	759	80.00%
2.000	131	59,082,909.82	99.85	451,014.58	6.098	356	741	63.40

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Loan Life Caps of the Group 4 Mortgage Loans

Life Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

5.000	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Rate Ceilings of the Group 4 Mortgage Loans

Maximum Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

10.251 to 10.500	6	$2,160,957.59	3.65%	$360,159.60	5.442%	354	737	45.70%
10.501 to 10.750	18	7,369,226.35	12.45	409,401.46	5.692	354	751	65.05
10.751 to 11.000	42	19,638,913.54	33.19	467,593.18	5.925	355	755	60.34
11.001 to 11.250	33	15,965,174.50	26.98	483,793.17	6.220	357	740	64.40
11.251 to 11.500	20	9,740,077.85	16.46	487,003.89	6.425	357	710	68.20
11.501 to 11.750	11	3,144,509.99	5.31	285,864.54	6.687	358	740	67.13
11.751 to 12.000	2	1,151,250.00	1.95	575,625.00	6.875	359	744	75.00

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

First Adjustment Date of the Group 4 Mortgage Loans

First Adjustment Dates	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2015 April	1	$300,000.00	0.51%	$300,000.00	5.500%	347	757	25.00%
2015 August	1	309,985.63	0.52	309,985.63	5.750	351	773	60.00
2015 September	15	3,696,734.51	6.25	246,448.97	6.013	352	744	55.93
2015 October	50	22,607,529.81	38.21	452,150.60	5.932	353	747	61.53
2016 March	3	2,072,000.00	3.50	690,666.67	6.223	358	755	53.06
2016 April	62	30,183,859.87	51.01	486,836.45	6.236	359	735	66.90

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

20.001 to 30.000	6	$2,967,869.74	5.02%	$494,644.96	6.071%	357	766	26.14%
30.001 to 40.000	9	3,340,912.91	5.65	371,212.55	5.925	355	756	35.20
40.001 to 50.000	13	4,209,865.05	7.11	323,835.77	5.919	353	748	46.13
50.001 to 60.000	27	10,951,858.57	18.51	405,624.39	6.052	355	753	56.47
60.001 to 70.000	34	17,669,208.45	29.86	519,682.60	6.091	356	721	67.32
70.001 to 80.000	43	20,030,395.10	33.85	465,823.14	6.203	357	746	77.67

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Current Loan-to-Value Ratios of the Group 4 Mortgage Loans

Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

20.001 to 30.000	7	$3,277,855.37	5.54%	$468,265.05	6.041%	356	767	29.34%
30.001 to 40.000	9	3,340,912.91	5.65	371,212.55	5.925	355	756	35.20
40.001 to 50.000	13	4,209,865.05	7.11	323,835.77	5.919	353	748	46.13
50.001 to 60.000	27	10,807,622.94	18.27	400,282.33	6.064	355	752	56.44
60.001 to 70.000	33	17,503,458.45	29.58	530,407.83	6.089	356	721	67.38
70.001 to 80.000	43	20,030,395.10	33.85	465,823.14	6.203	357	746	77.67

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Remaining Term of the Group 4 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

341 to 350	1	$300,000.00	0.51%	$300,000.00	5.500%	347	757	25.00%
351 to 360	131	58,870,109.82	99.49	449,390.15	6.102	356	741	63.62

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

FICO Scores of the Group 4 Mortgage Loans as of the Date of Origination

Original FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

621 to 640	2	$1,066,000.00	1.80%	$533,000.00	6.289%	357	635	65.57%
641 to 660	3	2,128,500.00	3.60	709,500.00	6.293	359	647	71.68
661 to 680	7	3,702,310.41	6.26	528,901.49	6.088	357	671	63.98
681 to 700	7	2,971,560.00	5.02	424,508.57	6.137	355	691	62.86
701 to 720	12	5,299,017.93	8.96	441,584.83	6.129	356	713	68.52
721 to 740	21	9,589,478.03	16.21	456,641.81	6.199	356	727	61.87
741 to 760	26	11,506,774.89	19.45	442,568.27	6.167	356	752	68.76
761 to 780	27	11,612,733.76	19.63	430,101.25	6.065	357	771	62.93
781 to 800	21	9,453,949.11	15.98	450,188.05	5.892	355	787	56.26
801 to 820	6	1,839,785.69	3.11	306,630.95	5.983	354	809	52.51

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Documentation Type of the Group 4 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Full	90	$40,637,156.89	68.68%	$451,523.97	6.030%	356	741	64.15%
Stated Income/Assets Verified	42	18,532,952.93	31.32	441,260.78	6.251	356	742	61.85

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Loan Purpose of the Group 4 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Cash Out (Refinance)	56	$24,800,669.59	41.91%	$442,869.10	6.150%	356	730	61.86%
Purchase	46	21,003,599.12	35.50	456,599.98	6.026	357	750	71.53
Rate/Term Refinance	30	13,365,841.11	22.59	445,528.04	6.120	356	749	53.61

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Occupancy Type of the Group 4 Mortgage Loans

Occupancy Type (as indicated by Borrower)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Investment	2	$301,200.00	0.51%	$150,600.00	6.661%	359	768	80.00%
Primary	121	54,751,974.14	92.53	452,495.65	6.094	356	739	62.93
Second Home	9	4,116,935.68	6.96	457,437.30	6.126	357	767	68.91

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Property Type of the Group 4 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

2-4 Family	1	$524,999.99	0.89%	$524,999.99	6.250%	359	776	56.00%
Condominium	14	4,132,324.11	6.98	295,166.01	6.024	356	775	64.64
Cooperative	3	654,645.88	1.11	218,215.29	6.238	355	772	70.19
PUD	38	19,238,156.46	32.51	506,267.28	6.062	357	731	64.90
Single Family	76	34,619,983.38	58.51	455,526.10	6.124	356	742	62.45

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Lien Position of the Group 4 Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

First	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Age of the Group 4 Mortgage Loans

Age (months)	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

1 to 6	65	$32,255,859.87	54.51%	$496,244.00	6.235%	359	737	66.01%
7 to 12	66	26,614,249.95	44.98	403,246.21	5.941	353	747	60.73
13 to 18	1	300,000.00	0.51	300,000.00	5.500	347	757	25.00

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

Geographic Distribution of the Group 4 Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance	Percentage of Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term	Weighted Average Original FICO	Weighted Average Original LTV

Arizona	6	$1,814,732.44	3.07%	$302,455.41	6.122%	357	710	62.51%
California	58	27,182,274.19	45.94	468,659.90	6.079	355	746	64.88
Colorado	1	619,500.00	1.05	619,500.00	6.375	353	697	70.00
Delaware	1	1,000,000.00	1.69	1,000,000.00	5.875	359	763	65.00
District of Columbia	3	1,085,999.99	1.84	362,000.00	6.458	357	709	75.33
Florida	10	3,978,677.34	6.72	397,867.73	6.127	358	755	65.88
Georgia	5	2,965,000.00	5.01	593,000.00	6.273	357	720	66.36
Idaho	1	650,000.00	1.10	650,000.00	6.500	359	761	73.00
Illinois	4	1,676,510.00	2.83	419,127.50	6.217	359	758	42.58
Indiana	1	670,000.00	1.13	670,000.00	6.250	359	755	78.00
Maryland	8	4,928,620.84	8.33	616,077.61	6.141	357	731	57.29
Michigan	1	59,984.00	0.10	59,984.00	6.500	352	744	38.00
Minnesota	2	772,200.00	1.31	386,100.00	6.102	353	718	60.32
Missouri	1	291,150.00	0.49	291,150.00	6.625	353	682	42.00
New Jersey	3	945,828.31	1.60	315,276.10	5.776	356	776	71.99
New York	1	165,750.00	0.28	165,750.00	6.250	352	756	61.00
North Carolina	2	399,396.97	0.67	199,698.49	5.656	348	759	30.97
Ohio	5	1,145,598.02	1.94	229,119.60	6.138	357	769	68.82
Oregon	1	205,000.00	0.35	205,000.00	6.250	359	802	68.00
Texas	3	1,727,974.18	2.92	575,991.39	5.979	359	763	55.39
Virginia	13	6,023,888.26	10.18	463,376.02	6.006	356	719	64.09
Washington	1	552,039.65	0.93	552,039.65	5.875	352	773	52.00
Wisconsin	1	309,985.63	0.52	309,985.63	5.750	351	773	60.00

Total:	132	$59,170,109.82	100.00%	$448,258.41	6.099%	356	741	63.43%

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S.        holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York) . If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York) . Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)     borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)     borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the

information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

Final withholding regulations (the “Withholding Regulations”) affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms with a new series of Internal Revenue Service Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

This Annex II is a part of the prospectus with respect to the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2006-A.

PROSPECTUS

WACHOVIA MORTGAGE LOAN TRUST, LLC

Depositor

Pass-Through Certificates
Asset-Backed Notes
(Issuable in Series)

You should carefully consider the risk factors beginning on page 12 of this prospectus.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of any other entity including the sponsor, the depositor, or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

Each Trust—
•	will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and
•	may own—
• a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;
• a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;
• a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, or by real property; or
• securities representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above.
Each Series of Securities—
•	will represent ownership interest in the related trust or will represent debt obligations of the related trust;
•	may be entitled to one or more of other types of credit support described in this prospectus; and
•	will be paid only from the assets of the related trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 23, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	12
Risks Associated with the Securities	12
Risks Associated with the Assets	14
Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on Loans or Result in Losses	18
Market Values of Manufactured Homes May Increase the Risk of Loss	19
Risk of Loss May Be Greater on Unsecured Home Improvement Loans	19
Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts	19
INTRODUCTION	20
DESCRIPTION OF THE TRUSTS	20
Assets	20
Mortgage Loans	23
General	23
Loan-to-Value Ratio	24
Mortgage Loan Information in Prospectus Supplements	24
Payment Provisions of the Mortgage Loans	25
Revolving Credit Line Loans	25
Unsecured Home Improvement Loans	26
Unsecured Home Improvement Loan Information in Prospectus Supplements	26
Contracts	27
General	27
Contract Information in Prospectus Supplements	27
Payment Provisions of the Contracts	28
Revolving Period	28
Pre-Funding Account	28
Accounts	29
Credit Support	29
Cash Flow Agreements	29
USE OF PROCEEDS	30
YIELD CONSIDERATIONS	30
General	30
Pass-Through Rate and Interest Rate	30
Timing of Payment of Interest	31
Payments of Principal; Prepayments	31
Prepayments—Maturity and Weighted Average Life	32
Other Factors Affecting Weighted Average Life	33
Type of asset	33
Termination	35
Defaults	35
Foreclosures	35
Refinancing	35
Due-on-Sale Clauses	35
THE DEPOSITOR	36
DESCRIPTION OF THE SECURITIES	37
General	37
Categories of Classes of Securities	37

Distributions	42
Available Distribution Amount	43
Distributions of Interest on the Securities	44
Distributions of Principal on the Securities	44
Components	45
Distributions on the Securities of Prepayment Premiums	45
Allocation of Losses and Shortfalls	45
Advances in Respect of Delinquencies	45
Reports to Securityholders	46
Termination; Optional Purchase of Mortgage Loans and Contracts	48
Optional Purchases	48
Put Agreements	49
Definitive Form	49
Book-Entry Registration and Form	49
DESCRIPTION OF THE AGREEMENTS	53
Agreements Applicable to a Series	53
REMIC Securities, Grantor Trust Securities	53
Securities That Are Partnership Interests for Tax Purposes and Notes	53
Material Terms of the Pooling and Servicing Agreements and Servicing Agreements	53
General	53
Assignment of Assets; Repurchases	54
Representations and Warranties; Repurchases	56
Collection Account and Related Accounts	57
Realization Upon Defaulted Assets	61
Hazard Insurance Policies	63
Contracts	64
Fidelity Bonds and Errors and Omissions Insurance	64
Due-on-Sale Provisions	64
Retained Interest; Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	65
Certain Matters Regarding Servicers, the Master Servicer and the Depositor	66
Special Servicers	67
Events of Default under the Agreements	67
Rights Upon Event of Default under the Agreements	68
Amendment	69
The Trustee	69
Duties of the Trustee	70
Certain Matters Regarding the Trustee	70
Resignation and Removal of the Trustee	70
Material Terms of the Indenture	71
General	71
Events of Default	71
Discharge of Indenture	73
Indenture Trustee's Annual Report	73
The Indenture Trustee	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Securities	74
Cross-Support Provisions	75
Limited Guarantee	75
Financial Guaranty Insurance Policy or Surety Bond	75
Letter of Credit	75
Pool Insurance Policies	75
Special Hazard Insurance Policies	75

Mortgagor Bankruptcy Bond	76
Reserve Funds	76
Overcollateralization	76
Purchase Obligation	77
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	77
General	77
Types of Mortgage Instruments	77
Interest in Real Property	78
Cooperative Loans	78
Land Sale Contracts	79
Foreclosure	80
General	80
Judicial Foreclosure	80
Equitable Limitations on Enforceability of Certain Provisions	80
Non-Judicial Foreclosure/Power of Sale	81
Public Sale	81
Rights of Redemption	82
Cooperative Loans	82
Junior Mortgages	83
Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders	84
Enforceability of Certain Provisions	85
Environmental Considerations	85
Due-on-Sale Clauses	88
Prepayment Charges	88
Subordinate Financing	89
Applicability of Usury Laws	89
Alternative Mortgage Instruments	90
Homeownership Act and Similar State Laws	90
Homeowners Protection Act of 1998	91
Texas Home Equity Loans	91
Servicemembers Civil Relief Act and Similar Laws	91
Forfeitures in Drug, RICO and Money Laundering Violations	92
CERTAIN LEGAL ASPECTS OF THE CONTRACTS	92
General	92
Security Interests in the Manufactured Homes	93
Enforcement of Security Interests in Manufactured Homes	94
Homeownership Act, Servicemembers Civil Relief Act and Similar Laws	95
Consumer Protection Laws	95
Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses	95
Applicability of Usury Laws	96
Prepayment Charges	96
FEDERAL INCOME TAX CONSEQUENCES	96
General	96
Taxable Mortgage Pools	97
REMICS	97
Classification of REMICs	97
Characterization of Investments in REMIC Securities	98
Tiered REMIC Structures	98
Taxation of Owners of Regular Securities	99
Taxation of Owners of Residual Securities	104
Sales of REMIC Securities	112
Prohibited Transactions and Other Possible REMIC Taxes	113
Termination	114
Reporting and Other Administrative Matters	114

Backup Withholding with Respect to REMIC Securities	115
Foreign Investors in REMIC Securities	115
Grantor Trusts	116
Characterization of the Trust	116
Tax Status of Grantor Trust Securities	117
Taxation of Grantor Trust Securities Under Stripped Bond Rules	118
Sales of Securities	119
Foreign Investors	120
Partnership Trusts	120
Classification of Partnership Trusts	120
Characterization of Investments in Partnership Securities and Debt Securities	120
Taxation of Debt Securityholders	120
Taxation of Owner of Partnership Securities	121
Tax Return Disclosure and Investor List Requirements	126
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	126
LEGAL INVESTMENT	132
METHODS OF DISTRIBUTION	134
LEGAL MATTERS	135
RATINGS	131
WHERE YOU CAN FIND MORE INFORMATION	136
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	136
GLOSSARY	138

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•    the principal balances and/or interest rates of each class;

•    the timing and priority of interest and principal payments;

•    statistical and other information about the mortgage loans and contracts;

•    information about credit enhancement, if any, for each class;

•    the ratings for each class; and

•    the method for selling the securities.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

      The depositor’s principal executive office is located at 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and its phone number is (704) 715-8239.

SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.

      This summary provides an overview of certain information to aid your understanding of the terms of the certificates or notes and is qualified by the full description of this information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Pass-through certificates and asset-backed notes issuable in series.

Depositor

Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Wachovia Corporation. The depositor is an affiliate of Wachovia Capital Markets, LLC. It is not expected that the depositor will have any business other than offering securities and related activities.

Issuing Entity

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a trust agreement.

Sponsor

The entity named as sponsor in the related prospectus supplement. The sponsor may be an affiliate of the depositor.

Seller and Originators

The entity or entities named as seller and/or originator of the issuer’s assets in the related prospectus supplement. The seller or any originator may be an affiliate of the depositor.

Servicer or Subservicer

The entity or entities named as servicer or subservicer in the related prospectus supplement. A servicer or a subservicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee/Indenture Trustee/Owner Trustee

The entity named as trustee, indenture trustee or owner trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The date, if applicable, specified in the related prospectus supplement.

DESCRIPTION OF SECURITIES

        Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans, home improvement installment sales contracts, manufactured housing installment sales contracts or loan agreements, securities representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above, or a combination of those assets. If a series of securities includes notes, the notes will represent debt obligations of the related trust formed pursuant to a trust agreement and will be secured by the assets of the trust pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

•     principal and interest distributions;

•    principal distributions, with no interest distributions;

•    interest distributions, with no principal distributions; and/or

•    such other distributions as are described in the accompanying prospectus supplement.

     See “Description of the Securities” in this prospectus.

Interest Distributions

        With respect to each series of securities, interest on each class of securities, other than a class of securities entitled to receive only principal, will accrue during each period specified in the related prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each class of securities. The terms of each class of securities will be described in the related prospectus supplement.

        See “Description of the Securities—Distributions of Interest on the Securities” in this prospectus.

Principal Distributions

        With respect to each series of securities, payments, including prepayments, on the related mortgage loans, unsecured home improvement loans, home improvement installment sales contracts and/or manufactured housing installment sales contracts or loan agreements that are not distributed to a class of securities as an interest distribution will be distributed to holders of the related securities in reduction of their principal balance or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

        See “Description of the Securities—Distribution of Principal on the Securities” in this prospectus.

Denominations

        Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

     The securities will be issued either:

•     in book-entry form initially held through DTC in the United States, or Clearstream Banking or the Euroclear System, in Europe; or

•     in fully registered, certificated form.

     See “Description of the Securities—General” and “—Book-Entry Registration and Definitive Securities” in this prospectus.

ASSETS OF THE TRUST

        The trust related to each series will consist primarily of any of the following assets:

•    a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans;

•     home improvement installment sales contracts or installment loans that are unsecured;

•     manufactured housing installment sales contracts and installment loan agreements; and

•     securities representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above.

        You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a precise description of the property included in a particular trust.

        See “Description of the Trusts—Assets” in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

        The related prospectus supplement may provide that the party specified in the related prospectus supplement may:

•    repurchase all of the assets in the trust and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement; and

•    repurchase a portion of the assets in the trust to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

        See “Description of the Securities—Termination” in this prospectus.

        The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal, including prepayments, on the assets in the related trust and the timing of receipt of those payments.

        See “Yield Considerations” in this prospectus.

PREFUNDING ACCOUNT

        The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

        See “Description of the Trusts—Prefunding Account” in this prospectus.

CREDIT ENHANCEMENT

        If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

•    letter of credit

•    financial guaranty insurance policy

•    special hazard insurance policy

•    mortgage pool insurance policy

•    reserve fund

•    spread account

•    cash collateral account

•    overcollateralization

•    purchase obligation

        Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable prospectus supplement.

        See “Description of Credit Support” in this prospectus.

RATINGS OF SECURITIES

      The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

•    A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

•    Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

        See “Risk Factors—Risks Associated with the Securities—Ratings Assigned to the Securities Will Have Limitations” and “Ratings” in this prospectus.

TAX STATUS OF THE SECURITIES

        The securities of each series offered will be either:

•    regular interests and residual interests in a trust treated as a REMIC;

•    interests in a trust treated as a grantor trust;

•    interests in a trust treated as a partnership; or

•    debt obligations secured by assets of a trust.

        For additional information see “Federal Income Tax Consequences” in this prospectus and “Certain Material Federal Income Tax Consequences” in the prospectus supplement.

ERISA CONSIDERATIONS

        If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other comparable rules or regulations.

        For additional information see “ERISA Considerations” in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

        The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the offered securities constitute a legal investment for you.

        For additional information see “Legal Investment” in this prospectus and in the prospectus supplement.

MATERIAL RISKS

        You are urged to read “Risk Factors” in the prospectus supplement for your series for a discussion of the material risks associated with an investment in the securities of your series.

RISK FACTORS

        You should consider, among other things, the following factors in connection with the purchase of securities.

Risks Associated with the Securities

         Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

•     a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

•    issuance of any of the securities of any series in book-entry form may reduce the liquidity of those securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

•     unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

        Each depositor, each master servicer, each servicer, each trustee and, if applicable, each certificate administrator will have limited obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates with respect to that series. The only obligations of those parties with respect to any of the securities or the related assets will be:

•    the servicer’s and master servicer’s servicing obligations under the applicable agreement; and

•    the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to that asset.

        The securities of a series and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any servicer, the trustee or any of their affiliates.

        Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, potentially including, but not limited to: subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; purchase obligation; or other type of credit enhancement. See “Description of Credit Support” in this prospectus.

        Regardless of the form of credit enhancement provided:

•     the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

•     may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

•    all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

        Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets, which payments could result from, among other things, prepayments, liquidations due to defaults and asset repurchases. The yield on any securities may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

•     the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

•    the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

        The rate of prepayments on assets is influenced by a number of factors, including:

•     the prevailing mortgage market interest rates;

•    local and national economic conditions;

•    homeowner mobility; and

•    the ability of the borrower to obtain financing.

        In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

        See “Yield Considerations” in this prospectus.

        Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

•    assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

•     address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

        In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of those securities and the liquidity of those securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

        Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

•    you may experience delays in your receipts of payments of interest and principal; and

•     your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

        See “Description of the Securities—Book-Entry Registration and Definitive Securities” in this prospectus.

        Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

•    to the rights of the servicer and any master servicer, to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and their reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses; and

•     the holders of senior securities to the extent described in the related prospectus supplement.

        As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See “Description of Credit Support” in this prospectus.

        The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any losses on the related assets. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of losses on the assets assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Assets

        Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property typically is directly related to the net operating income derived from that property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

        General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to that mortgagor’s mortgage loan. In conjunction with a mortgagor’s bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to that mortgagor’s mortgage loan, thus delaying the amount received by the holders of the related securities with respect to that mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the mortgaged property to the related trust, any remaining balance on that mortgage loan may not be recoverable.

        Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

        If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

        Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in a weaker economic region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

        See “The Mortgage Pool” in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

        Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust. The rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

•     the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•    the risk of loss if the deficiency judgment is not realized upon.

        Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

        In servicing junior mortgages, it is generally the servicer’s and master servicer’s practice to advance funds to keep the senior mortgage current if the mortgagor is in default under that senior mortgage. The servicer and master servicer intend to advance these amounts in accordance with their normal servicing procedures, but only to the extent that they determine advances will be recoverable from future payments and collections on that mortgage loan or otherwise. This practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in the senior mortgage upon subordinate financing.

        Special Risks of Certain Assets. Certain assets that may be included in a trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount. Because the borrowers under these assets are generally approved on the basis of the initial payment amounts, the borrowers’ incomes may not be sufficient to enable them to pay the increased payment amounts. If that is the case, the likelihood of default may increase.

        Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to these mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagors are the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on assets in that trust to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series. See “The Mortgage Pool” in the related prospectus supplement.

        Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the proceeds by the related trust. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure,” “—Rights of Redemption” and “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this prospectus.

        Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

        Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

        Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the assets underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See “The Mortgage Pool” in the related prospectus supplement.

        Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with assets of this type is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor’s ability:

•    to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

•     to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

        Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans, such as the failure by the servicer to comply with certain of its disclosure and other obligations to the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

        Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to the securities. You should consider the risk that the inclusion of delinquent assets in the trust for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series.

        Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, yield maintenance agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any “breakage fee,” which may exist to facilitate the replacement of this type of agreement upon the default or credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

        Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that was made to a borrower with an imperfect credit history or that presents certain additional risks due to property characteristics, loan documentation guidelines or other factors As a consequence:

•     delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with more traditional underwriting guidelines; and

•    changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with more traditional underwriting guidelines.

Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on Loans or Result in Losses

        There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

•     regulate interest rate and other charges;

•     require certain disclosures;

•    require licensing of mortgage loan originators;

•    require the lender to provide credit counseling and/or make certain affirmative determinations regarding the borrower’s ability to replay the mortgage loan;

•     prohibit discriminatory lending practices;

•    limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

•    regulate the use of consumer credit information; and

•    regulate debt collection practices.

        Violation of certain provisions of these laws, policies and principles:

•    may limit a servicer’s ability to collect all or part of the principal of or interest on the mortgage loans;

•    may entitle the borrower to a refund of amounts previously paid; and

•    could subject a servicer or the trust to damages and administrative sanctions.

The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with the federal and state consumer laws or regulations described above. However, that remedy may not be adequate to fully compensate the related trust fund.

        See “Certain Legal Aspects of the Mortgage Loans” in this prospectus.

        In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable. Texas laws also regulate certain actions of servicers of mortgage loans in Texas, such that failure of a servicer to comply with certain notice and other obligation to a borrower, can result in the forfeiture of all principal and interest due on the related mortgage loan.

        See “Certain Legal Aspects of the Mortgage Loans¯Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders,” “¯Texas Home Equity Loans” and “¯Homeowners Protection Act of 1998.”

Market Values of Manufactured Homes May Increase the Risk of Loss

        Manufactured homes generally depreciate in value. Thus, investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust. See “Description of Credit Support” in this prospectus.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans

        The obligations of the borrower under any unsecured home improvement loan included in a trust will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of its obligations as it would if such obligations were secured by the real estate or other assets owned by that borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts

        The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code, or UCC. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified on the title from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note on title the trustee’s interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or the security interest of the trustee may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

        In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with these requirements could give rise to liabilities of assignees for amounts due under these agreements, and claims by assignees may be subject to set-off as a result of the lender’s or seller’s noncompliance. These laws would apply to the trustee as assignee of the contracts. The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any of these warranties that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, that contract unless the breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due. See “Certain Legal Aspects of the Contracts.”

INTRODUCTION

        The trust for each series will be formed under a trust agreement between the depositor and the owner trustee or a pooling and servicing agreement among the depositor, the trustee and a servicer. Each series will include notes, which will be issued under an indenture, between the issuer, the indenture trustee and the paying agent, and/or certificates, which will be issued under a trust agreement or a pooling and servicing agreement. Each series of notes and certificates may consist of one or more classes as specified in the accompanying prospectus supplement. The notes and the certificates for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities. Each prospectus supplement will specify which securities are offered by that prospectus supplement.

        The assets of each trust fund will consist primarily of a segregated pool of assets acquired by the depositor from one or more affiliated or unaffiliated sellers identified in the accompanying prospectus supplement and contributed to the trust pursuant to the related trust agreement or pooling and servicing agreement. Each series of notes will be issued by the trust and secured by the assets of the trust described in the accompanying prospectus supplement. Each series of certificates will represent the beneficial ownership interest in the assets of a trust not pledged to the holders of the notes of that series and not retained by the depositor or any other person, as described in the accompanying prospectus supplement.

DESCRIPTION OF THE TRUSTS

Assets

         The primary assets of each trust will include:

•     single family mortgage loans;

•     multifamily mortgage loans;

•     unsecured home improvement loans;

•     home improvement installment sales contracts;

•     manufactured housing installment sale contracts or loan agreements;

•    securities (referred to herein as “underlying securities”) representing beneficial ownership interests in, or indebtedness of, another trust whose assets include mortgage loans and contracts similar to those described above; or

•     a combination of those assets.

        As used in this prospectus, mortgage loans may include:

•    single family and multifamily mortgage loans, including cooperative mortgage loans;

•    sub-prime mortgage loans;

•    first-lien mortgage loans;

•    home equity loans;

•    secured home improvement loans; and

•    land sale contracts.

         As used in this prospectus, contracts may include:

•     manufactured housing installment sale contracts; and

•     manufactured housing installment loan agreements.

        Each asset will be selected by the depositor for inclusion in the assets of a trust from among those purchased from an asset seller, which may be an affiliate of the depositor and which prior holder may or may not be the originator of the mortgage loan, unsecured home improvement loan or contract.

        The assets included in the trust relating to a series will contain various types of payment provisions and will be described in the accompanying prospectus supplement. The types of payment provisions will include:

•    Level payment assets, which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•     Negative amortization assets, which provide for monthly payments that under certain circumstances may be less than the amount of interest accrued on the asset, and which provide that the amount of any deferred interest is added to the principal balance of the asset;

•     Adjustable rate assets, which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index and which may have an initial period during with the interest rate is fixed;

•    Buy down assets, which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors’ monthly payments during the early period after origination of these assets;

•    Interest reduction assets, which provide for the one-time reduction of the interest rate payable on these assets;

•    GEM assets, which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due on these assets, and (b) an increase in monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of these assets;

•     GPM assets, which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances of these assets, and which unpaid interest will be added to the principal balances of these assets and will be paid, together with interest on these assets, in later years;

•     Step-up rate assets, which provide for interest rates that increase over time;

•    Balloon payment assets, which are assets that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;

•    Interest-only assets, which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the assets;

•    Additional collateral assets, which are assets that are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by the guarantor;

•    Convertible assets, which are adjustable rate assets, which allow, subject to certain limitations, the related obligors to exercise an option to convert the adjustable interest rate to a fixed interest rate;

•    Bi-weekly or semi-monthly assets, which provide for obligor payments to be made on a bi-weekly or semi-monthly basis;

•    Prepayment charge assets, which provide that the obligor will pay a prepayment fee or penalty if the obligor prepays within a specified time period (some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges; see “Certain Legal Aspects of Mortgage Loans—Prepayment Charges” and “Certain Legal Aspects of the Contracts—Prepayment Charges”); and

•    Increasing payment assets, which are assets that provide for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the assets over their remaining terms to maturity. Certain increasing payment assets may contain buy down features.

        Assets may also have a combination of these payment provisions.

        For adjustable rate assets, the adjustable or variable index may be one of the following indices:

•     the average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•    the auction average investment yield of U.S. Treasury bills of various maturities;

•    the daily bank prime loan rate as quoted by financial industry news sources; o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•     the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement;

•    the average of secondary market interest rates on six-month negotiable certificates of deposit;

•    the federal funds rate, as determined by the Federal Reserve Bank;

•     the weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings, called the “Cost of Savings Index”; or

•    the weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month, called the “National Average Contract Mortgage Rate.” The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

        The securities of each series will be entitled to payment only from the assets of the related trust and will not be entitled to payments in respect of the assets of any other trust established by the depositor. If specified in the applicable prospectus supplement, the assets of a trust may also consist of underlying securities. The underlying securities may have been previously issued by a trust established by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage or home equity lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans or contracts into trusts, and selling beneficial interests in such trusts. As specified in the applicable prospectus supplement, the underlying securities will primarily be similar to securities offered hereunder in their assets and their cash flows. The primary assets for both the underlying securities and the related securities will be the same pool of assets. Payments on the underlying securities will be passed through to holders of the related series of securities.

Mortgage Loans

   General

        As described in the accompanying prospectus supplement, mortgage loans may include:

•    single family mortgage loans, which are secured by first liens on one-to four-family residential properties or security interests in shares issued by cooperative housing corporations;

•    multifamily mortgage loans, which are secured by first liens on primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space;

•    home equity loans, which are loans the amounts of which are either fixed at origination or are revolving with a maximum borrowing amount, and which are secured by first or junior liens on one-to four-family residential properties;

•     home improvement contracts, which are typically financings made by home improvement contractors to finance improvements to residential property, such as garages, replacement windows, and room upgrades and additions, and which are secured by junior liens on the mortgaged properties undergoing these improvements; and

•     land sale contracts, which are loans evidenced by contracts for the sale of properties pursuant to which the mortgagor promises to pay the amount due on the contract to the holder thereof with fee title to the related property held by the holder until the mortgagor has made all of the payments required pursuant to that land sale contract, at which time fee title is conveyed to the mortgagor.

        The originator of each mortgage loan will have been a person other than the depositor. The related prospectus supplement will indicate if any person who originated the mortgage loans is an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or other security instruments creating a lien on the mortgaged properties. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement.

        The related prospectus supplement will specify whether any of the mortgage loans has the benefits of insurance, and, if so, the nature and limitations, if any, of that insurance.

        Loan-to-Value Ratio

        In the case of most mortgage loans which are not made to refinance existing loans, the loan-to-value ratio at any given time is the ratio, expressed as a percentage, of the then principal amount of the mortgage loan to the lesser of (i) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (ii) the sales price for the related mortgaged property. The loan-to-value ratio of mortgage loans made to refinance existing loans at any given time is the ratio, expressed as a percentage, of the then principal amount of the refinance loan to the appraised value of related mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

        Mortgage Loan Information in Prospectus Supplements

        Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans in the related trust, including:

•    the aggregate principal amount and the largest, smallest and average principal amount of the mortgage loans as of the applicable cut-off date specified in the prospectus supplement,

•    the type of property securing the mortgage loans,

the weighted average (by principal amount) of the original and remaining terms to maturity of the mortgage loans,

•    the earliest and latest origination date and maturity date of the mortgage loans,

•    the range of the loan-to-value ratios at origination of the mortgage loans,

•    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans,

•    the state or states in which most of the mortgaged properties are located,

•    information with respect to the prepayment provisions, if any, of the mortgage loans,

•    for adjustable rate mortgage loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate loan,

•     information regarding the payment characteristics of the mortgage loans, including any balloon payment features and other amortization provisions,

•    the number of mortgage loans that are delinquent and the number of days or ranges of the number of days the mortgage loans are delinquent and

•     the material underwriting standards used for the mortgage loans.

        If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, after initial issuance. Even if the mortgage loan information provided in a prospectus supplement is not final or complete, the characteristics of the mortgage loans included in the assets of the related trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in that prospectus supplement.

        Payment Provisions of the Mortgage Loans

        All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment for a specified lock-out period or through a specified lock-out date or require payment of a premium or a yield maintenance penalty if prepaid, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of securities will be entitled to all or a portion of any prepayment premiums or yield maintenance penalties collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which any premium and penalty amounts will be allocated. See “—Assets” above.

        Revolving Credit Line Loans

        As more fully described in the related prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving credit line loans, which are home equity loans or portions of the balances of home equity revolving credit lines. Interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line loan, principal amounts on the revolving credit line loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the assets of the trust described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the assets of the trust and principal payments are applied to the balances and these amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a revolving credit line loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

        The unsecured home improvement loans may consist of conventional unsecured home improvement loans and FHA-insured unsecured home improvement loans. The unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate or will have another amortization schedule described in the related prospectus supplement.

Unsecured Home Improvement Loan Information in Prospectus Supplements

        Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the unsecured home improvement loans, including: o the aggregate principal amount and the largest, smallest and average outstanding principal amount of the unsecured home improvement loans as of the applicable cut-off date,

•    the weighted average (by principal amount) of the original and remaining terms to maturity of the unsecured home improvement loans,

•    the earliest and latest origination date and maturity date of the unsecured home improvements loans,

•    the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans,

•    the state or states in which most of the unsecured home improvement loans were originated,

•    information with respect to the prepayment provisions, if any, of the unsecured home improvement loans,

•    for adjustable rate unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate unsecured home improvement loan,

•     information regarding the payment characteristics of the unsecured home improvement loan,

•    the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days the unsecured home improvement loans are delinquent and

•     the material underwriting standards used for the unsecured home improvement loans.

        If specific information respecting the unsecured home improvement loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance. Notwithstanding the foregoing, the characteristics of the unsecured home improvement loans included in a trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

Contracts

    General

        To the extent provided in the related prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home. The related prospectus supplement will specify the states or other jurisdictions in which the manufactured homes are located as of the applicable cut-off date. The method of computing the loan-to-value ratio of a contract will be described in the related prospectus supplement.

   Contract Information in Prospectus Supplements

        Each prospectus supplement will contain certain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the contracts, including:

•    the aggregate principal amount and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date,

•    whether the manufactured homes were new or used as of the origination of the related contracts,

•    the weighted average (by principal amount) of the original and remaining terms to maturity of the contracts,

•    the earliest and latest origination date and maturity date of the contracts,

•    the range of the loan-to-value ratios at origination of the contracts,

•    the contract rates or range of contract rates and the weighted average contract rate borne by the contracts,

•    the state or states in which most of the manufactured homes are located at origination,

•     information with respect to the prepayment provisions, if any, of the contracts,

•    for adjustable rate contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate contract,

•    the number of contracts that are delinquent and the number of days or ranges of the number of days the contracts are delinquent,

•     information regarding the payment characteristics of the contracts and

•     the material underwriting standards used for the contracts.

        If specific information respecting the contracts is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance. Notwithstanding the foregoing, the characteristics of the contracts included in a trust will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

   Payment Provisions of the Contracts

        All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the related prospectus supplement.

Revolving Period

        To the extent provided in a prospectus supplement, for trusts with revolving assets (such as revolving credit line loans), all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the trustee to the acquisition of additional mortgage loans during a specified period, referred to as a revolving period. Any additional assets acquired by a trust during a revolving period must satisfy certain eligibility criteria consistent with the eligibility criteria of the assets initially included in the trust, subject to such exceptions as are expressly stated in the related prospectus supplement. For example, the assets acquired by a trust during the revolving period may be subject to the same underwriting standards, representations and warranties as the assets initially included in the trust.

        Any revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

Pre-Funding Account

        To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of a series of securities may be deposited into a pre-funding account maintained with the trustee. If a pre-funding account is funded, the depositor will be obligated to sell at a predetermined price, and the trust for the related series will be obligated to purchase, from time to time and within the period specified in the related prospectus supplement after the issuance of the series of securities, additional assets having an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account for that series on the date of its issuance. The pre-funded amount with respect to a series will not exceed 50% of the aggregate initial principal amount of the related securities, and the length of the pre-funding period with respect to a series will not exceed one year. Any assets acquired by a trust fund for a series will be required to satisfy certain eligibility criteria consistent with the eligibility criteria of the assets initially included in the trust, subject to such exceptions as are expressly stated in the related prospectus supplement. For example, the assets acquired by a trust with moneys in the pre-funding will be subject to the same underwriting standards, representations and warranties as the assets initially included in the trust.

        Any moneys remaining in the pre-funding account for any series at the end of the period specified in the related prospectus supplement will be used to prepay one or more classes of securities of that series in the amounts and in the manner specified in the related prospectus supplement. In addition, for any series with respect to which a pre-funding account is funded, if specified in the related prospectus supplement, the depositor may be required to deposit cash into a capitalized interest account maintained by the trustee for the purpose of assuring the availability of funds to pay interest with respect to the securities of that series during the pre-funding period for that series. Any amount remaining in the capitalized interest account at the end of the pre-funding period will be remitted as specified in the related prospectus supplement.

Accounts

        Each trust will have one or more accounts, established and maintained on behalf of the holders of the securities of that series, into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the assets in the trust. Each account may be maintained as an interest bearing or a non-interest bearing account, and funds held in an account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Servicing Agreements—Collection Account and Related Accounts.”

Credit Support

        If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust may be provided to one or more classes of securities in the related series in the form of subordination of one or more other classes of securities in that series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, purchase obligation or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of securities. See “Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage” and “Description of Credit Support.”

Cash Flow Agreements

        If so provided in the related prospectus supplement, the assets of a trust may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The assets of a trust may also include certain other agreements, such as interest rate swap agreements, interest rate cap or floor agreements, yield maintenance agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of securities of the series. Currency exchange agreements might be included in the assets of a trust if some or all of the assets acquired by the trust were denominated in a non-United States currency.

        Additionally, if so provided in the related prospectus supplement, the trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty under the applicable swap agreement.

        The related prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any cash flow agreement. In addition, the prospectus supplement for the related series of securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. § 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. § 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. § 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the cash flow agreement. Copies of the cash flow agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

USE OF PROCEEDS

        The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets, or the repayment of the financing incurred in the purchase of assets, and to pay for certain expenses incurred in connection with the purchase of assets and sale of securities. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

        The yield on any security offered under this prospectus and the accompanying prospectus supplement will depend on the price paid by the holder of the security, the interest rate or pass-through rate, as applicable, of the security, the receipt and timing of receipt of distributions on the security and the weighted average life of the assets in the related trust (which may be affected by prepayments, defaults, liquidations or repurchases). See “Risk Factors—Risks Associated with the Securities—Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities” and “—Risks Associated with the Assets” in this prospectus.

Pass-Through Rate and Interest Rate

        Securities of any class within a series may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the pass-through rate for each class of certificates of a series or interest rate for each class of the notes of a series or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the pass-through rate or interest rate; the effect, if any, of the prepayment of assets on the pass-through rate or interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other cash flow agreement.

        If so specified in the related prospectus supplement, the effective yield to maturity to each securityholder entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate or interest rate and purchase price of the security because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following that period of accrual.

Timing of Payment of Interest

        Each payment of interest on the securities or, in the case of accrual securities which provide for the payment of interest only after the occurrence of certain events, each addition of interest to the principal balance of the accrual securities on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to securityholders, will include interest accrued during the accrual period for that distribution date. As indicated above under “—Pass-Through Rate and Interest Rate,” if the accrual period ends on a date other than the day before a distribution date for the related series, the yield realized by the holders of the securities of that series may be lower than the yield that would result if the accrual period ended on the day before the distribution date.

Payments of Principal; Prepayments

        The yield to maturity on the securities will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans and contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans and contracts will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans and contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust, these mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by these mortgage loans. In this regard, it should be noted that the assets in certain trusts may consist of mortgage loans with different mortgage rates. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the assets in the related trust and is likely to be affected by the existence of prepayment lock-out periods and prepayment premium provisions of these assets, and by the extent to which the servicer of any mortgage loan is able to enforce these prepayment provisions. Mortgage loans with a prepayment lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these prepayment provisions, with shorter prepayment lock-out periods or with lower prepayment premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the rate of prepayments on manufactured housing contracts than on the rate of prepayments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

        If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of securities, the effect on yield on one or more classes of the securities of that series of prepayments of the assets in the related trust may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

        When a full prepayment is made on a mortgage loan or a contract, the obligor is charged interest on the principal amount of the mortgage loan or contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of securities entitled to payments of interest because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the due date in the month in which the partial prepayment is received or such other date as is specified in the related prospectus supplement.

        The timing of changes in the rate of principal payments on the assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a security, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

        The holder of a security will bear the risk of being able to reinvest principal received in respect of a security at a yield at least equal to the yield on that security.

Prepayments—Maturity and Weighted Average Life

        The rates at which principal payments are received on the assets included in or comprising a trust and the rate at which payments are made from any credit support or guaranteed investment contract or other cash flow agreement for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the related series. Prepayments on the mortgage loans or contracts comprising or underlying the assets in a particular trust will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

        If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled distribution date, which is the date on or prior to which the stated principal amount of the class of security is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the series set forth in the prospectus supplement. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the assets is paid to the class, which may be in the form of scheduled amortization or prepayments, including liquidations due to default.

        In addition, the weighted average life of the securities may be affected by the varying maturities of the assets in a trust. If any assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying the assets. See “Description of the Trusts.”

        Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate, or CPR, prepayment model or the Standard Prepayment Assumption, or SPA, prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of that pool of loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

        Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the assets of any trust.

        The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of each class of securities of that series offered under the prospectus supplement and the percentage of the initial aggregate principal balance of each class of that series that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the mortgage loans or contracts comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in that prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

   Type of Asset

        If so specified in the related prospectus supplement, a number of mortgage loans and contracts may have balloon payments due at maturity, which may be a substantial amount. Because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of assets with balloon payments may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer (if any), nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the securities and may thereby lengthen the period of time elapsed from the date of issuance of a security until it is retired.

        With respect to certain mortgage loans, including adjustable rate mortgage loans, the mortgage rate at origination may be below the rate that would result if the index and the actual margin were applied at origination. With respect to certain contracts, the contract rate may be “stepped up” during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination. The repayment of any mortgage loan or contract of this type may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagors during the early years of the mortgage loans will be less than the scheduled monthly payments on those loans. The periodic increase in the amount paid by the mortgagor of a mortgage loan subject to a buydown plan during or at the end of the period when the buydown plan is in effect may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

        The mortgage rates on certain adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. Further, initial mortgage rates on these mortgage loans are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues. During a period of rising interest rates as well as immediately after origination the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum scheduled monthly payment on these loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of securities will lengthen the weighted average life of that class and may adversely affect yield to holders of that class, depending upon the price at which those securities were purchased. In addition, with respect to certain adjustable rate mortgage loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on a mortgage loan of that type would exceed the amount of scheduled principal and accrued interest on the principal balance of that loan, and since the excess payment will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders, depending upon the price at which those securities were purchased.

        As may be described in the related prospectus supplement, all or a portion of the principal collected on or with respect to the mortgage loans in a trust may be applied by the trustee to the acquisition of additional mortgage loans during a specified period, rather than used to fund payments of principal to the holders of the related securities during that period. The result of applying principal collections to acquire additional mortgage loans could be that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

        In addition, and as may be described in the related prospectus supplement, all or a portion of the collected principal on mortgage loans in the trust may be retained by the trustee and invested for a specified period prior to being used to fund payments of principal to holders of the related securities.

        The result of the retention and temporary investment by the trustee of principal collections would be to slow the amortization rate of the related securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued. The retention feature applicable to any securities may terminate upon the occurrence of events described in the related prospectus supplement, resulting in the current repayment of principal to the holders of the related securities and an acceleration of the amortization of those securities.

   Termination

        If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified in the prospectus supplement on any date on which the aggregate principal balance of the assets of the trust or the securities of that series declines to a percentage specified in the related prospectus supplement, which percentage shall not exceed 10%, of the aggregate initial principal balance of such assets or securities, as the case may be, under the circumstances and in the manner set forth in the prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in the prospectus supplement. See “Description of the securities—Termination.”

   Defaults

        The rate of defaults on the assets will also affect the rate, timing and amount of principal payments on the assets and thus the yield on the securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans and contracts will be affected by the general economic condition of the region of the country in which the related mortgage properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

   Foreclosures

        The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the assets and that of the related series of securities.

   Refinancing

        At the request of a mortgagor, a servicer may allow the refinancing of a mortgage loan or contract in a trust by accepting prepayments on that loan or contract and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, a servicer may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of the refinanced mortgage loans or contracts.

   Due-on-Sale Clauses

        Acceleration of mortgage payments as a result of certain transfers of underlying mortgaged property is another factor affecting prepayment rates. The prepayment standards or models used in a prospectus supplement will not typically reflect the impact of prepayments due to these transfers. If so specified in the related prospectus supplement, certain of the mortgage loans comprising or underlying the assets of the related trust may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. Except as set forth in the related prospectus supplement, a servicer will generally enforce any due-on-sale clause if it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and if it is entitled to do so under applicable law. No servicer will take any action in relation to the enforcement of any due-on-sale provision if that action would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Servicing Agreements—Due-on-Sale Provisions.” The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the applicable servicer and permit the acceleration of the maturity of the contracts by the servicer upon any such sale or transfer that is not consented to. It is expected that a servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the manufactured home. A servicer will not enforce a due-on-sale clause in any contract unless enforcement is permissible under applicable related state law. See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses.”

THE DEPOSITOR

        Wachovia Mortgage Loan Trust, LLC is a Delaware limited liability company formed on June 15, 2005, and is an indirect wholly-owned subsidiary of Wachovia Corporation. The principal executive offices of the depositor are located at 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578. Its telephone number is (704) 715-8239.

        The depositor was created for the limited purpose of purchasing and selling the assets described in this prospectus. Since its formation, the depositor has been engaged in these activities solely as the purchaser of assets from sellers pursuant to various mortgage loan purchase agreements, as the seller of assets to trusts pursuant to various trust agreements and pooling and servicing agreements, and as a party to the underwriting agreements executed in connection with each issuance of securities. To the extent described in the related prospectus supplement, the depositor also may hold the residual interest in the cash-flows from securitizations or the beneficial or equitable interest in trusts issuing securities.

        A description of the depositor’s obligations with respect to the purchase from the sellers and subsequent sale of the assets to the trusts can be found in this prospectus under “Description of the Trusts—Prefunding Account,” “Description of the Securities—Optional Purchases,” “Description of the Agreement —Material Terms of the Pooling and Servicing Agreements—Assignment of Assets; Repurchases,” “—Representations and Warranties; Repurchases,” “—Rights Upon Event of Default under the Agreements,” “—Resignation and Removal of the Trustee,” “Description of the Agreements—Material Terms of the Indenture—The Indenture Trustee,” and “Methods of Distribution.” Generally, the depositor’s obligations under the trust agreements and the pooling and servicing agreements are to sell the assets to the related trusts, and to record such sale in its accounting records and other records.

        The depositor and any director, officer, employee or agent of the depositor shall be indemnified by the related issuing entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the related securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under such Agreement or by reason of reckless disregard of its obligations and duties under such Agreement.

        The securities are not debt of the depositor and the depositor does not have any obligation to make payments with respect to the securities.

DESCRIPTION OF THE SECURITIES

General

        The asset-backed certificates of a series will represent the entire beneficial ownership interest in the assets of the trust created pursuant to the trust agreement or pooling and servicing agreement for that series. If a series of securities includes asset-backed notes, the notes will represent indebtedness of the related trust and will be issued and secured pursuant to an indenture. If so specified in the related prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion or group of the assets in the related trust. The certificates and notes for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities. Each series of securities will consist of one or more classes of securities described below. The accompanying prospectus supplement will describe which classes of the securities of a series will be offered. Certain classes of securities of a series may not be offered by this prospectus and the related prospectus supplement.

        Each class of securities of a series offered by this prospectus and the related prospectus supplement will be issued in denominations, notional amounts or percentage interests, as applicable, specified in the related prospectus supplement. The transfer of any securities offered by this prospectus and the related prospectus supplement may be registered and those securities may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of securities of a series may be issued in fully registered, certificated form or in book-entry form, as provided in the related prospectus supplement. See “Risk Factors—Risks Associated with the Securities—Book-Entry Securities May Experience Certain Problems and “Description of the Securities—Book-Entry Registration and Definitive Securities.” Certificated securities will be exchangeable for other securities of the same class and series of a like aggregate principal amount, notional amount or percentage interest but of different authorized denominations. See “Risk Factors—Risks Associated with the Securities—Securities May Not be Liquid.”

Categories of Classes of Securities

        The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities will identify the classes which comprise that series by reference to the following categories or another category specified in the applicable prospectus supplement. Classes of securities may include any combination of the categories described below.

Categories of Classes	Principal Types
Accretion Directed Certificates or Notes

A class of certificates or notes that receives principal payments from amounts that would otherwise be distributed as interest on specified accrual certificates or notes. These accretion directed principal payments may be in lieu of or in addition to principal payments from principal receipts on the assets for the related series.

Companion Certificates or Notes (also sometimes referred to as Support Certificates or Support Notes)

A class of certificates or notes that is entitled to receive principal payments on any distribution date only if scheduled payments have been made on specified planned amortization certificates or notes, targeted amortization certificates or notes and/or scheduled amortization certificates or notes.

Component Certificates or Notes

A class of certificates or notes consisting of two or more specified “components” as described in the applicable prospectus supplement. The components of a class of component certificates or notes may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each component of a class of component certificates or notes may be identified as falling into one or more of the categories in this chart.

Lockout Certificates or Notes

A class of senior certificates or notes that is designed not to participate in or to participate to a limited extent in (in other words, to be “locked out” of), for a specified period, the receipt of (1) principal prepayments on the assets that are allocated disproportionately to the classes of senior certificates or notes of that series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the assets that are allocated to the classes of senior certificates or notes as a group. A class of lockout certificates or notes will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be di stributed in reduction of the principal balances of other classes of senior certificates or notes. Lockout certificates or notes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates or Notes

A class of certificates or notes having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Certificates or Notes

A class of senior securities that is entitled to receive all or a specified percentage of the principal payments that are distributable to the senior certificates or applicable group of senior certificates or notes (other than any ratio strip certificates or notes) in the aggregate on a distribution date and that is not designated as a class of sequential pay certificates or notes.

Planned Amortization Certificates or Notes (also sometimes referred to as a PAC Certificates or PAC Notes)

A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the class of planned amortization certificates or notes. The planned amortization certificates or notes in any series of securities may be subdivided into different categories (e.g., planned amortization certificates or notes I, planned amortization certificates or notes II and so forth) derived using different structuring ranges and/or payment priorities. A class of PAC certificates or notes is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Certificates or Notes	A class of certificates or notes that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on one or more of the underlying assets.
Scheduled Amortization Certificates or Notes (also sometimes referred to as Scheduled Certificates or Scheduled Notes)

A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a class of planned amortization certificates or notes or targeted amortization certificates or notes. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying assets. In the former case, the two rates are the endpoints for the “structuring range” for the scheduled amortization certificates or notes and such range generally is narrower than that for a planned amortization certificates or notes. Typically, the companion certificates or notes for the applicable series generally will represent a smaller percentage of the class of scheduled amortization certificates or notes than companion certificates or notes generally would represent in relation to a class of planned amortization certificates or notes or targeted amortization certificates or notes. A class of scheduled amortization certificates or notes is generally less sensitive to weighted average life volatility as a result of prepayments than a class of companion certificates or notes but more sensitive than a class of planned amortization certificates or notes or targeted amortization certificates or notes.

Senior Certificates or Notes	A class of certificates or notes that is entitled to receive payments of principal and interest on each distribution date prior to the classes of subordinated securities.
Sequential Pay Certificates or Notes

A class of certificates or notes that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first distribution date on which it receives principal until it is retired. A class of sequential pay certificates or notes may receive principal payments concurrently with one or more other classes of sequential pay certificates or notes. A single class that is entitled to receive principal payments before or after other classes in the same series of securities may be identified as a class of sequential pay certificates or notes.

Strip Certificates or Notes

A class of certificates or notes that is entitled to receive either (1) principal distributions with proportionately low, nominal or no interest distributions or (2) interest distributions with proportionately low, nominal or no principal distributions.

Subordinated Certificates or Notes

A class of certificates or notes that is entitled to receive payments of principal and interest on each distribution date only after the senior securities and classes of subordinated securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

Super Senior Certificates or Notes

A class of senior certificates or notes that bears certain losses allocated to one or more classes of super senior certificates or notes after the classes of subordinated certificates or notes are no longer outstanding.

Super Senior Certificates or Notes

A class of senior certificates or notes that bears certain losses allocated to one or more classes of super senior certificates or notes after the classes of subordinated certificates or notes are no longer outstanding.

Targeted Amortization Certificates or Notes(also sometimes referred to as a TAC Certificates or TAC Notes)

A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying assets. A class of TAC certificates or TAC notes is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of that class of certificates or notes.

Interest Types
Accrual Certificates or Notes

A class of certificates or notes that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. Accretion may continue until some specified event has occurred or until the accrual certificates or notes are retired.

Fixed Rate Certificates or Notes	A class of certificates or notes with an interest rate that is fixed throughout the life of the class.
Floating Rate Certificates or Notes

A class of certificates or notes with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index. For floating rate certificates or notes, the designated index may be one of the indices applicable to adjustable rate assets, as described under “Description of the Trusts-Assets.”

Interest Only Certificates or Notes

A class that is entitled to receive some or all of the interest payments made on the assets and little or no principal. Interest only certificates or notes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the certificates or notes. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a class of interest only certificates or notes that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Certificates or Notes

A class of certificates or notes with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in that index and with changes in the interest rate payable on the related class of floating rate certificates or notes.

Prepayment Premium Certificates or Notes	A class of certificates or notes that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of an asset.
Principal Only Certificates or Notes	A class of certificates or notes that does not bear interest and is entitled to receive only distributions in respect of principal.
Step Coupon Certificates or Notes

A class of certificates or notes with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date.

Variable Rate Certificates or Notes	A class of certificates or notes with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the assets.
Auction Rate Certificates or Notes

A class of certificates or notes with an interest rate that resets periodically and is calculated by reference to bids to purchase and orders to sell or hold such certificates or notes at specified interest rates or ranges of interest rates. Auctions with respect to such classes of certificates or notes will be conducted in accordance with procedures described in the related prospectus supplement.

Distributions

        Distributions on the securities of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the amounts available for that series on that distribution date. Distributions, other than the final distribution, will be made to the persons in whose names the securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securityholders in such class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder holds the requisite amount of securities specified in the related prospectus supplement and has so notified the trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, or by check mailed to the address of the person entitled to payment as it appears on the security register. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Available Distribution Amount

        Generally, distributions on the securities of each series on each distribution date will be made from the amounts available for that series, which available amounts equal the sum of the following:

•     the total amount of all cash on deposit in the related Collection Account as of the corresponding determination date, exclusive of:

(a) all scheduled payments of principal and interest on the assets in the related trust collected but due on a date subsequent to the collection period related to that distribution date;

(b) all prepayments, together with related payments of the interest thereon and related prepayment premiums, all proceeds of any insurance policies maintained in respect of the assets, all other amounts received and retained in connection with the liquidation of assets in default in the related trust, and other unscheduled recoveries received subsequent to the collection period related to that distribution date;

(c) all amounts in the related Collection Account that are due or reimbursable to the depositor, the trustee, a seller of assets, a servicer, the master servicer, if any, or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust; and

(d) all amounts received for a repurchase of an asset from the related trust for defective documentation or a breach of representation or warranty received subsequent to the collection period related to that distribution date;

•     if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the related Collection Account, including any net amounts paid under any guaranteed investment contracts or other cash flow agreements;

•     all advances made by a servicer or the master servicer, if any, or any other entity as specified in the related prospectus supplement with respect to that distribution date;

•     if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments; and

•    to the extent not on deposit in the related Collection Account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to that distribution date.

        As described below, all amounts available for any series on any distribution date will be distributed among the related securities (including any securities not offered by this prospectus and the accompanying prospectus supplement) on that distribution date, and accordingly will be released from the related trust and will not be available for any future distributions.

        The related prospectus supplement for a series of securities will describe the method of determining the amounts available for that series on each distribution date.

Distributions of Interest on the Securities

        Each class of securities, other than classes of strip securities that have no pass-through rate or interest rate, may have a different pass-through rate or interest rate, which will be a fixed, variable or adjustable rate. The related prospectus supplement will specify the pass-through rate or interest rate for each class or, in the case of a variable or adjustable pass-through rate or interest rate, the method for determining the pass-through rate or interest rate. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

        Distributions of interest in respect of the securities of any class will be made on each distribution date, other than any class of accrual securities and any class of principal-only strip securities, as long as available amounts allocable to that class are sufficient to pay interest on that distribution date. Prior to the time interest is distributable on any class of accrual securities, the amount of accrued interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date. With respect to each class of securities and each distribution date, other than certain classes of strip securities, interest will accrue during the period specified in the related prospectus supplement on the principal balance or notional amount, as the case may be, of that class at the applicable pass-through rate or interest rate, reduced as described below. The accrued interest on a series of securities will generally be reduced in the event of shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in an accrual period on the mortgage loans or contracts comprising or underlying the assets in the trust for that series. The particular manner in which shortfalls in collections are to be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on, or, in the case of accrual securities, added to the principal balance of, a class of securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans or contracts comprising or underlying the assets in the related trust. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the assets in the related trust will generally result in a corresponding increase in the principal balance of that class. See “Risk Factors—Risk Associated with the Securities—Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities” and “Yield Considerations.”

Distributions of Principal on the Securities

        The securities of each series, other than certain classes of interest-only strip securities, will have a principal balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets and other assets included in the related trust. The initial aggregate principal balance of each series of each class within a series will be specified in the related prospectus supplement. The principal balance of a security will be reduced to the extent of distributions of principal on that security from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The principal balance of a security may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement and the principal balance of an accrual security will also be increased prior to the distribution date on which distributions of interest are required to commence, by accrued interest otherwise distributable to that accrual security. Distributions of principal will be made on each distribution date to the class or classes of securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain classes of interest-only strip securities with no principal balance are not entitled to any distributions of principal.

Components

        If so specified in the related prospectus supplement, distribution on a class of securities may be based on a combination of two or more different components as described under “—Categories of Classes of Securities” above. For any class of securities which consists of components, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to the components of that class of securities. In such case, reference in those sections to principal balance and pass-through rate or interest rate refer to the principal balance, if any, of any component and the pass-through rate or interest rate, if any, on any component, respectively.

Distributions on the Securities of Prepayment Premiums

        If so provided in the related prospectus supplement, prepayment premiums or yield maintenance penalties that are collected on the mortgage loans in the related trust will be distributed on each distribution date to the class or classes of securities entitled to those amounts in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

        If so provided in the prospectus supplement for a series of securities consisting of one or more class of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of those losses or shortfalls will be borne by each class of subordinate securities in that series in the priority and manner and subject to the limitations specified in the related prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a trust against losses and shortfalls on assets comprising that trust.

Advances in Respect of Delinquencies

        With respect to any series of securities evidencing an interest in the assets of a trust, if so provided in the related prospectus supplement, the servicer will be required, as part of its servicing responsibilities, to make advances on or before each distribution date out its own funds or funds held in the Collection Account that are not otherwise available to pay principal and interest on the securities of the related series on that distribution date. Each advance will generally be in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees, that were due on the assets in the trust during the related collection period and were delinquent on the related determination date, but the servicer will be required to make advances only to the extent the advances would, in its good faith judgment, be reimbursable out of recoveries on the assets in the related trust and available credit support. In the case of a series of securities that includes one or more classes of subordinate securities and if so provided in the related prospectus supplement, the servicer’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior securities and/or may be subject to the servicer’s good faith determination that such advances will be reimbursable not only from recoveries on assets in the related trust and available credit support, but also from collections on other assets otherwise distributable on one or more classes of subordinate securities. See “Description of Credit Support.”

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Advances made by the servicer out of its own funds will be reimbursable only out of recoveries on the assets in the related trust, amounts available under any credit support and from any other amounts specified in the related prospectus supplement, which may include any amounts otherwise distributable on one or more class of subordinate securities of that series. If, however, the servicer shall determine in good faith that an advance is not ultimately recoverable from recoveries on assets and available credit support or, if applicable, from collections on other assets otherwise distributable on subordinate securities, then the advance shall be reimbursed from amounts in the related Collection Account. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer will be required to replenish the Collection Account on any future distribution date to the extent that funds in the Collection Account on that distribution date are less than payments required to be made to the securityholders of the related series on that date. If so specified in the related prospectus supplement, the obligations of the servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, letter of credit or other guaranty, will be set forth in the related prospectus supplement.

        If and to the extent so provided in the related prospectus supplement, the servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the assets prior to any payment to holders of the securities of the related series or as otherwise provided in the prospectus supplement.

        If specified in the related prospectus supplement, an entity other than the servicer will be required to make advances as described above and the master servicer or the trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a servicer default.

Reports to Securityholders

        With each distribution to holders of any class of securities of a series, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, will make available to each holder and to the depositor, a statement generally setting forth the information provided below or in lieu of that information, such other information as may be described in the related prospectus supplement, in each case to the extent applicable and available:

•     the applicable record date, determination date and distribution date;

•    the amount of the distribution applied to reduce the principal balance of that class, separately identifying the aggregate amount of principal prepayments and liquidation proceeds included in the distribution;

•     the amount of the distribution allocable to accrued interest on that class;

•    the amount of the distribution allocable to prepayment premiums and yield maintenance penalties paid on the related assets;

•    the amount of related servicing compensation and such other customary information as is required to enable securityholders to prepare their tax returns;

•    the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

•     the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

•     the aggregate principal balance of the assets at the close of business on the distribution date, and the number of mortgage loans or contracts in the pool at the beginning and end of the reporting period;

•    updated pool composition information, including weighted average interest rate and weighted average remaining term;

•    the number and aggregate principal balance of mortgage loans or contracts which are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

•    with respect to REO property, which is property relating to a mortgage loan or contract and acquired by the related trust through foreclosure or otherwise, the loan number, principal balance and date of acquisition of that REO property;

•    with respect to the REO properties as of the end of the related collection period, (a) the total number, (b) the aggregate principal balance of the related mortgage loans or contracts immediately following the distribution date and (c) if available, the aggregate market value;

•    the aggregate principal balance or notional amount, as the case may be, of each class of securities before and after giving effect to the distribution of principal on the distribution date, separately identifying any reduction in the principal balance due to the allocation of any loss and increase in the principal balance of a class of accrual securities in the event that accrued interest has been added to the principal balance;

•    the amount deposited in the reserve fund, if any, on the distribution date;

•    the amount remaining in the reserve fund, if any, at the opening of business and the close of business on the distribution date;

•    the unpaid accrued interest, if any, on each class of securities in the related series for the distribution date and any remaining unpaid accrued interest at the close of business on the distribution date;

•    the pass-through rate or interest rate applicable to the distribution date for each class of securities; o if the related series has the benefit of credit support, the amount of coverage of each instrument of credit support as of the close of business on the distribution date;

•    if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the pre-funding account and the amount of moneys in the pre-funding account used to acquire assets since the preceding distribution date;

•    if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the capitalized interest account, if any;

•    the amount of any losses on the mortgage loans during the reporting period;

•    information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•    any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time; and

•    any material breaches of mortgage loan representations or warranties or covenants in the related Agreement.

        Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, shall furnish to each holder of record at any time during the calendar year such information required by the Code to enable the holders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination; Optional Purchase of Mortgage Loans and Contracts

        The obligations created by the applicable Agreement for each series of securities will terminate upon the payment to the holders of the securities of that series of all amounts held in the related Collection Account or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to the applicable Agreement following the earlier of (i) the final payment or other liquidation of the last asset in the related trust or the disposition of all property acquired upon foreclosure of any mortgage loan or contract in the related trust and (ii) the purchase of all of the assets of the related trust by the party entitled to effect a termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement. Written notice of termination of the applicable Agreement will be given to each holder of securities of that series, and the final distribution will be made only upon presentation and surrender of the securities at the location to be specified in the notice of termination.

        If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. In the event the related trust (or any segregated pool of assets therein) has been treated as a REMIC, any purchase of the assets in the trust will be affected only pursuant to either (a) a “clean up call” as defined in Treasury Regulations Section 1.860G-2(j) or (b) a “qualified liquidation” as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the securities of that series, but the right to purchase may be exercised only after the aggregate principal balance of the assets for that series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the cut-off date for the series, or after the date set forth in the applicable prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of securities by a specified percentage, the authorized party will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of the assets to retire the specified class or classes or purchase the specified class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. The price at which all or a portion of the assets of a trust will be sold will at least equal the aggregate principal balance of the related securities to be repaid with the proceeds of the sale and any accrued and unpaid interest thereon. Any sale of the assets of a trust will be without recourse to the trust or the holders of the related securities. Any purchase or solicitation of bids for the purchase of assets may be made only when the aggregate principal balance of the class or classes of related securities to be repaid with the proceeds of the sale of asset has declined to a percentage, which percentage shall not exceed 10%, of the initial aggregate principal balance of that class or classes specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in that prospectus supplement.

Optional Purchases

        Subject to the provisions of the applicable Agreement, the depositor, the servicer or other party specified in the related prospectus supplement may, at that party’s option, repurchase (i) any asset which is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or other party’s judgment, the related default is not likely to be cured by the borrower or the default is not likely to be averted and (ii) any asset the origination of which breached a representation or warranty, at a price equal to the unpaid principal balance of that asset plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

Put Agreements

        If specified in the related prospectus supplement, holders of securities may have the right, upon the occurrence of certain events, to tender their securities to a third party for a purchase price equal to par plus accrued interest or another amount as described in the related prospectus supplement. A put obligation may be secured or unsecured and will be provided by a bank or other financial institution or an insurance company pursuant to an agreement with the related issuer or the trustee for the benefit of the related securityholders. Put obligations may be triggered by remarketing events such as an adjustment to the interest rate for the related class of securities, or to other events with respect to the related class of securities. The terms and conditions of each put agreement, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement.

Definitive Form

        If so specified in the related prospectus supplement, securities of a series may be issued as fully registered physical certificates. Distributions of principal of, and interest on, securities issued as physical certificates will be made directly to holders of those securities in accordance with the procedures set forth in the applicable Agreement. The securities of a series issued as physical certificates will be transferable and exchangeable at the office or agency maintained for that purpose by the trustee or other entity specified in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of securities issued as physical certificates, but the trustee or other specified entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with their transfer or exchange.

        In the event that an election is made to treat a trust or one or more pools of segregated assets in a trust as a REMIC, the class of securities considered to be the “Residual Securities” of the REMIC will be issued as physical certificates. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the trustee of an affidavit described under “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities.”

Book-Entry Registration and Form

        If so specified in the related prospectus supplement, one or more classes of securities of a series may be issued in book-entry form. If so specified in the related prospectus supplement, book-entry securities may be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, or DTC. If specified in the related prospectus supplement, holders of securities may hold beneficial interests in book-entry securities through DTC in the United States or Clearstream Banking, société anonyme, or the Euroclear System (in Europe) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

        Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers’ securities accounts in the names of Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

        Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear System, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear System as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during such processing will be reported to the Clearstream participant or Euroclear System participant on such business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or a Euroclear System participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating members or participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Entities which access the DTC system indirectly are called indirect participants. The rules applicable to DTC and participants are on file with the SEC.

        Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. Participants who act on behalf of the beneficial owners will receive a credit for the securities purchased on DTC’s records. The ownership interest of the beneficial owners will in turn be recorded on respective records of the participants and indirect participants who act on their behalf. Such beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owners entered into the transactions. Beneficial owners will only permitted to exercise the rights of holders indirectly through participants and DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

        DTC has advised the depositor that, unless and until securities are issued as physical certificates, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC accounts the securities are credited. DTC may take actions, at the direction of the related participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

        Clearstream, Luxembourg was incorporated in 1970 as “Cedel S.A.,” a company with limited liability under Luxembourg law, or a société anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International’s shareholders include U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

        Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream.” Effective January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.”

        On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG.”

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

        The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear System is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Bank S.A./N.V., not the Euroclear Clearance Systems, S.C. The Euroclear Clearance Systems, S.C. establishes policy for Euroclear System on behalf of Euroclear System participants. Euroclear System participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. indirect access to Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear System participant, either directly or indirectly.

        Euroclear Bank S.A./N.V. is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V. are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank S.A./N.V. acts under the Terms and Conditions only on behalf of Euroclear System participants, and has no record of or relationship with persons holding through Euroclear System participants.

        Payments and distributions with respect to book-entry securities held through Clearstream or Euroclear System will be credited to the cash accounts of Clearstream participants or Euroclear System participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear System, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences”. Clearstream or Euroclear Bank S.A./N.V., as the case may be, will take any other action permitted to be taken by a holder of a security on behalf of a Clearstream participant or Euroclear System participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear System, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Book-entry securities of a series will be converted to physical certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the applicable Agreement governing that series and in the accompanying prospectus supplement, which generally will include, except if otherwise provided in the Agreement and prospectus supplement, if (i) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of that series and the servicer is unable to locate a qualified successor, (ii) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a servicer default with respect to that series, the requisite percentage of securityholders of that series specified in the applicable Agreement and prospectus supplement advises DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of beneficial owners of the securities of that series. Upon issuance of securities of a series as physical certificates to the holders of the securities, the securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

   REMIC Securities, Grantor Trust Securities

        Securities representing interests in a trust, or a portion thereof, that the trustee will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement among the depositor, the trustee and the sole servicer or master servicer, as applicable. The assets of that type of trust will be transferred to the trust and such transfer serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the assets of a trust, each Servicer will perform its servicing functions pursuant to a servicing agreement.

   Securities That Are Partnership Interests for Tax Purposes and Notes

        Partnership securities that are partnership interests for tax purposes will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement.

        A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and the indenture trustee named in the related prospectus supplement. The trust will be established pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The assets securing payment on the notes will be serviced in accordance with a servicing agreement between the related trust as issuer of the notes, the servicer and the indenture trustee. See “Federal Income Tax Consequences—General” for a description of the tax treatment of the securities issued under this prospectus.

Material Terms of the Pooling and Servicing Agreements and Servicing Agreements

   General

        The following summaries describe the material provisions that may appear in each pooling and servicing agreement and each related servicing agreement. As used in the following summaries, Agreement means the applicable pooling and servicing agreement or servicing agreement. The prospectus supplement for a series of securities will describe any provision of the applicable Agreement relating to that series that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement and the description of the provisions of the applicable Agreement in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the securities to be issued under that Agreement and the nature of the related trust. A form of a pooling and servicing agreement and a form of a servicing agreement have been filed as exhibits to the registration statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement or servicing agreement (in either case, without exhibits), as applicable, relating to any series of securities without charge upon written request of a holder of any securities of that series addressed to Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, Attention: Vice President.

        The servicers, any master servicer and the trustee, as applicable, with respect to any series of securities will be named in the related prospectus supplement. In the event there are multiple servicers for the assets in a trust, a master servicer will perform certain administration, calculation and reporting functions with respect to that trust and, if specified in the related prospectus supplement, will supervise the related servicers pursuant to a pooling and servicing agreement. With respect to any series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust to administer that trust, or the trustee may perform certain administrative functions which would otherwise be performed by the servicer or the master servicer.

   Assignment of Assets; Repurchases

        At the time of issuance of any series of securities, the depositor will assign or cause to be assigned to the designated trustee the assets to be included in the related trust, together with all principal and interest to be received on or with respect to those assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any portion of any asset retained by the person specified in the related prospectus supplement. The trustee will, concurrently with that assignment, deliver the securities to the depositor in exchange for the assets and the other assets comprising the trust for that series. Each asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. That schedule will include detailed information to the extent available and relevant (i) in respect of each mortgage loan included in the related trust, including without limitation, the city and state of the related mortgaged property, type of property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each contract included in the related trust, including, without limitation, the outstanding principal amount and the contract rate.

        With respect to each mortgage loan, except as otherwise specified in the related prospectus supplement, the depositor will deliver or cause to be delivered to the trustee or to the custodian specified in the related Agreement and prospectus supplement certain loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy of the mortgage with evidence of recording indicated on the mortgage and an assignment of the mortgage to the trustee in recordable form. The assets of a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the note has been lost or destroyed. If the trustee or the custodian does not hold the original mortgage note, the trustee may not be able to enforce the mortgage note against the related borrower. If the enforcement of a mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, the asset seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, that mortgage loan. The applicable Agreement will generally require the depositor or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to the trustee to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the trustee has received an opinion of counsel acceptable to it that recording is not required to make the assignment effective against the parties to the mortgage or subsequent purchasers or encumbrancers of the mortgaged property or (ii) recordation in a state is not required by the rating agencies rating the related series in order to obtain the initial ratings on the securities described in the related prospectus supplement.

        Notwithstanding the preceding paragraph, with respect to any mortgage loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer and the applicable servicer will be required to take all actions as are necessary to cause the applicable trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Further, with respect to first lien mortgage loans, home equity loans, home improvement contracts and unsecured home improvement loans, generally the loan documents will not be required to be delivered to the trustee or the custodian, but will be retained by the servicer, which may also be the asset seller. In addition, assignments of the related mortgages to the trustee will be recorded only to the extent specified in the related prospectus supplement.

        In the case of mortgage loan documents delivered to it, the trustee or the custodian, as the case may be, will review the documents within a specified period of days after receipt, and the trustee or the custodian will hold those documents in trust for the benefit of the holders of the related securities. If any mortgage loan document is found to be missing or defective in any material respect, the trustee or the custodian shall immediately notify the servicer and the depositor, and the servicer shall immediately notify the relevant asset seller or other entity specified in the related prospectus supplement. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, the asset seller or other named entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at a purchase price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest and certain servicing expenses, or such other price as specified in the related prospectus supplement. There can be no assurance that an asset seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for, the mortgage loan with defective documentation if the asset seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, required loan documentation. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller or other named entity may agree to cover any losses suffered by the trust as a result of the breach or defect.

        With respect to each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be authorized by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment to the trustee, the interest of the trustee in the contracts could be defeated. See “Certain Legal Aspects of the Contracts.”

        While the required contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any required contract document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the related prospectus supplement. If the asset seller or other specified entity cannot cure the omission or defect within a specified number of days after receipt of notice, then the asset seller or other specified entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related contract from the trustee at the purchase price described above or substitute for the contract with defective documentation. There can be no assurance that an asset seller or other specified entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase, or substitute for, a contract with defective documentation if the asset seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a required contract document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for, that asset, the asset seller may agree to cover any of the related securities suffered by the trust as a result of the breach or defect.

   Representations and Warranties; Repurchases

        To the extent provided in the related prospectus supplement the depositor and each other entity named in the related prospectus supplement will, with respect to each asset or group of assets, make certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

•     the accuracy of the information set forth for that asset on the schedule of assets appearing as an exhibit to the applicable Agreement;

•    in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first priority security interest in or lien on the related manufactured home;

•     the authority of the party selling the asset to sell the asset;

•     the payment status of the asset;

•    in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

•     the existence of hazard and extended perils insurance coverage on the mortgaged property or manufactured home.

        Any party making the above representations and warranties shall be an asset seller or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

        Representations and warranties made in respect of an asset may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the cut-off date and the date of initial issuance of the related series of securities evidencing an interest in the asset. In the event of a breach of any representation or warranty, the warranting party will be obligated to either cure the breach or repurchase or replace the affected asset as described below or, in lieu of repurchase or replacement, reimburse the related trust for any losses caused by the breach. Since the representations and warranties may not address events that may occur following the date as of which made, the warranting party will have a cure, repurchase, substitution or reimbursement obligation in connection with a breach of a representation and warranty only if the relevant event that causes a breach occurs prior to that date. The warranting party would have none of these obligations if the relevant event that causes the breach occurs after the date as of which the representation or warranty was made.

        Each Agreement will provide that the servicer and/or trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of an asset if that breach materially and adversely affects the value of the affected asset or the securityholders’ interests in that asset. If the warranting party cannot cure the breach within a specified period following the date it receives notice of the breach, then the warranting party will be obligated to repurchase the asset from the trustee. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase an asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of securities, to cause the removal of the affected asset from the related trust and substitute in its place one or more other assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase, or substitute for, an asset as to which a breach has occurred, will have the option to reimburse the trust or the securityholders of the related series for any losses caused by that breach. This cure, reimbursement, repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation by a warranting party. Neither the depositor (except to the extent that it is the warranting party) nor the servicer will be obligated to purchase or substitute for an asset if a warranting party defaults on its obligation to do so, and no assurance can be given that a warranting party will carry out its obligations with respect to the assets.

        A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. If any breach by a servicer of its representations or warranties materially and adversely affects the interests of the securityholders and continues unremedied for the number of days specified in the applicable Agreement after the servicer receives written notice of the breach from the trustee or the depositor, or the holders of securities evidencing the requisite ownership percentage specified in the related prospectus supplement, that breach will constitute an event of default under the Agreement. See “—Events of Default under the Agreements” and “—Rights Upon Event of Default under the Agreements.”

   Collection Account and Related Accounts

    General. The servicer and/or the trustee will, as to each trust, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related assets. Each Collection Account must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation, or the FDIC, to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that the holders of the securities have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of that series. The collateral eligible to secure amounts in the Collection Account is limited to permitted investments, including United States government securities and other investment grade obligations specified in the applicable Agreement and related prospectus supplement. A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in certain short-term permitted investments. Interest or other income earned on funds in the Collection Account will be paid to the servicer or its designee as additional servicing compensation, or to another named party as specified in the related prospectus supplement. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that such institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

    Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account(s) for each trust on a daily basis, or such other period provided in the applicable Agreement and prospectus supplement, the following payments and collections received, or advances made, by the servicer or the trustee subsequent to the applicable cut-off date, excluding payments due on or before the applicable cut-off date and any amounts representing a retained interest in assets:

•     all payments on account of principal, including principal prepayments, on the assets;

•    all payments on account of interest on the assets, including any default interest collected, in each case, net of any portion thereof retained by a servicer as its servicing compensation and any retained interest in assets;

•    any amounts received in connection with insurance maintained on the assets and the liquidation of the assets in default, together with amounts received with respect to any assets acquired for the benefit of the securityholders;

•    any amounts paid under any credit support for the related series of securities as described under “Description of Credit Support”;

•    any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies”;

•    any amounts paid under any guaranteed investment contract or other cash flow agreement, as described under “Description of the Trusts—Cash Flow Agreements”;

•    all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect of a mortgage loan, repurchased by the depositor, any asset seller or any other specified person as described under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan repurchased as described under “—Realization Upon Defaulted Assets,” and all proceeds of any asset purchased as described under “Description of the Securities—Termination”;

•    any amounts paid by a servicer to cover certain interest shortfalls arising out of the prepayment of assets in the trust as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

•    to the extent that any such item does not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums and yield maintenance penalties on the assets;

•    all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies”;

•    any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

•    any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

    Withdrawals. A servicer or the trustee may, from time to time, make withdrawals from the Collection Account for each trust for any of the following purposes and from the following amounts, if so specified:

•    to make distributions to the holders of the related securities on each distribution date;

•    to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies” to the extent of late collections on the particular assets with respect to which the advances were made or out of amounts drawn under any credit support with respect to the assets or the related series of securities;

•    to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect of the assets to the extent of available amounts that represent collections in connection with insurance maintained on, and the liquidation of, the particular assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any credit support with respect to the assets, the properties or the related series of securities;

•    to reimburse a servicer for any advances and servicing expenses described above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, from amounts collected on other assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate securities, or any other specified class of securities, of the related series;

•    if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

•    to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor”;

•     if and to the extent described in the related prospectus supplement, to pay the trustee's fees;

•    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under “—Certain Matters Regarding the Trustee”;

•    to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

•    to pay the person entitled thereto any amounts deposited in the Collection Account that represent recoveries of the interest in assets retained by that person;

•    to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of securityholders of the related series by foreclosure or by deed in lieu of foreclosure or otherwise, to the extent of income received on that property;

if one or more elections have been made to treat the trust or designated portions of the assets of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the applicable prospectus supplement;

•    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that defaulted loan in connection with the liquidation of that loan or property;

•    to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of the holders of the securities of the related series;

•    to pay for the costs of recording the applicable Agreement if recordation materially and beneficially affects the interests of holders of the securities of the related series;

•    to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any asset after its removal from the trust whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

•     to make any other withdrawals permitted by the applicable Agreement; and

•     to clear and terminate the Collection Account at the termination of the trust.

        Collection and Other Servicing Procedures. Each servicer is required to make reasonable efforts to collect all scheduled payments under the assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the assets and held for its own account. Each servicer is also required to service the assets in a manner consistent with applicable law, the terms of the applicable Agreement, any related hazard insurance policy, credit support, if any, and the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

        Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under that insurance; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under certain circumstances; and maintaining accounting records relating to the assets. The servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular assets under any applicable credit support. See “Description of Credit Support.”

        The servicer may agree to modify, waive or amend any term of any asset in a manner consistent with the applicable servicing standard or practices so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the asset or (ii) in its judgment, materially impair the security for the asset or reduce the likelihood of timely payment of amounts due on the asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an asset if (i) in its judgment, a material default on the asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the asset on a present value basis than would liquidation. The servicer is required to notify the trustee in the event of any modification, waiver or amendment of any asset.

In the case of multifamily mortgage loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a mortgagor under a multifamily mortgage loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related multifamily property and take such other actions as are consistent with the applicable Agreement and servicing standard or practices. A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily mortgage loan, the multifamily property, the mortgagor, the presence of an acceptable party to assume the multifamily mortgage loan and the laws of the jurisdiction in which the multifamily property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any asset which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the asset and take such other actions as are consistent with the servicing standard or practices. A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives.

Any Agreement relating to a trust that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of certain classes of securities a right of first refusal to purchase from the trust at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments are delinquent. Any right of this type granted to the servicer or a securityholder will be described in the related prospectus supplement. The related prospectus supplement will also describe any right of first refusal granted to any person if the predetermined purchase price is less than the purchase price described under “—Representations and Warranties; Repurchases.”

If so specified in the related prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal, if and when the servicer determines, consistent with the applicable servicing standard or practices, that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any offering of a defaulted mortgage loan or contract be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person, which may include the servicer or any of its affiliates or any securityholder, that constitutes a fair price for that defaulted mortgage loan or contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the servicer shall proceed with respect to the defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the purchase price described under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the applicable servicing standard or practice and a default on the mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the servicer, on behalf of the trust, will be required to sell the mortgaged property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service, or IRS, grants an extension of time to sell the property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust subsequent to three years after its acquisition will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any securities are outstanding. Subject to the foregoing, the servicer will be required to (i) solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for that property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

If a REMIC election has been made with respect to the related trust, the limitations imposed by the applicable Agreement and the REMIC provisions of the Code on the ownership and management of any mortgaged property acquired on behalf of the trust may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted asset under any credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted asset. If the proceeds of any liquidation of the property securing the defaulted asset are less than the outstanding principal balance of the defaulted asset plus interest accrued thereon, plus the aggregate amount of expenses incurred by the servicer in connection with default and liquidation proceedings and which are reimbursable under the applicable Agreement, the trust will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the liquidation proceeds recovered on any defaulted asset, prior to the distribution of those liquidation proceeds to the securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made with respect to that asset.

If any property securing a defaulted asset is damaged, the servicer is not required to expend its own funds to restore the damaged property unless it determines that (i) restoration of the asset will increase the liquidation proceeds available to the holders of the securities after reimbursement of the servicer for its expenses and (ii) expenses relating to restoration will be recoverable by it from amounts received, from insurance and in connection with liquidation.

If so provided in the applicable Agreement and prospectus supplement, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the obligor with respect to each credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery under that credit support with respect to defaulted assets.

If a servicer or its designee recovers payments under any credit support with respect to any defaulted assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of credit support payments, prior to distribution of those payments to securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments with respect to the defaulted asset. See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a trust comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain a hazard insurance policy. The coverage provided under a hazard insurance policy will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis. The related prospectus supplement may provide that a different amount of hazard insurance is required for all or a portion of the assets of any trust. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the servicer under any hazard and other policy, other than amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer’s normal servicing procedures, will be deposited in the Collection Account. The applicable Agreement may provide that the servicer may satisfy its obligation to cause each mortgagor to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If any blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account all sums that would have been deposited in the Collection Account but for the deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies of this type do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, a coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain all such other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the applicable servicing standard or practices. If mortgaged property was located at the time of origination in a federally designated flood area, the servicer will typically require flood insurance.

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit. These additions to the mortgage loans will not, however, be taken into account for purposes of calculating the distribution to be made to securityholders. These insurance costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

Under the terms of the mortgage loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented claims is dependent upon the extent to which information in this regard is furnished to the servicer by mortgagors.

Contracts

Generally, the terms of the applicable Agreement for a trust comprised of contracts will require the servicer to cause to be maintained with respect to each contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing. The applicable Agreement will generally require that each hazard insurance policy be issued by a company authorized to issue these policies in the state in which the manufactured home is located and in an amount that is not less than the maximum insurable value of the related manufactured home or the principal balance due from the obligor on the related contract, whichever is less. When a manufactured home is located, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add the premiums to the obligor’s obligation under the contract, but not as an addition to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer shall pay the premium for any blanket policy on the basis described in that policy and shall pay any deductible amount with respect to claims any blanket policy relating to the contracts.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of fidelity bond and insurance insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The applicable Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions any of its officers, employees and agents so long as certain criteria set forth in that Agreement and described in the related prospectus supplement are met.

Due-on-Sale Provisions

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, but the servicer will not take any action in relation to the enforcement of any due-on-sale provision if the enforcement would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.” The contracts may also contain due-on-sale clauses. The servicer will generally permit the transfer of a manufactured home so long as the transferee satisfies the servicer’s then applicable underwriting standards. The purpose of the transfer of a manufactured home is often to avoid a default by the transferring obligor. See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether any person will retain any portion of the interest payable on an asset, and, if so, the identity of that person. The applicable Agreement will contain a schedule specifying each asset in which a portion of the interest payment has been retained by an owner. The portion of each interest payment that is retained will be deducted from mortgagor payment as received and will not be part of the related trust.

The servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each asset or such other amount specified in the related prospectus supplement. The prospectus supplement with respect to a series of securities evidencing interests in the assets of a trust that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges, prepayment premiums or yield maintenance penalties collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the applicable Agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in that prospectus supplement may be borne by the trust.

If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any due period to certain interest shortfalls resulting from the voluntary prepayment of any assets in the related trust during that due period but prior to their respective due dates.

Evidence as to Compliance

Each Agreement will require the servicer (or the master servicer, if applicable) to deliver to the trustee, on or before the date in each year specified in the Agreement, and, if required, file with the SEC as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

•	a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;
•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

- A review of the servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer’s supervision.

- To the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicers and master servicer, if any, under each Agreement will be named in the related prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. Reference in this prospectus to the servicer shall be deemed to be to the master servicer, if applicable.

The applicable Agreement will provide that the servicer may resign from its obligations and duties under that Agreement only upon a determination that its duties under that Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, but only if the other activities of the servicer that cause the conflict are of a type and nature carried on by the servicer at the date of such Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable Agreement.

Each Agreement will further provide that neither any servicer, nor the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust or securityholders for any action taken or omitted to be taken, in good faith pursuant to the applicable Agreement. However, neither a servicer, the depositor nor any director, officer, employee or agent of a servicer or director will be protected against any breach of a representation, warranty or covenant made by it in the applicable Agreement, or against any liability specifically imposed by, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the applicable Agreement or by reason of reckless disregard of obligations and duties under, the Agreement. Each Agreement will further provide that any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the securities, but the indemnification will not extend to any loss, liability or expense of a servicer, a depositor or a director, officer, employee or agent of either of them

•	incurred in performing its obligations and duties under the Agreement, except as that loss, liability or expense shall be therwise reimbursable pursuant to the Agreement;

•	incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

•

incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of the obligations or duties in the Agreement;

•	incurred in connection with any violation of any state or federal securities law; or

•	imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement.

In addition, each Agreement will provide that neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to that Agreement and the interests of the securityholders under that Agreement. If a servicer or the depositor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for that action.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the applicable Agreement.

Special Servicers

A special servicer may be a party to the applicable Agreement or may be appointed by the servicer or another specified party to perform certain specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer, such as the workout and/or foreclosure of defaulted mortgage loans. The rights and obligations of any special servicer will be specified in the related Agreement. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related Agreement.

Events of Default under the Agreements

Events of default under the applicable Agreement will generally include:

•

any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•

any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee, the depositor, or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement;

•

any breach of a representation or warranty made by the servicer under the applicable Agreement which materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee, the depositor or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement; and

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default will be specified in the related prospectus supplement. The trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of an event of that type, transmit by mail to the depositor and all securityholders of the applicable series notice of occurrence of that event, unless the default shall have been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement, the trustee shall terminate all of the rights and obligations of the servicer in that capacity under the applicable Agreement and in and to the mortgage loans. If the servicer has been terminated, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the applicable Agreement, except to the extent prohibited by law or otherwise specified in the related prospectus supplement, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each rating agency rating the related series of securities and with a net worth at the time of appointment of at least $15,000,000 or such other amount specified in the related prospectus supplement to act as successor to the servicer under the applicable Agreement. Pending such appointment, the trustee is obligated to act as servicer. The trustee and any appointed successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the terminated servicer under the applicable Agreement.

The holders of securities evidencing the requisite percentage of securities specified in the prospectus supplement and affected by any event of default will be entitled to waive that event of default. An event of default involving a failure to distribute a required payment to any securityholders shall be deemed to affect all securityholders. Upon any waiver of an event of default, that event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to that Agreement unless the holders previously have given to the trustee written notice of default and unless the holders of securities evidencing the requisite percentage of securities specified in the related prospectus supplement have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days or such other number of days specified in the related prospectus supplement has neglected or refused to institute the requested proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under any Agreement or to institute, conduct or defend any litigation under any Agreement or in relation to any Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in taking such actions.

Amendment

Each Agreement may be amended by the parties thereto, without the consent of any securityholders covered by the applicable Agreement,

•	to cure any ambiguity or mistake,

•	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement or with the related prospectus supplement,

•

to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions of the Agreement but only if the amendment pursuant to this clause will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel or a written confirmation from each rating agency rating the securities of the related series, of the rating of the securities; or

•	to comply with any requirements imposed by the Code.

Each Agreement may also be amended for any purpose, by the depositor, the servicer and the trustee, and with the consent of the requisite percentage of securityholders affected by that amendment as is specified in the related prospectus supplement, but if any amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on assets which are required to be distributed on any security or (ii) reduce the consent percentages described in this paragraph, that amendment would require the consent of all securityholders of that series. However, with respect to any series of securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust or cause the related trust to fail to qualify as a REMIC at any time that the related securities are outstanding.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. If so specified in the related prospectus supplement, a certificate administrator will perform certain duties and functions normally performed by the trustee with respect to a series of securities. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any certificate administrator will have obligations and rights similar to the trustee as described in this prospectus. The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the securities or any asset and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the servicer or its designee in respect of the securities or the assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the applicable Agreement. However, the trustee is required to examine any certificates, reports or other instruments furnished to it to determine whether they conform to the requirements of the applicable Agreement.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the related Collection Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee’s

•	enforcing its rights and remedies and protecting the interests, of the securityholders during the continuance of an event of default,

•	defending or prosecuting any legal action in respect of the applicable Agreement or series of securities,

•	being the mortgagee of record with respect to the mortgage loans in a trust and the owner of record with respect to any mortgaged property acquired by a trust for the benefit of securityholders, or

•

acting or refraining from acting in good faith at the direction of the holders of the related series of securities evidencing the requisite percentage of securities specified in the applicable Agreement with respect to any particular matter.

Any indemnification of the trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of these obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the depositor, the servicer, if any, and all securityholders. Upon receiving notice of resignation from the trustee, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the servicer. Securityholders of any series evidencing the requisite percentage of securities specified in the related prospectus supplement for that series may at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of notes will describe any provision of the indenture relating to that series that materially differs from the description of the indenture contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture for a series of notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the Indenture (without exhibits) relating to any series of notes without charge upon written request of a securityholder of such series addressed to Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, Attention: Vice President. The provisions relating to the servicing of the assets in each trust which secures a series of notes issued under an indenture are described in the applicable sections under “Material Terms of the Pooling and Servicing Agreements and Servicing Agreements.”

Events of Default

Events of default under the Indenture for each series of notes will generally include:

•

there occurs a default in the payment of any principal of or interest on any note of the series and a continuation of that payment default for the number of days specified in the related prospectus supplement;

•

there occurs a default by the issuer in the observance or performance in any material respect of any covenant or agreement made in the indenture, or any incorrect representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture in any material respect as of the time made that has a material adverse effect on the noteholders, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for the number of days specified in the related prospectus supplement after the issuer shall have received notice from the indenture trustee or the requisite percentage of noteholders specified in the related prospectus supplement specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

•

there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the assets of the issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or ordering the winding-up or liquidation of the issuer’s affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the indenture trustee or the noteholders of the requisite percentage specified in the related prospectus supplement may declare the principal amount of all the notes of that series to be due and payable immediately. A declaration of acceleration may, under certain circumstances, be rescinded and annulled by the holders of the requisite percentage of notes of the series specified in the related prospectus supplement.

Even if, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration. The trustee may exercise this discretion only if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series that continues for the number of days specified in the related prospectus supplement unless (a) the holders of the requisite percentage of notes of that series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or (c) the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage of notes of that series specified in the related prospectus supplement.

In the event that the indenture trustee liquidates the collateral in connection with an event of default in the payment of principal of or interest on the notes of a series, that continues for the number of days specified in the related prospectus supplement, the Indenture provides that the Indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of a payment default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders of that series, unless the holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders of the requisite percentage of the notes of the series specified in the related prospectus supplement shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the notes of that series, and the noteholders of the requisite percentage of the notes of that series specified in the related prospectus supplement may, in certain cases, waive any default with respect to that series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the noteholders of the series affected by that default.

Discharge of Indenture

Except for certain specified continuing rights, the indenture will be discharged with respect to a series of notes upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to the discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of a series, the related issuer will be discharged from any and all obligations in respect of the notes of that series upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of these obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the maturity dates and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the depositor will be obligated to appoint a successor trustee for that series. The depositor may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent. In these circumstances, the depositor will be obligated to appoint a successor trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of securities, credit support may be provided with respect to one or more classes of that series or the related assets. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance policies, guarantees, purchase obligations, the establishment of one or more reserve funds, or any other form or combination of credit support described in this prospectus. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in this prospectus and the related prospectus supplements.

The coverage provided by any credit support will be described in the related prospectus supplement. Generally, the coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of securities, securityholders having interests in any of funds covered by the credit support will be subject to the risk that the credit support will be exhausted by the claims of other trusts covered by the credit support prior to their trusts receiving any of its intended share of the coverage.

The related prospectus supplement will describe the material terms of such credit support, including any limits on the timing or amount of such credit support or any conditions that must be met before such credit support may be accessed. If the provider of the credit support is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the related prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). Copies of the letter of credit, insurance policy, guarantee, purchase agreement or other credit support agreement, if any, relating to a series or class of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

See also “Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage” for a description of the risks related to credit support.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the Collection Account on any distribution date will be subordinated to the payment rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of that series, credit support may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in that prospectus supplement.

Letter of Credit

Alternative credit support with respect to a series of securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of securities will be set forth in the prospectus supplement relating to that series.

Pool Insurance Policies

If so specified in the related prospectus supplement relating to a series of securities, a pool insurance policy for the mortgage loans in the related trust will be obtained. The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related trust in the amount set forth in that prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to mortgagors affecting the mortgage loans in a trust with respect to a series of securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the rating agency or rating agencies rating that series. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the securities of the related series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any bankruptcy coverage will be set forth in the prospectus supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the related securities or certain classes of the related securities will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of any or all of them will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a series may also be funded over time by depositing into the applicable account the specified amounts of distributions received on the related assets as provided in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the applicable account may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the securities.

Moneys deposited in any reserve funds will be invested in permitted investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from investments will be credited to the related reserve fund for that series, and any loss resulting from investments will be charged to that reserve fund. If so provided in the prospectus supplement for a series of securities, reserve fund investment income may be payable to a servicer as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of that reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding that reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets. Accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets or groups of assets, overcollateralization which results from the aggregate principal balance of the related assets or groups of assets exceeding the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Purchase Obligation

If specified in the related prospectus supplement, mortgage loans, contracts, or other assets may be subject to purchase obligations of a third party. The purchase obligation may be a secured or unsecured obligation of a bank or other financial institution or an insurance company. The terms and conditions of each purchase obligation, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement. A purchase obligation will be payable solely to the trustee for the benefit of the related securityholders, or if stated in the related prospectus supplement, to some other person.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See “Description of the Trusts—Assets.”

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are all referred to in this prospectus as “mortgages.” Any type of mortgage will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, who is the borrower and usually the property owner, a trustee to whom the mortgaged property is conveyed, and a beneficiary, who is the lender and for whose benefit the conveyance is made. As used in this prospectus, “mortgagor” may include the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In cases where the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor’s right, title and interest as landlord under each lease and the income derived from each lease, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the mortgage or instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage is paid. The depositor, the asset seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the trustee with respect to any mortgage loans that are secured by an interest in a leasehold estate. These representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares.

A Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative mortgage loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate, the contract seller, who acts as lender, retains legal title to the property and enters into an agreement with the contract purchaser, who has the obligation of a borrower, for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the purchaser of the contract is the contract seller, obligated to convey title to the real estate to the contract purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the purchaser is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under land sale contracts from the harsh consequences of forfeiture. Under these statues, a judicial contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. These sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that effect is perceived as harsh or unfair. Relying on these equitable principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor’s default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to a sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. After that purchase, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to any mortgage loan that is a junior mortgage loan, if the lender purchases the related mortgaged property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law, not a statutory, right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC provisions in the Code currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of its acquisition. With respect to a series of securities for which an election is made to qualify the trust or a part of the assets thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than the three-year period if the IRS grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions in the Code.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the applicable lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement. A default under the proprietary lease or occupancy agreement. Such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on that loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.

Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” herein.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends sums to perform the obligations under the mortgage or deed of trust, those sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case. Foreclosure can occur only if the bankruptcy court grants relief from the stay, but the court is not required to grant that relief. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a person junior or subordinate lien may stay a senior lender from taking action to foreclose.

Under the Bankruptcy Code, the lender’s security interest in property may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor may have the power to grant liens senior to the lien of a mortgage.

A debtor may be allowed to cure a default with respect to a mortgage loan on the debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition under the Bankruptcy Code.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust are being considered by Congress, and more such proposed legislation may be considered in the future. If enacted into law, such legislation could have an adverse impact on the rights of mortgagees in bankruptcy cases.

The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls. Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property (or the benefit of a governmental entity) to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on property with environmental contamination are subordinated to a governmental lien and, in some states, even prior recorded liens are subordinated to governmental liens. In the latter states, the security interest of the trustee in a property that is subject to superior governmental lien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take other remedial actions, could be imposed on a secured lender such as the trust. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest”. This exemption, known as the secured creditor exemption, applies only to the extent that a secured lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment, fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended, or RCRA, contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank, or UST, or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence the borrower’s decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 or the Asset Conservation Act. The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute “participation in management” and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability as long as those activities did not otherwise rise to the level of “participation in management.” The Asset Conservation Act specifically reverses the Fleet Factors “capacity to influence” standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. It is important to note, however, that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust and occasion a loss to the trust and to securityholders in certain circumstances. The new secured creditor amendments to CERCLA would also not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any such representation, warranty or assumption of liability relative to the environmental condition of mortgaged property.

Due-on-Sale Clauses

Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain depository Institutions Act of 1982, or the Garn-St. Germain Act, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, or OTS, which preempt state law restrictions on the enforcement of these clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which extend to maturity.

Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of single family loans or cooperative loans with respect to prepayments on certain of those loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans and cooperative loans. The absence of a prepayment charge, particularly with respect to fixed rate single family loans or cooperative loans having higher specified interest rates may increase the likelihood of refinancing or other early retirement of single family mortgage loans.

The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

Legal restrictions, if any, on prepayment of multifamily mortgage loans will be described in the related prospectus supplement.

Subordinate Financing

Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of residential first mortgage loans, any limitation of that type under such state’s usury law would not apply to residential first mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that type of state action will be eligible for inclusion in a trust unless (i) that mortgage loan provides for such interest rate, discount points and charges as are permitted in that state or (ii) that mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision in that mortgage loan would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken this action.

Homeownership Act and Similar State Laws

Some mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, referred to in this prospectus as the Homeownership Act. The mortgage loans subject to the Homeownership Act are mortgage loans that were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any assets subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the asset, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the asset was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the asset.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including any trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998, or HOPA, provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. These termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain insurance is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. The disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that the insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (collectively referred to in this section as the “Texas home equity laws”). The Texas home equity laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to that section of the Texas Constitution can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of that section of the Texas Constitution was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related mortgage loan. Title insurance generally available on those mortgage loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service or who is called to active duty after the origination of that borrower’s mortgage loan may not be charged interest above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that while the provisions of the Relief Act are in effect which could be for an indeterminate period of time, the servicer will be unable to collect full amounts of interest on certain of the mortgage loans in a trust. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities of the related series. Further, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the servicer to timely collect payments of principal and interest on, or to foreclose on, mortgage loans of borrowers in those states who are active or reserve members of the armed services.

Forfeitures in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that a defense of either type will be successful.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights, including payment rights, of the obligees under the contracts. Each contract evidences both (a) the obligation of the obligor to repay the related loan and (b) the grant of a security interest in the manufactured home to secure repayment of the related loan. Certain aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the servicer will transfer physical possession of the contracts to the trustee or its custodian or may retain possession of the contracts as custodian for the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect notation on title or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the asset seller and transferred to the depositor. With respect to a series of securities and if so described in the related prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The depositor, asset seller or other party specified in the related prospectus supplement will represent that as of the date of the sale to the depositor, it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. However, the depositor or the trustee will amend the certificates of title

(or file UCC-3 statements) to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note on the certificates of title the interest of the trustee only if specified in the related prospectus supplement. Accordingly, the asset seller or other originator of the contracts will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and, in such cases, the new secured party succeeds to the asset seller’s or originator’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title or the filing of a UCC-3 statement, an assignment of the security interest in the manufactured home may not be held effective, the security interests may not be perfected and in the absence of notation of the trustee’s interest or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller or other originator or a trustee in bankruptcy of the asset seller or other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller or other originator of the contracts on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, the security interest of the trustee would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the asset seller or other originator, as the case may be, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted on the tile and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the servicer is obligated to take such steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The depositor, asset seller or other party specified in the related prospectus supplement will represent in the applicable Agreement that it has no knowledge of any repair or tax liens with respect to any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders in the event a repair or tax lien arises.

Enforcement of Security Interests in Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the applicable Agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before sale proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Homeownership Act, Servicemembers Civil Relief Act and Similar Laws

The terms of the Homeownership Act and the Relief Act apply to an obligor on a contract as described for a mortgagor on a mortgage loan under “Certain Legal Aspects of Mortgage Loans—Homeownership Act and Similar Laws” and “—Soldiers’ and Sailors’ Civil Relief Act of 1940 and Similar Laws.”

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and of certain related lenders and assignees of the transferor to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of a contract of the type described in the preceding sentence to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the right to set off remaining amounts due as a defense against a claim brought by a transferee, including the trustee, against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes. Consequently, in some states, the servicer may be prohibited from enforcing a “due-on-sale” clause in respect of certain manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see “Certain Legal Aspects of Mortgage Loans—Applicability of Usury Laws” above. The related asset seller will represent that all of the contracts comply with applicable usury law.

Prepayment Charges

Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of manufactured housing contracts with respect to prepayments on certain of those contracts secured by liens encumbering owner-occupied residential properties. In the case of certain contracts and in some states, the Parity Act permits the collection of prepayment charges and preempts any contrary state law prohibitions. The absence of a prepayment charge may increase the likelihood of refinancing or other early retirement of contracts. For a discussion of limitations on prepayment charges on contracts, see “Certain Legal Aspects of Mortgage Loans—Prepayment Charges” above.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP as to certain federal income tax consequences of the purchase, ownership and disposition of securities offered hereunder. As to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP will render its opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences,” if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that it constitutes matters of federal law or legal conclusions with respect thereto, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein or in the related prospectus supplement, the opinion set forth in the preceding sentence is the only opinion being rendered by Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters affecting the securities offered hereunder. Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of securities offered hereunder.

This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, may be subject to special rules. Also, it does not address alternative minimum tax consequences, except where specifically noted, or the indirect effects on the holders of equity interests in a securityholder. For purposes of this discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a security.

The authorities on which this discussion and the opinions referred to herein and in any related prospectus supplement are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that an opinion of counsel is not binding on the IRS or the courts and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Further, this discussion and the opinions referred to herein and in any related prospectus supplement may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a federal tax return or the application of federal income tax laws to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

The following discussion addresses (i) securities representing interests in the assets of a trust, or a portion thereof, that the trustee, master servicer or certificate administrator, as applicable, will elect to have treated as a REMIC under Sections 860A through 860G of the Code, (ii) securities representing interests in the assets of a trust treated as a grantor trust for federal income tax purposes, (iii) securities representing indebtedness of a trust which is treated as a partnership for federal income tax purposes and (iv) securities representing interests in the assets of a trust which is treated as a partnership for federal income tax purposes. No REMIC election will be made with respect to trusts described in the foregoing clauses (ii) through (iv).

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related trust, will identify all “regular interests” and “residual interests” in the REMIC.

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages. Any entity other than a REMIC or domestic building and loan association will be considered a taxable mortgage pool if:

•     substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages,"

•     such entity is the obligor under debt obligations with two or more maturities, and

•     under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate taxable mortgage pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The depositor generally will structure offerings of non-REMIC securities to avoid taxation as a taxable mortgage pool.

REMICs

    Classification of REMICs

Upon the issuance of each series of REMIC securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the REMIC securities issued by the REMIC will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC provisions of the Code; provided, that the continuation of the status of the REMIC as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC securities may not be accorded the status or given the tax treatment described herein. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC provisions of the Code. It is not anticipated that the status of any trust as a REMIC will be terminated.

    Characterization of Investments in REMIC Securities

In general, the REMIC securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for either of the foregoing treatments at all times during a calendar year, the REMIC securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC include buydown mortgage loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon. Interest, including original issue discount, on the regular securities and income allocated to the class of residual securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such securities are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the regular securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether such assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections of the Code. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

    Tiered REMIC Structures

For certain series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code and (iv) each REMIC election is made timely in the required form, for federal income tax purposes, the tiered REMICs will each qualify as a REMIC and the REMIC securities issued by the tiered REMICs will be considered to evidence ownership of regular securities or residual securities in the related REMIC within the meaning of the REMIC provisions of the Code; provided, that the continuation of the status of each REMIC as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on such securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

     Taxation of Owners of Regular Securities

General

Except as otherwise stated in this discussion, REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.

Original Issue Discount

Some REMIC regular securities may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the REMIC regular security. The prepayment assumption used by the servicer in reporting original issue discount for each series of REMIC regular securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor the servicer will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular securities will be the first cash price at which a substantial amount of REMIC regular securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular security.

In the case of REMIC regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer with respect to those securities in preparing information returns to the securityholders and the IRS.

Some classes of the REMIC regular securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount. Because interest on REMIC regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular securities.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular security, if any, in future periods and (B) the distributions made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular security will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the security.

Market Discount

A securityholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a securityholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the securityholder would be deemed to have made an election to include current market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC regular securities should accrue, at the securityholder’s option:

•    on the basis of a constant yield method,

•    in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period, or

•    in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

To the extent that REMIC regular securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Code, both corporate holders of the REMIC regular securities and noncorporate holders of the REMIC regular securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s security becomes wholly worthless — until its outstanding principal balance has been reduced to zero — and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

      Taxation of Owners of Residual Securities

General

As residual interests, the REMIC residual securities will be subject to tax rules that differ significantly from those that would apply if the REMIC residual securities were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual securities will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC residual security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual security is transferred to the taxpayer. Holders of REMIC residual securities should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual securities or unrelated deductions against which income may be offset, subject to the rules relating to

“excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash distributions received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular securities, and any other class of REMIC securities constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular securities and REMIC residual securities. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered hereby will be determined in the manner described above under “—Taxation of Owners of Regular Securities—Original Issue Discount.” Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular securityholders — under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of Regular Securities” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, equal to the deductions that would be allowed if the REMIC regular securities were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities described therein will not apply.

If a class of REMIC regular securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual securities, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder.

A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder’s adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Code, as to which the securityholders should consult their tax advisors.

Any distribution on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual security. To the extent a distribution on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC residual securities will initially equal the amount paid for such REMIC residual securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. To the extent the REMIC residual securityholders’ initial basis are less than the distributions to the REMIC residual securityholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual securityholders on those distributions and will be treated as gain from the sale of their REMIC residual securities.

The effect of these rules is that a securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See “—Sales of REMIC Securities.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to its holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual security will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC residual security was held by the REMIC residual securityholder. The daily accruals of a REMIC residual securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual security at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual securities were sold. If less than a substantial amount of a particular class of REMIC residual securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual securityholders, an excess inclusion:

•    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•    will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual securityholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Securities.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Securities

Under the REMIC regulations, transfers of “noneconomic” REMIC residual securities will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS) on the REMIC residual security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC residual securities may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC residual security will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual security will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Securities” for additional restrictions applicable to transfers of certain REMIC residual securities to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular securities. Fees and expenses will generally be allocated to holders of the related REMIC residual securities in their entirety and not to the holders of the related REMIC regular securities.

With respect to REMIC residual securities or REMIC regular securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

If a REMIC residual security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)     the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer; and

(2)     the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•     residual interests in the entity arenot held by Disqualified Organizations; and

•     information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)     requiring any transferee of a REMIC residual security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual security;

(2)     providing that any transfer of a REMIC residual security to a Disqualified Organization shall be null and void; and

(3)     granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual security that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual security held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of REMIC Securities

If a REMIC security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized (excluding any amount attributable to qualified stated interest, which will be treated as such) on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security generally will equal the cost of that REMIC regular security to that securityholder, increased by income reported by the securityholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular security received by the securityholder (in each case, other than any income or distributions attributable to qualified stated interest) and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under “—Taxation of Owners of Residual Securities—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “—Taxation of Owners of Regular Securities—Market Discount.”

REMIC securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual securityholders on the sale will not be deductible, but instead will be added to the REMIC residual securityholders’ adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

      Prohibited Transactions and Other Possible REMIC Taxes

The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

      Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last distribution on the REMIC residual security is less than the securityholder’s adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual securityholders will be treated as partners. The servicer, certificate administrator or other named entity will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual securities.

As the tax matters person, the servicer will have the authority to act on behalf of the REMIC and the REMIC residual securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual securityholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the servicer, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual securityholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular securities and the IRS; holders of REMIC regular securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of Regular Securities—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the servicer.

      Backup Withholding with Respect to REMIC Securities

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC securities, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Securities

A REMIC regular securityholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular security will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons’ or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular security held by a REMIC residual securityholder that owns directly or indirectly a 10% or greater interest in the REMIC residual securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Transfers of REMIC residual securities to investors that are not United States persons will generally be prohibited under the related pooling and servicing agreement.

Grantor Trusts

The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust

Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust securities will be treated as equity in that trust. Accordingly, each grantor trust securityholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust.

As further described below, each grantor trust securityholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust that is allocable to the related grantor trust security and may deduct its share of the expenses paid by the trust that are allocable to that grantor trust security, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust and received directly its share of the payments on the assets of the related trust and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust securityholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust securityholder’s miscellaneous itemized deductions exceeds 2% of that individual’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust securities in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust securities. Accordingly, the depositor expects to offer subordinated grantor trust securities for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior securities, and holders of subordinated classes of securities should be able to recognize any losses allocated to the related class when and if losses are realized.

To the extent that any of the mortgage collateral included in a trust were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust securityholders will be required to report annually an amount of additional interest income attributable to the discount in the mortgage collateral prior to receipt of cash related to the discount. See the discussion above under “Taxation of Owners of Regular Securities—Original Issue Discount.” Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage collateral included in a trust to the extent that the mortgage collateral was originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under “Taxation of Owners of Regular Securities —Market Discount” and “—Premium.”

      Tax Status of Grantor Trust Securities

In general, the grantor trust securities, other than premium grantor trust securities as discussed below, will be:

•         "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

•          assets described in Section 7701(a)(19)(C) of the Code to the extent the trust’s assets qualify under those sections of the Code.

Any amount includible in gross income with respect to the grantor trust securities will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust’s assets qualifies under that Code section.

The IRS has ruled that obligations secured by permanently installed mobile home units qualify as “real estate assets” under Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as “real estate assets”. No assurance can be given that the manufactured homes will be so treated. A “real estate investment trust,” or REIT, will not be able to treat that portion of its investment in securities that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a “real estate asset” for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust securities that represent the right solely to interest payments on contracts and grantor trust securities that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust securities, both types of non-REMIC securities referred to as premium grantor trust securities, should qualify under the foregoing sections of the Code to the same extent as other securities, but the matter is not free from doubt. Prospective purchasers of securities who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the securities under those provisions.

      Taxation of Grantor Trust Securities Under Stripped Bond Rules

Certain classes of grantor trust securities may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust security will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on the mortgage collateral from ownership of the right to receive some or all of the related interest payments. Grantor trust securities will constitute stripped securities and will be subject to these rules under various circumstances, including the following:

(1)     if any servicing compensation is deemed to exceed a reasonable amount;

(2)     if the depositor or any other party retains a retained yield with respect to the assets included in a trust;

(3)     if two or more classes of grantor trust securities are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust; or

(4)     if grantor trust securities are issued which represent the right to interest only payments or principal only payments.

The grantor trust securities will either (a) be subject to the “stripped bond” rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust securities is uncertain, the trust will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust securities. Investors should consult their own tax advisors regarding the treatment of the grantor trust securities under the stripped bond rules.

Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust security should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust security, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust security equal to the income that accrues on the grantor trust security in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder’s adjusted basis in the grantor trust security at the beginning of that month (see “—Sales of Securities” below) and the yield of such grantor trust security to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust that is allocable to that grantor trust security, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust security.

With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to “regular interests” in a REMIC and are described under “—Taxation of Owners of Regular Securities—Original Issue Discount.” Regulations could be adopted applying these rules to the grantor trust securities. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust securities. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust securities or, with respect to any holder, at the time of purchase of the grantor trust security by that holder. Finally, if these rules were applied to the grantor trust securities, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

In the case of a grantor trust security acquired at a price equal to the principal amount of the assets in the related trust allocable to that grantor trust security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust security acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If the yield used by the holder of a grantor trust security in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage collateral included in the related trust, that is, without using a reasonable prepayment assumption, and that grantor trust security was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if the mortgage collateral prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage collateral that is allocable to the grantor trust security and the portion of the adjusted basis of the grantor trust security, see “—Sales of Securities” below, that is allocable to the mortgage collateral. In general, basis would be allocated among the mortgage collateral in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage collateral.

Solely for purposes of reporting income on the grantor trust securities to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust securities will be calculated based on:

•         a representative initial offering price of the grantor trust securities to the public; and

•         a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust securities.

The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage collateral will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Securities

Upon the sale or exchange of a grantor trust security, a grantor trust securityholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust represented by the grantor trust security. Generally, the aggregate adjusted basis will equal the grantor trust securityholder’s cost for the grantor trust security increased by the amount of any previously reported gain with respect to the grantor trust security and decreased by the amount of any losses previously reported with respect to the grantor trust security and the amount of any distributions received on that grantor trust security. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust security was held as a capital asset.

Foreign Investors

Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust securityholder who is not a United States person will be treated as “portfolio interest” and therefore will be exempt from the 30% withholding tax. That grantor trust securityholder will be entitled to receive interest payments and original issue discount on the grantor trust securities free of United States federal income tax, but only to the extent the mortgage collateral included in the related trust were originated after July 18, 1984 and provided that the grantor trust securityholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust securityholder is not a United States person and providing the name and address of the grantor trust securityholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust security by a non-United States person, which will generally have the same tax consequences as the sale of a regular security.

Partnership Trusts

The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

Classification of Partnership Trusts

With respect to any series of securities representing indebtedness of a trust which is treated as a partnership for federal income tax purposes, referred to herein as debt securities, or securities representing interests in the assets of a trust which is treated as a partnership for federal income tax purposes, referred to herein as partnership securities, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the trust will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) partnership securities and debt securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on debt securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and debt securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but partnership securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the trust qualifying for such treatments based on capital accounts.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of debt securities, to treat the debt securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the debt securities. However, with respect to each series of debt securities, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the debt securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the debt securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the debt securities were not debt for federal income tax purposes, the debt securities might be treated as equity interests in the trust, and the timing and amount of income allocable to holders of such debt securities may be different than as described in the following paragraph.

Debt securities generally will be subject to the same rules of taxation as regular securities issued by a REMIC, as described above, except that (i) income reportable on debt securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a regular security as ordinary income is inapplicable to debt securities. See “—REMICs—Taxation of Owners of Regular Securities” and “—REMICs—Sales of REMIC Securities.”

Taxation of Owners of Partnership Securities

Treatment of the Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of securities, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the securityholders (including the depositor), and the debt securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the partnership securities, the debt securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership securities have certain features characteristic of debt, the partnership securities might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the partnership securities as equity in a partnership, described below. The following discussion assumes that the partnership securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the trust. It is anticipated that the trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Grantor Trusts”) and any gain upon collection or disposition of mortgage loans. The trust’s deductions will consist primarily of interest accruing with respect to the debt securities, servicing and other fees, and losses or deductions upon collection or disposition of debt securities.

The tax items of a partnership are allocable to the partners in accordance with the Code and the partnership agreement (here, the related pooling and servicing agreement and related documents). The pooling and servicing agreement will provide, in general, that the securityholders will be allocated taxable income of the trust for each due period equal to the sum of (i) the interest that accrues on the partnership securities in accordance with their terms for such due period, including interest accruing at the applicable pass-through rate for such due period and interest on amounts previously due on the partnership securities but not yet distributed; (ii) any trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the partnership securities over their initial issue price; and (iii) any other amounts of income payable to the securityholders for such due period. Such allocation will be reduced by any amortization by the trust of premium on mortgage loans that corresponds to any excess of the issue price of partnership securities over their principal amount. All remaining taxable income of the trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the partnership securities on the accrual basis and securityholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

A share of expenses of the trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Grantor Trusts.” Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under “Grantor Trusts.” Notwithstanding such description, it is intended that the trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the trust should not have original issue discount income. However, the purchase price paid by the trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Grantor Trusts.” (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the trust acquires the mortgage loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a trust (the “old partnership”) to a new trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

Disposition of Securities

Generally, capital gain or loss will be recognized on a sale of partnership securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership securities sold. A securityholder’s tax basis in a partnership security will generally equal the holder’s cost increased by the holder’s share of trust income (includable in income) and decreased by any distributions received with respect to such partnership security. In addition, both the tax basis in the partnership securities and the amount realized on a sale of a partnership security would include the holder’s share of the debt securities and other liabilities of the trust. A holder acquiring partnership securities at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership securities, and, upon sale or other disposition of some of the partnership securities, allocate a portion of such aggregate tax basis to the partnership securities sold (rather than maintaining a separate tax basis in each partnership security for purposes of computing gain or loss on a sale of that partnership security).

Any gain on the sale of a partnership security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the partnership securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the partnership securities.

Allocations Between Transferors and Transferees

In general, the trust’s taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the securityholders in proportion to the principal amount of partnership securities owned by them as of the close of the last day of such due period. As a result, a holder purchasing partnership securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a due period convention may not be permitted by existing regulations. If a due period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the securityholders. The depositor will be authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder as long as the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its partnership securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the partnership securities than the selling securityholder had. The tax basis of the trust’s assets would not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code or unless the mandatory basis adjustment rules introduced by the American Jobs Creation Act of 2004 were applicable. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election and, unless the accompanying prospectus supplement states otherwise, the trust will be excluded from the mandatory basis adjustment rules due to an exception for “securitization partnerships.” As a result, a securityholder might be allocated a greater or lesser amount of trust income than would be appropriate based on its own purchase price for partnership securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each securityholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the partnership securities. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds partnership securities as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the partnership securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on partnership securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold partnership securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related pooling and servicing agreement and, as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the trust may withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust may withhold on the portion of its taxable income that is allocable to securityholders who are non-U.S. persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the non-U.S. person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement,

•         each non-U.S. person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income;

•         each non-U.S. person holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and

•         a non-U.S. person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

Notwithstanding the foregoing, interest payments made (or accrued) to a securityholder who is a Non-U.S. person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, securityholders who are Non-U.S. persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

Distributions made on the partnership securities and proceeds from the sale of the partnership securities will be subject to a “backup” withholding tax of 28% (increasing to 31% after 2010) if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Benefit Plans, and on persons who are fiduciaries with respect to Benefit Plans in connection with the investment of assets of Benefit Plans – referred to as “plan assets.”

ERISA generally imposes on Benefit Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Benefit Plan’s investments be made in accordance with the documents governing the Benefit Plan. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Benefit Plan and Parties in Interest unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

A Benefit Plan’s investment in securities may cause the mortgage loans, contracts, unsecured home improvement loans and other assets included in a related trust to be deemed plan assets. Section 2510.3-101 of the regulations of the U.S. Department of Labor provides that, when a Benefit Plan acquires an equity interest in an entity, the Benefit Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Benefit Plans, plans not subject to ERISA, and entities that hold plan assets) is not “significant,” both as defined in Section 2510.3-101 of the regulations of the U.S. Department of Labor. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are Equity Securities or Subordinate Equity Securities, equity participation in a trust will be significant on any date if, immediately after the most recent acquisition of any security, 25% or more of any class of securities (excluding securities held by persons having discretionary authority over the trust or their affiliates) is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Benefit Plan. If the mortgage loans, contracts, unsecured home improvement loans and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Benefit Plan “fiduciary” and thus subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Benefit Plan. In addition, if the mortgage loans, contracts, unsecured home improvement loans and other assets included in a trust constitute plan assets, the purchase of securities by a Benefit Plan, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and/or Section 4975 of the Code.

The U.S. Department of Labor has granted to Wachovia Capital Markets, LLC (formerly First Union Securities, Inc.) the Exemption, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Section 4975(c)(1)(A) through (D) of the Code certain transactions, among others, relating to the servicing and operation of pools of secured obligations of various types, including mortgage loans, contracts and mortgage securities, and the purchase, sale and holding of securities underwritten by an Underwriter (as defined below), that (a) represent a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust or (b) are denominated as debt and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this “ERISA Considerations” Section, the term “Underwriter” includes (a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including Wachovia Capital Markets, LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder.

1.    The acquisition of securities by a Benefit Plan or with plan assets must be on terms that are at least as favorable to the Benefit Plan as they would be in an arm’s-length transaction with an unrelated party.

2.    The Exemption does not apply to subordinate securities unless none of the mortgage loans, contracts, unsecured home improvement loans or other assets has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

3.    At the time of acquisition by the Benefit Plan or with plan assets, the securities must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. The securities must be rated in one of the two highest generic categories by S&P, Moody’s or Fitch if the loan-to-value ratio of any one- to four-family residential mortgage loan or closed-end home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, the Exemption will not apply in that case:

•    to any of the securities if:

•     any mortgage loan or other asset held in the trust (other than a one- to four-family mortgage loan or closed-end home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities; or

•     any one- to four-family mortgage loan or closed-end home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the securities; or

•    to any subordinate securities.

4.    The trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter.

5.    The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for such person’s services under the applicable pooling and servicing agreement or trust agreement and reimbursement of such person’s reasonable expenses in connection therewith.

6.    The investing Benefit Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

7.    For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Exemption that are intended to protect the assets of the issuer from the creditors of the depositor.

In addition, the trust must meet the following requirements:

•     the assets of the trust must consist solely of assets of the type that have been included in other investment pools;

•     securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Benefit Plan’s acquisition of the securities; and

•     securities evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan’s acquisition of the securities.

A Benefit Plan fiduciary contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security. In addition, any securities representing a beneficial ownership interest in unsecured home improvement loans or revolving credit line loans will not satisfy the general conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Benefit Plans or with plan assets. However, no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of a Benefit Plan sponsored by any member of the Restricted Group by any person who has discretionary authority or renders investment advice with respect to the assets of that Benefit Plan.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code for transactions in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the securities is (a) an obligor with respect to 5% or less of the fair market value of the assets of the trust or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Benefit Plan and (3) the holding of securities by a Benefit Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a), 406(b) and 407 of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the assets of the trust, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code for transactions that would otherwise be prohibited merely because a person is deemed to be a Party in Interest with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Benefit Plan’s ownership of securities.

The Exemption also permits the inclusion of a pre-funding account in a trust, provided that the following conditions are met:

•     the pre-funding account may not exceed 25% of the total amount of securities being offered;

•     additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust;

•     the transfer of additional obligations to the trust during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

•     the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date;

•     the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support or insurance provider independent of the depositor or by an independent accountant retained by the depositor that confirms such conformance in writing;

•     the pre-funding period must be described in the prospectus or private placement memorandum provided to investing Benefit Plans; and

•     the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable pooling and servicing agreement or trust agreement; (y) the date on which an event of default occurs under the applicable pooling and servicing agreement or trust agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that any pre-funding account will meet all of these requirements.

Insurance companies contemplating the investment of general account assets in the securities should consult with their counsel with respect to the applicability of Section 401(c) of ERISA. The U.S. Department of Labor regulations under Section 401(c) were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

If the criteria specified in the Exemption as described above are not satisfied by one or more classes of securities (other than Non-Equity Securities) or with respect to the mortgage loans, contracts, mortgage securities and other assets held by an issuer, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those Equity Securities to a Benefit Plan, to a trustee or other person acting on behalf of a Benefit Plan, or to any other person using plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the Equity Securities by or on behalf of the Benefit Plan or with plan assets:

•     is permissible under applicable law;

•     will not constitute or result in

any non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

•     will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable pooling and servicing agreement or trust agreement.

Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of Subordinate Equity Securities offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of those securities (or interest therein), that either:

•     it is not a Benefit Plan, a trustee or other person acting on behalf of a Benefit Plan, or any other person using plan assets to effect that acquisition or holding;

•     it has acquired and is holding those Subordinate Equity Securities in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the Subordinate Equity Securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by S&P, Moody’s or Fitch;

•     (1) the acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Subordinate Equity Securities (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinate Equity Securities, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any Subordinate Equity Securities (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer and the trust from and against any and all liabilities, claims, costs, or expenses incurred by those parties as a result of that acquisition or holding.

A Benefit Plan’s investment in Non-Equity Securities should not cause the assets included in a related trust to be deemed plan assets. However, the depositor, the servicer, the trustee or an Underwriter may be the sponsor of or investment advisor with respect to one or more Benefit Plans. Because those parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using plan assets over which any such party has investment authority might be deemed to constitute or result in a violation of the prohibited transaction provisions of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Benefit Plan if any of the depositor, the servicer, the trustee or the Underwriters has investment authority with respect to those assets.

In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Benefit Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Benefit Plans, including but not limited to Benefit Plans sponsored by the holder or its affiliates. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction under ERISA or Section 4975 of the Code, unless it is subject to one or more statutory or administrative exemptions such as PTCE 84-14, which is available to certain “qualified professional asset managers”; PTCE 90-1, which is available to certain insurance company pooled separate accounts; PTCE 91-38, which is available to certain bank collective investment funds; PTCE 95-60, which is available to certain insurance company general accounts; or PTCE 96-23, which is available to certain “in-house asset managers”. It should be noted, however, that even if the conditions specified in one or more of those exemptions are met, the scope of relief provided by those exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any Benefit Plan fiduciary who proposes to purchase securities on behalf of a Benefit Plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption, and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, as to a proposed purchase of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans, a Benefit Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase stripped securities should consider the federal income tax consequences of such an investment. Fiduciaries of plans not subject to ERISA or Section 4975 of the Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code, as well as the need for and the availability of exemptive relief under applicable federal, state or local law.

Any Benefit Plan fiduciary considering whether to purchase a security on behalf of a Benefit Plan or with plan assets should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment.

The sale of securities to a Benefit Plan is in no respect a representation by the depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

LEGAL INVESTMENT

As will be specified in the applicable prospectus supplement, certain classes of the securities may constitute “mortgage related securities ” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as (i) they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency and (ii) are part of a series representing interests in a trust consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As “mortgage related securities,” such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off specified in SMMEA, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities.” In most cases, this was accomplished by requiring the affected investors to rely solely upon existing and more restrictive state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by that type of security, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. §24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency, or the OCC, has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. §1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C. F. R. §1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140. The OTS issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment securities, and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities offered by this prospectus and the related prospectus supplement.

All depository institutions considering an investment in the securities offered by this prospectus and the related prospectus supplement should review the “Supervisory Policy Statement on Investment securities and End-User Derivatives Activities ” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any class of the securities offered by this prospectus and the related prospectus supplement, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines.

The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representations are made as to the proper characterization of the securities offered by this prospectus and the related prospectus supplement for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any securities offered by this prospectus and the related prospectus supplement under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities offered by this prospectus and the related prospectus supplement may adversely affect the liquidity of the securities offered by this prospectus and the related prospectus supplement.

Accordingly, each investor whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with its legal advisors in determining whether and to what extent the securities offered by this prospectus and the related prospectus supplement of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHODS OF DISTRIBUTION

The securities offered hereby and by the applicable prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the sale. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC acting as underwriter with other underwriters, if any, named in that prospectus supplement. Even in the event of a firm commitment underwriting, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that the securities will be distributed by Wachovia Capital Markets, LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Wachovia Capital Markets, LLC acts as agent in the sale of securities, Wachovia Capital Markets, LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related assets as of the applicable cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase securities as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

Wachovia Capital Markets, LLC is an affiliate of the depositor. This prospectus may be used by Wachovia Capital Markets, LLC, to the extent required, in connection with market making transactions in the securities. Wachovia Capital Markets, LLC may act as principal or agent in market making transactions.

The depositor will indemnify Wachovia Capital Markets, LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Wachovia Capital Markets, LLC and any underwriters may be required to make in respect of indemnifications.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of mortgage loans or interests therein, including the securities.

The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale by their securities.

As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus and the related prospectus supplement. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If a trust’s assets include underlying securities (as described under “Description of the Trusts—Assets”), and the issuer of such underlying securities was not established under the direction of the sponsor and depositor of the securities offered hereby, then the offering of such underlying securities will have to be registered as a primary offering of such underlying securities in accordance with the Securities Act, unless each of the following is true:

•     Neither the issuer of the underlying securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the underlying securities and the securities offered hereby;

•     Neither the issuer of the underlying securities nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the securities offered hereby; and

•     The depositor would be free to publicly resell the underlying securities without registration under the Securities Act.

If any of the foregoing is not true, and the offering of such underlying securities will have to be registered as a primary offering of such underlying securities in accordance with the Securities Act, the prospectus relating to the offering of the underlying securities will be delivered along with, or combined with, this prospectus and the related prospectus supplement for the securities offered hereby, and such prospectus supplement will include any additional disclosure required by the Securities Act in connection with the offering of the underlying securities.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the securities of a series, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York.

RATINGS

It is a condition to the issuance of any class of securities offered by this prospectus and the related prospectus supplement that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating agency.

Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with asset-backed securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

WHERE YOU CAN FIND MORE INFORMATION

Wachovia Mortgage Loan Trust, LLC, as depositor, filed a registration statement, file number 333-130771, relating to the securities with the Securities and Exchange Commission or SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement and any other materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

The depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the SEC’s Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, telephone number (704) 715-8239.

In addition, the depositor may provide an issuing entity’s annual report on Form 10-K (including the compliance statements, assessments of compliance and attestation reports described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Servicing Agreements—Evidence as to Compliance” in this prospectus), distribution reports on Form 10-D (described under “Description of the Securities—Reports to Securityholders” in this prospectus), current reports on Form 8-K and amendments to those reports available through an Internet web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” information it files with the SEC, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of a trust until the termination of the offering of the related series of securities offered by this prospectus and the related prospectus supplement (including market making transactions by Wachovia Capital Markets, LLC, to the extent required, with respect to that series of securities, unless those market making transactions are exempt from the registration provisions of the Securities Act).

As a recipient of this prospectus, you may request a copy of any document the depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at Wachovia Mortgage Loan Trust, LLC, One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, telephone number (704) 715-8239.

The depositor or the related sponsor, servicer or originator may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet web site, and if the static pool information is provided through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

GLOSSARY

Agreement – With respect to each trust and series of securities, the pooling and servicing agreement, the indenture, the servicing agreement and/or the underlying servicing agreement, as applicable.

Bankruptcy Code – 11 U.S.C. Section 101 et seq.

Benefit Plans - Employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

Code – The Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code.

Collection Account – With respect to each trust and series of securities, the account or account established and maintained by the related servicer or trustee for the collection of payments or the related assets.

Cooperative – The cooperative housing corporation that owns a cooperative apartment building and that is owned by tenant-stockholders who enter into proprietary leases or occupancy agreements which confer exclusive rights to occupancy of specific units in that apartment building.

Equity Securities - Securities that are treated as equity interests for purposes of U. S. Department of Labor Regulations Section 2510.3-101.

Exemption - An individual administrative exemption the U.S. Department of Labor designated as Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Fitch – Fitch, Inc.

FHA – The Federal Housing Administration of the United States Department of Housing and Urban Development.

Moody’s - Moody’s Investors Service, Inc.

Non-Equity Securities – Securities that are not treated as equity interests for purposes of U. S. Department of Labor Regulations Section 2510.3-101.

PTCE - Prohibited Transaction Class Exemption.

Party in Interest - Any person that has a relationship with a Benefit Plan that is described in Section 3(14) of ERISA or Section 4975(d)(2) of the Code.

Restricted Group - The underwriters, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor with respect to assets of any trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the securities.

REO property – Collateral required by a trust through foreclosure or otherwise.

S&P - Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Act – The Securities Act of 1933, as amended.

Subordinate Equity Securities – Subordinate securities that are treated as equity interests for purposes of U. S. Department of Labor Regulations Section 2510.3-101.

Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust

Issuing Entity

Wachovia Mortgage Loan Trust, LLC Depositor	Wachovia Bank, National Association Seller and Sponsor

National City Mortgage Co. and Wells Fargo Bank, N.A. Servicers and Originators	U.S. Bank National Association Master Servicer and Certificate Administrator

$400,155,100

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-A

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

Wachovia Securities

May 23, 2006